Exhibit 10.6

Execution Copy

SPIRIT MASTER FUNDING, LLC, SPIRIT MASTER FUNDING II, LLC AND SPIRIT

MASTER FUNDING III, LLC

each, as Issuer,

and

EACH JOINING PARTY

each, as Issuer,

SPIRIT REALTY, L.P.

as Property Manager and Special Servicer

and

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

as Back-Up Manager

SECOND AMENDED AND RESTATED PROPERTY MANAGEMENT AND

SERVICING AGREEMENT

Dated as of May 20, 2014

Net-Lease Mortgage Notes

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		1

Section 1.01.	Defined Terms	1
Section 1.02.	Other Definitional Provisions	30
Section 1.03.	Certain Calculations in Respect of the Leases and the Mortgage Loans	31
Section 1.04.	Fee Calculations; Interest Calculations	33

ARTICLE II REPRESENTATIONS AND WARRANTIES; RECORDINGS AND FILINGS; BOOKS AND RECORDS; DEFECT, BREACH, CURE, REPURCHASE AND SUBSTITUTION; FINANCIAL COVENANTS		33

Section 2.01.	Representations and Warranties of Spirit Realty and the Back-Up Manager	33
Section 2.02.	Representations and Warranties of the Issuers	36
Section 2.03.	Recordings and Filings; Books and Records	38
Section 2.04.	Repurchase or Transfer for Collateral Defects and Breaches of Representations and Warranties	39
Section 2.05.	Non-Petition	42

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGED PROPERTIES AND LEASES		42

Section 3.01.	Administration of the Mortgaged Properties, Leases and Mortgage Loans	42
Section 3.02.	Collection of Lease Payments and Loan Payments; Lockbox Accounts; Lockbox Transfer Accounts	44
Section 3.03.	Collection of Real Estate Taxes and Insurance Premiums; Servicing Accounts; Property Protection Advances; P&I Advances; Emergency Property Expenses	45
Section 3.04.	Collection Account; Release Account	51
Section 3.05.	Withdrawals From the Collection Account and the Release Account	53
Section 3.06.	Investment of Funds in the Collection Account and the Release Account	55
Section 3.07.	Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage	56
Section 3.08.	Enforcement of Alienation Clauses; Consent to Assignment	59
Section 3.09.	Realization Upon Specially Serviced Assets	60
Section 3.10.	Issuers, Custodian and Indenture Trustee to Cooperate; Release of Lease Files and Loan Files	63
Section 3.11.	Servicing Compensation; Interest on Property Protection Advances	64
Section 3.12.	Property Inspections; Collection of Financial Statements; Delivery of Certain Reports	67
Section 3.13.	Annual Statement as to Compliance	68
Section 3.14.	Reports by Independent Public Accountants	69

EXHIBITS

EXHIBIT A-1	MORTGAGED PROPERTY SCHEDULE

EXHIBIT A-2	MORTGAGE LOAN SCHEDULE

EXHIBIT B	FORM OF REQUEST FOR RELEASE — PROPERTY MANAGER

EXHIBIT C	FORM OF REQUEST FOR RELEASE — SPECIAL SERVICER

EXHIBIT D	FORM OF LIMITED POWERS OF ATTORNEY FROM ISSUER OR INDENTURE TRUSTEE

EXHIBIT E	CALCULATION OF FIXED CHARGE COVERAGE RATIOS

EXHIBIT F	FORM OF DETERMINATION DATE REPORT

EXHIBIT G	FORM OF JOINDER AGREEMENT

EXHIBIT H	INDENTURE

This SECOND AMENDED AND RESTATED PROPERTY MANAGEMENT AND SERVICING AGREEMENT, dated as of May 20, 2014 (as amended, modified or otherwise modified, the “Agreement”), is made among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, and each Joining Party, each as an issuer (each, an “Issuer” and, collectively, the “Issuers”), Spirit Realty, L.P. (“Spirit Realty”), as property manager and special servicer (together with its successors in such capacities, the “Property Manager” and “Special Servicer,” respectively), and Midland Loan Services, a division of PNC Bank, National Association, as Back-Up Manager (together with its successors in such capacity, the “Back-Up Manager”).

PRELIMINARY STATEMENT

As of the Applicable Series Closing Date, the Issuers own the Mortgaged Properties and related Leases as indicated on Exhibit A-1 and the Mortgage Loans as indicated on Exhibit A-2 and each Issuer has pledged such Mortgaged Properties, Leases and Mortgage Loans owned by it to the Indenture Trustee as security for the indebtedness evidenced by the Indenture and each Series of Notes issued under the Indenture. Spirit Realty has agreed to provide property management services with respect to the Mortgaged Properties and to service the Leases and the Mortgage Loans as set forth herein.

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms.

Whenever used in this Agreement, including in the Preliminary Statement, the words and phrases set forth below, unless the context otherwise requires, shall have the meanings specified in this Section 1.01. Capitalized terms used in this Agreement, including the Preliminary Statement, and not defined herein, unless the context otherwise requires, shall have the respective meanings specified in Section 1.01 of the Indenture (as defined below).

“30/360 Basis”: The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Account Control Agreement”: An agreement with respect to a deposit account or a securities account, in form and substance satisfactory to the Indenture Trustee, pursuant to which the institution at which such account is maintained agrees to follow the instructions or entitlement orders, as the case may be, of the Indenture Trustee with respect thereto.

“Additional Rent”: With respect to any Lease, in addition to fixed rent or base rent thereunder, rent, if any, calculated as a percentage of the total sales generated by the related Tenant at the related Mortgaged Property in excess of the Monthly Lease Payments for the prior calendar year.

“Additional Servicing Compensation”: Property Manager Additional Servicing Compensation and/or Special Servicer Additional Servicing Compensation, as the context may require.

“Advance”: Any Property Protection Advance and/or P&I Advance, as the context may require.

“Advance Interest”: Interest accrued on any Advance at the Reimbursement Rate and payable to the Property Manager, Indenture Trustee or the Back-Up Manager, as the case may be, in accordance with the terms hereof.

“Aggregate Collateral Value”: As defined in the Indenture.

“Aggregate Note Principal Balance”: As defined in the Indenture.

“Aggregate Series Principal Balance”: As defined in the Indenture.

“Allocated Loan Amount”: For any Mortgage Loan or Mortgaged Property (that does not otherwise secure a Mortgage Loan) as of any date of determination, the product of (i) the Collateral Value of such Mortgage Loan or Mortgaged Property, as applicable, multiplied by (ii) a fraction, the numerator of which is the Aggregate Series Principal Balance at such time and the denominator of which is the Aggregate Collateral Value, in each case as of such date of determination.

“Applicable Series Closing Date”: May 20, 2014.

“Appraised Value”: (X) For any Mortgaged Property included (or to be included) in the Collateral Pool or securing a Mortgage Loan included (or to be included) in the Collateral Pool other than an Equipment Loan, an appraised value determined pursuant to an independent MAI appraisal in accordance with the Uniform Standards of Professional Appraisal Practice (as recognized by the Financial Institutions Reform, Recovery and Enforcement Act of 1989) and which takes into account the leased fee value of the related buildings and land of such Mortgaged Property, consistent with industry standards, and excludes the value of equipment and other tangible personal property and business enterprise value, and (1) with respect to any Mortgage Loan (other than an Equipment Loan) included in the Collateral Pool as of a Series Closing Date (including the Applicable Series Closing Date), is the most recent full narrative (complete summary) or limited scope (limited restricted) MAI appraisal obtained by the Property Manager with respect to the related Mortgaged Property, (2) with respect to any Mortgaged Property included in the Collateral Pool as of a Series Closing Date (including the Applicable Series Closing Date), is the most recent full narrative (complete summary) or limited scope (limited restricted) MAI appraisal obtained by the Property Manager with respect to such Mortgaged Property or (3) with respect to any Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property added (or to be added) to the Collateral Pool since the most recent Series Closing Date (including the Applicable Series Closing Date), is either (a) a full narrative (complete summary) MAI appraisal or (b) with respect to a related Mortgaged Property operated within the Restaurant Business Sector (as defined in the Indenture), a limited scope (limited restricted) MAI appraisal obtained within 12 months prior to the date such Qualified

Substitute Mortgage Loan or Qualified Substitute Mortgaged Property is pledged as part of the Collateral Pool; provided, that, in the event that, at any time subsequent to a Series Closing Date, in accordance with the Servicing Standard, the Property Manager or Special Servicer determines that obtaining a new Appraised Value is necessary, a full narrative (complete summary) or, with respect to a related Mortgaged Property operated within the Restaurant Business Sector, limited scope (limited restricted) MAI appraisal obtained by the Property Manager or the Special Servicer with respect to such Mortgaged Property or (Y) for any Equipment Loan included or to be included in the Collateral Pool, as specified in the most recent Series Supplement.

“Asset File”: A Loan File or a Lease File, as the context requires.

“Assignment of Leases”: With respect to any Mortgage Loan, any assignment of leases, rents and profits or similar document or instrument executed by the Borrower in connection with the origination or subsequent modification or amendment of the related Mortgage Loan.

“Authorized Officer”: With respect to an Issuer, any person who is authorized to act for such Issuer and who is identified on the list delivered by such Issuer to the Indenture Trustee on each Series Closing Date (as such list may be modified or supplemented from time to time thereafter by the Issuer).

“Available Amount”: The Available Amount on any Payment Date will consist of the aggregate of all amounts received in respect of the Collateral Pool during the immediately preceding Collection Period and on deposit in the Collection Account on the immediately preceding Determination Date, including amounts earned, if any, on the investment of such funds on deposit in the Collection Account and the Release Account during the immediately preceding Collection Period, Unscheduled Proceeds, amounts received on account of payments under any Guaranties, and any amounts received on account of payments under the Performance Undertaking and the Environmental Indemnity Agreement, and any amounts released from the Cashflow Coverage Reserve Account to be treated as Available Amounts in accordance with the Indenture on such Payment Date and any other amounts deposited in the Payment Account in order to be applied as Available Amount on such Payment Date, but excluding (i) amounts on deposit in the Release Account and not transferred to the Collection Account for such Payment Date, (ii) the amount of any collections allocated to Companion Loans, if any, as provided in the applicable Pari Passu Co-Lender Agreements, (iii) the amount of any Additional Servicing Compensation, (iv) amounts received on account of Excess Cashflow (so long as no Early Amortization Event or Sweep Period has occurred and is continuing), (v) amounts withdrawn from the Collection Account to reimburse the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, for any unreimbursed Advances (plus interest thereon) and to pay the Property Management Fee, the Back-Up Fee, any Special Servicing Fee, Workout Fees or Liquidation Fees and any Emergency Property Expenses, (vi) amounts required to be paid by the Issuer as the lessor under the related Leases in respect of sales taxes, (vii) any amount received from a Tenant or Borrower as reimbursement for any cost paid by or on behalf of any Issuer as lessor or lender under a related Lease or Mortgage Loan, as applicable, and (viii) any amounts collected by or on behalf of any Issuer as lender or lessor and held in escrow or impound to pay future obligations due under a Mortgage Loan or Lease, as applicable.

“Average Cashflow Coverage Ratio”: With respect to any Determination Date, the average of the Cashflow Coverage Ratios for such Determination Date and each of the two immediately preceding Determination Dates; provided, however, that the Average Cashflow Ratio shall not be calculated until the third Determination Date following the Applicable Series Closing Date.

“Back-Up Fee”: With respect to each Mortgage Loan and each Mortgaged Property, the fee payable to the Back-Up Manager pursuant to Section 3.11(h).

“Back-Up Fee Rate”: With respect to each Mortgage Loan and each Mortgaged Property, a fixed percentage rate equal to 0.0075% per annum.

“Back-Up Manager”: Midland Loan Services, a division of PNC Bank, National Association, a Delaware corporation, or its successor in interest.

“Balloon Loan”: Mortgage Loans which have substantial payments of principal (relative to the initial principal balance of such Mortgage Loan) due at their stated maturities.

“Bankruptcy Code”: The federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Borrower”: For any Mortgage Loan, the obligor or obligors on the related Mortgage Note, including any Person that has acquired the related collateral and assumed the obligations of the original obligor or obligors under such Mortgage Note.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, Scottsdale, Arizona, or any other city in which is located the principal office of an Issuer, the Primary Servicing Office of the Property Manager or the Special Servicer or the Indenture Trustee’s office.

“Cashflow Coverage Ratio”: With respect to any Determination Date and the Collateral Pool, the ratio, expressed as a fraction, the numerator of which is the Cashflow Coverage Ratio Numerator for such Determination Date, and the denominator of which is the Total Debt Service for such Determination Date.

“Cashflow Coverage Ratio Numerator”: With respect to any Determination Date, the sum of (i) the Monthly Loan Payments and the Monthly Lease Payments received during the Collection Period ending on such Determination Date, (ii) any income earned from the investment of funds on deposit in the Collection Account and the Release Account during the Collection Period ending on such Determination Date and (iii) any net payments received by any Issuer under the applicable hedge agreements for any Series of Notes for the Payment Date relating to such Determination Date.

“Cashflow Coverage Reserve Account”: As defined in the Indenture.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Class Principal Balance”: As defined in the Indenture.

“Closing Date Period” means the period from (and including) the most recent Series Closing Date until (and excluding) the next occurring Series Closing Date; provided, that the initial Closing Date Period shall commence on the Applicable Series Closing Date.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral”: As defined in the Indenture.

“Collateral Agent”: As defined in the Indenture.

“Collateral Defect”: As defined in Section 2.04(a).

“Collateral Pool”: As defined in the Indenture.

“Collateral Value”: As of any determination date (i) with respect to each Mortgaged Property (that does not otherwise secure a Mortgage Loan), the Appraised Value of such Mortgaged Property as of the First Collateral Date with respect thereto; provided, that, in the event that the Property Manager has caused a Global Appraisal Event to occur, the “Collateral Value” of such Mortgaged Property will be the Re-Appraised Value determined with respect to such Mortgaged Property in connection with such Global Appraisal Event or (ii) with respect to each Mortgage Loan, the lesser of (a) the Appraised Value of the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and (b) the outstanding principal balance of such Mortgage Loan.

“Collection Account”: The segregated account or accounts created and maintained by the Property Manager in the name of the Indenture Trustee, held on behalf of the Noteholders, for the collection of payments on the Mortgage Loans and Leases.

“Collection Account Agreement”: As defined in Section 3.04(a).

“Collection Account Bank”: As defined in Section 3.04(a).

“Collection Period”: With respect to any Payment Date, the period commencing immediately after the Determination Date in the month preceding the month in which such Payment Date occurs and ending on (and including) the Determination Date related to such Payment Date.

“Companion Loans”: A mortgage loan which is secured, on a pari passu basis by the same Mortgaged Property that secures a Mortgage Loan included in the Collateral Pool

“Condemnation Proceeds”: All proceeds received in connection with the condemnation of, or granting an easement on, any Mortgaged Property other than proceeds applied to the restoration of such Mortgaged Property or released to the related Tenant or Borrower in accordance with the Servicing Standard.

“Control Person”: With respect to any Person, anyone that constitutes a “controlling person” of such Person within the meaning of the Securities Act of 1933, as amended.

“Controlling Party”: As defined in the Indenture.

“Corrected Lease”: Any Specially Serviced Lease with respect to which, as of any date of determination, one or more of the following as are applicable shall have occurred with respect to each Specially Serviced Lease Trigger Event that previously occurred with respect to such Specially Serviced Lease:

(i)	with respect to the circumstances described in clause (a) of the definition of the term “Specially Serviced Lease”, the related Tenant has made three consecutive full and timely Monthly Lease Payments under the terms of such Lease (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Tenant or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer) or such Lease has been terminated and the related Mortgaged Property has been re-leased;

(ii)	with respect to the circumstances described in clause (b) of the definition of the term “Specially Serviced Lease”, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

(iii)	with respect to the circumstances described in clause (c) of the definition of the term “Specially Serviced Lease”, the Special Servicer determines that the applicable Tenant likely will be able to make future Monthly Lease Payments;

(iv)	with respect to the circumstances described in clause (d) of the definition of the term “Specially Serviced Lease”, such default is cured; and

(v)	with respect to the circumstances described in clause (e) of the definition of the term “Specially Serviced Lease”, such proceedings are terminated.

“Corrected Loan”: Any Specially Serviced Loan with respect to which, as of any date of determination, one or more of the following as are applicable shall have occurred with respect to each Specially Serviced Loan Trigger Event that previously occurred with respect to such Specially Serviced Loan:

(i)	with respect to the circumstances described in clause (a) of the definition of the term “Specially Serviced Loan”, the related Borrower has made three consecutive full and timely Monthly Loan Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(ii)	with respect to the circumstances described in clause (b) of the definition of the term “Specially Serviced Loan”, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

(iii)	with respect to the circumstances described in clause (c) of the definition of the term “Specially Serviced Loan”, the Special Servicer determines that the applicable Borrower likely will be able to make future Monthly Loan Payments;

(iv)	with respect to the circumstances described in clause (d) of the definition of the term “Specially Serviced Loan”, such default is cured; and

(v)	with respect to the circumstances described in clause (e) of the definition of the term “Specially Serviced Loan”, such proceedings are terminated.

“Cure Party”: (i) With respect to any Mortgaged Property, Mortgage Loan, Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property acquired by the applicable Issuer from an Originator, such Originator; (ii) with respect to any Mortgage Loan, Mortgaged Property, Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan acquired by the applicable Issuer from a third party unaffiliated with Spirit Realty, such Issuer; and (iii) in the case of either of (i) or (ii), Spirit Realty in its capacity as Support Provider under the Performance Undertaking.

“Custodian”: As defined in the Indenture.

“Custodian Inventory List”: As defined in the Custody Agreement.

“Custody Agreement”: The Second Amended and Restated Custody Agreement, dated as of the Applicable Closing Date, among the Issuers, the Indenture Trustee and the Custodian, as the same may be amended from time to time.

“Default Interest”: With respect to any (i) Lease, any amounts collected thereon (other than late payments, late payment charges or amounts representing the Third Party Option Price paid by the related the Tenant) that represent penalty interest accrued at the rate specified in the related lease agreement and (ii) Mortgage Loan, any amounts collected thereon (other than late payments, late payment charges or Yield Maintenance Premiums) that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan accrued at the related Interest Rate.

“Defaulted Asset”: Any Mortgage Loan or Mortgaged Property included in the Collateral Pool, with respect to which a default occurs under the applicable Mortgage Loan or Lease, respectively, that materially and adversely affects the interest of the applicable Issuer and that continues unremedied for the applicable grace period under the terms of such Mortgage Loan or Lease (or, if no grace period is specified, for 30 days).

“Defaulting Party”: As defined in Section 6.01(b).

“Deficiency”: As defined in Section 4.01(c).

“Delinquent Asset”: Any Mortgage Loan or Mortgaged Property included in the Collateral Pool (other than a Defaulted Asset), with respect to which any Monthly Loan Payment or Monthly Lease Payment, as applicable, becomes delinquent for 60 or more consecutive days

“Determination Date”: With respect to any Payment Date, the 7th day of the month in which such Payment Date occurs or, if such 7th day is not a Business Day, the Business Day immediately succeeding such 7th day.

“Determination Date Report”: As defined in Section 4.01(a).

“Distribution Industry”: All industry sectors where goods are sold wholesale.

“Due Date”: With respect to any Mortgage Loan or Lease, the day of each calendar month on which the Monthly Loan Payment or Monthly Lease Payment, as applicable, with respect thereto is due.

“Early Amortization Event”: As defined in the Indenture.

“Eligible Account”: As defined in the Indenture.

“Eligible Successor”: An entity which, at the time it is appointed as Successor Property Manager or Successor Special Servicer, (i) is legally qualified and has the capacity to carry out the duties and obligations hereunder of the Property Manager or Special Servicer, as applicable, and (ii) has demonstrated the ability to administer professionally and competently a portfolio of leases, mortgaged properties and mortgage loans that are similar to the Leases, Mortgaged Properties and Mortgage Loans with high standards of skill and care.

“Emergency Property Expenses”: As defined in Section 3.03(e).

“Environmental Condition Mortgaged Property”: Any (i) Mortgaged Property on which a gasoline station is operated, (ii) Mortgaged Property on which, to the Property Manager’s knowledge, oil or other hazardous materials are stored in underground storage tanks, (iii) Mortgaged Property in the Gas/Propane Facilities Business Sector, (iv) Mortgaged Property in the Light Manufacturing Business Sector or (v) any other Mortgaged Property that the Property Manager believes, in its reasonable discretion exercised in accordance with the Servicing Standard (including based on the review of any Environmental Report), has a material risk of declining in value due to environmental conditions existing on or in respect of such Mortgaged Property; provided that no Mortgaged Property described in clauses (i) through (v) shall be an Environmental Condition Mortgaged Property if the Rating Condition is satisfied with respect to the acquisition of such Mortgaged Property by an Issuer.

“Environmental Indemnity Agreement”: As defined in the Indenture.

“Environmental Insurer”: Any Qualified Insurer that issues Environmental Policies relating to any of the Mortgage Loans or Mortgaged Properties.

“Environmental Policy”: Any insurance policy issued by an Environmental Insurer, together with any endorsements thereto, providing insurance coverage for losses, with respect to certain Mortgage Loans or Mortgaged Properties, caused by the presence of hazardous substances on, or the migration of hazardous substances from, the related Mortgaged Properties.

“Equipment Loan”: Any commercial equipment loan secured by equipment used in the operation of a commercial real estate property and listed on the Mortgage Loan Schedule.

“Escrow Payment”: Any payment received by the Property Manager or the Special Servicer for the account of any Obligor or otherwise deposited in the Servicing Account for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

“Event of Default”: As defined in the Indenture.

“Excess Cashflow”: As defined in the Indenture.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Extraordinary Expense”: As defined in the Indenture.

“Fair Market Value”: With respect to any Mortgaged Property or Mortgage Loan secured by a Mortgaged Property, at any time, a price determined by the Property Manager (or by the Special Servicer with respect to a Specially Serviced Asset) in accordance with the Servicing Standard and Section 7.01(b).

“FDIC”: Federal Deposit Insurance Corporation or any successor.

“Financing Statement”: A financing statement either filed or recorded or in a form suitable for filing and recording under the applicable Uniform Commercial Code.

“First Collateral Date”: With respect to any Mortgaged Property or Mortgage Loan, (i) in the event that such Mortgaged Property or Mortgage Loan was owned by an Issuer on the Series Closing Date on which such Issuer became an “Issuer” hereunder, such Series Closing Date or (ii) otherwise, the Transfer Date with respect thereto.

“Fixed Charge Coverage Ratio” or “FCCR”: The fixed charge coverage ratio determined in accordance with the provisions of Exhibit E attached hereto.

“FNMA”: Federal National Mortgage Association or any successor.

“GAAP”: Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

“Global Appraisal Event”: An event that shall occur when the Property Manager, within a one-year period, both (i) causes new Appraised Values to be determined with respect to all of the Mortgaged Properties and (ii) designates (in its sole discretion) that a “Global Appraisal Event” has occurred in connection therewith.

“Grant”: As defined in the Indenture.

“Granting Clause”: The Granting Clause set forth in the Indenture.

“Ground Lease”: With respect to any Mortgaged Property the fee interest in which is owned by an Issuer or the related Borrower, the lease agreement, if any, pursuant to which such Issuer leases the land relating to such Mortgaged Property to the related tenant and such tenant owns the buildings and other improvements on such Mortgaged Property.

“Guaranty”: With respect to any Lease or Mortgage Loan, the guaranty, if any, related to such Lease or Mortgage Loan executed by an individual or an Affiliate or parent of the Tenant or Borrower, as applicable, in favor of the lessor or the lender, as applicable.

“Hazardous Materials”: As defined in the Indenture.

“Indenture”: The Second Amended and Restated Master Indenture, dated as of the Applicable Series Closing Date, among the Issuers and the Indenture Trustee, relating to the issuance of the Notes, including all amendments, supplements and other modifications thereto and any additional indenture between the Indenture Trustee and any Issuer.

“Indenture Trustee”: Citibank, N.A., a national banking association, in its capacity as indenture trustee under the Indenture, or its successor in interest or any successor indenture trustee appointed as provided in the Indenture.

“Indenture Trustee Fee”: As defined in the Indenture.

“Independent”: When used with respect to any specified Person, any such Person who (i) is not an Issuer, an Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or an Affiliate thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates, and (iii) is not connected with the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, the Special Servicer or an Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by any Issuer, any Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or an Affiliate thereof, as the case may be.

“Industrial Industry”: All sectors that process or manufacture raw materials or goods used as inputs for manufacturing or to be sold to end users.

“Industry Group”: Any industry sector including, but not limited to the following: (a) the Retail Industry; (b) the Distribution Industry; (c) the Service Industry, (d) the Industrial Industry and (e) any additional Industry Group specified in a Series Supplement.

“Initial Closing Date”: As defined in the Indenture.

“Initial Purchaser”: As defined in the Indenture.

“Interest Accrual Period”: With respect to each Due Date related to any Mortgage Loan, the applicable period specified in the related Loan Documents.

“Interest Rate”: With respect to any Mortgage Loan, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time during any Interest Accrual Period in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.19 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower.

“Interested Person”: The Issuers, the Issuer Members, the Property Manager, the Special Servicer, any holder of Notes or an Affiliate of any such Person.

“Issuer”: Each of Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, and any Joining Party or, in any such case, its successor in interest, as the context may require. References to a “related” or “applicable” Issuer shall refer to the Issuer that owns the Collateral being addressed.

“Issuer Member”: With respect to any Issuer, the holder of the LLC Interests with respect to such Issuer, and with respect to any Joining Party, as indicated in the applicable Joinder Agreement.

“Joinder Agreement”: With respect to any Series of Notes (other than any Series of Notes that was issued on the Applicable Series Closing Date), the Joinder Agreement, dated as of the applicable Series Closing Date, among the applicable Joining Party, the Property Manager, the Special Servicer and the Back-Up Manager, substantially in the form of Exhibit G attached hereto.

“Joining Party”: Any Spirit SPE, as indicated in the applicable Joinder Agreement.

“Lease”: Each lease listed on the Mortgaged Property Schedule and from time to time included in the Collateral Pool. As used herein, the term “Lease” includes the related lease agreement and other documents contained in the related Lease File as the context may require.

“Lease Documents”: Any related lease agreement, non-disturbance agreement, guaranty or other agreement or instrument, to the extent made for the benefit of the related Originator.

“Lease File”: As defined in the Custody Agreement.

“Lease Security Deposit”: As defined in Section 3.03(a).

“Lease Transfer Mortgaged Property”: As defined in Section 7.03.

“Liquidated Lease”: A Defaulted Asset that is a Lease with respect to which the related Mortgaged Property has been either re-leased or sold, or any Lease related to a Mortgaged Property sold, exchanged or otherwise disposed of by such Issuer, whether or not a Defaulted Asset.

“Liquidation Fee”: The fee payable to the Special Servicer pursuant to Section 3.11(g).

“Liquidation Fee Rate”: A percentage equal to 0.50%.

“Liquidation Proceeds”: All cash proceeds and all other amounts (other than Property Insurance Proceeds and REO Revenues) received by the applicable Issuer, the Property Manager, or the Special Servicer and retained in connection with the liquidation of any Mortgage Loan, Lease or Mortgaged Property which is (or relates to) a Defaulted Asset; all cash proceeds and all other amounts (other than Property Insurance Proceeds and REO Revenues) from the release or substitution of any Mortgage Loan or Mortgaged Property other than to the extent deposited into the Release Account; all proceeds from the investment of funds on deposit in the Release Account; and all cash proceeds from the release or substitution of any Mortgage Loan or Mortgaged Property transferred from the Release Account to the Collection Account pursuant to Section 3.04(b).

“LLC Agreement”: With respect to (i) any Issuer that constitutes an Issuer as of the date hereof, such Issuer’s limited liability company agreement and (ii) any other Issuer, as indicated in the applicable Joinder Agreement, in each case as the same may be amended from time to time in accordance with the terms thereto and the Indenture.

“LLC Interests”: The limited liability company interests issued pursuant to an LLC Agreement.

“Loan Agreement”: The agreement pursuant to which a Mortgage Loan was made.

“Loan Documents”: With respect to each of the Mortgage Loans, the related Loan Agreement, if any, and Mortgage Note, and any related Mortgage, Guaranty or other agreement or instrument, to the extent made for the benefit of the related lender or holder of the Mortgage Note.

“Loan File”: As defined in the Custody Agreement.

“Loan-to-Value Ratio”: With respect to any Mortgage Loan and any commercial real estate loan proposed to be included in the Collateral Pool as a Qualified Substitute Mortgage Loan, a ratio, expressed as a percentage, the numerator of which is the unpaid principal balance of such Mortgage Loan (or proposed Qualified Substitute Mortgage Loan) and the denominator of which is the Appraised Value of the Mortgaged Property securing such Mortgage Loan (or the Mortgaged Property securing the proposed Qualified Substitute Mortgage Loan).

“Lockbox Account”: The account or accounts created and maintained pursuant to Section 3.02(b).

“Lockbox Account Bank”: As defined in Section 3.02(b).

“Lockbox Transfer Account”: The account or accounts created and maintained pursuant to Section 3.02(c).

“Lockbox Transfer Account Bank”: As defined in Section 3.02(c).

“MAI”: A designation signifying that the designee is a member of the Appraisal Institute, a real estate appraisers and valuation professionals trade group.

“Modified Collateral Detail and Realized Loss Report”: As defined in Section 4.01(c).

“Monthly Lease Payment”: With respect to any Lease (except as otherwise described in the Mortgaged Property Schedule), the fixed or “base” rent monthly lease payment that is actually payable by the related Tenant from time to time under the terms of such Lease, after giving effect to any provision of such Lease providing for periodic increases in such fixed or “base” rent by fixed percentages or dollar amounts or by percentages based on increases in a consumer price index.

“Monthly Loan Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of interest and, if applicable, principal due on such Mortgage Loan that is or would be, as the case may be, payable by the related Borrower on each Due Date under the terms of the related Mortgage Note as in effect on the First Collateral Date with respect to such Mortgage Loan, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.19, and assuming that each prior Monthly Loan Payment has been made in a timely manner.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgage”: With respect to any Mortgaged Property, a mortgage (or deed of trust or deed to secure debt), assignment of leases and rents, security agreement and fixture filing or similar document executed by the applicable Issuer or the related Borrower, as applicable, pursuant to which such Issuer or Borrower grants a lien on its interest in such Mortgaged Property in favor of the Collateral Agent or the initial lender of the related Mortgage Loan, as applicable.

“Mortgage Loan”: Each fixed-rate or adjustable-rate, monthly pay, first lien, commercial mortgage loan (including each fixed-rate or adjustable-rate, monthly pay, first lien Equipment Loan), as listed on the Mortgage Loan Schedule and from time to time included in the Collateral Pool.

“Mortgage Loan Schedule”: The list of Mortgage Loans transferred to each Issuer as part of the Collateral Pool and attached hereto as Exhibit A-2 (as such list may be amended upon each Series Closing Date and each Transfer Date, and otherwise be amended from time to time in accordance with the Transaction Documents, including to reflect the conveyance by an Issuer of any Mortgage Loan pursuant to the terms hereof). Such list shall set forth the following information with respect to each Mortgaged Loan:

(i)	the street address (including city, state and zip code) of the related Mortgaged Property (if any);

(ii)	the related Issuer loan number and name of Borrower;

(iii)	the initial Appraised Value of any related Mortgaged Property; and

(iv)	the Mortgage Loan’s maturity date, if applicable.

“Mortgage Note”: The original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“Mortgaged Property”: Each parcel of real property listed on the Mortgaged Property Schedule, the fee or leasehold interest in which is from time to time included in the Collateral Pool, and each parcel of real property or leasehold interest in a commercial real estate property securing a Mortgage Loan, including (to the extent not property of the related Tenant) the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements or improvements now or hereinafter erected or located on such parcel and appurtenant easements and other property rights relating thereto.

“Mortgaged Property Schedule”: The list of Mortgaged Properties and Leases transferred to each Issuer as part of the Collateral Pool and attached hereto as Exhibit A-1 (as such list may be amended upon each Series Closing Date and each Transfer Date, and otherwise be amended from time to time in accordance with the Transaction Documents, including to reflect the conveyance by an Issuer of any Mortgaged Property pursuant to the terms hereof). Such list shall set forth the following information with respect to each Mortgaged Property:

(i)	the street address (including city, state and zip code) of the Mortgaged Property;

(ii)	the related Issuer lease number and name of Tenant;

(iii)	the Appraised Value; and

(iv)	the Lease’s final payment date.

“Net Default Interest”: With respect to any (i) Lease, any Default Interest collected thereon, net of any unreimbursed Advance Interest accrued on Property Protection Advances made in respect of such Lease and reimbursable from such Default Interest in accordance with the terms hereof and (ii) Mortgage Loan, any Default Interest collected thereon, net of any unreimbursed Advance Interest accrued on Property Protection Advances made in respect of such Mortgage Loan and reimbursable from such Default Interest in accordance with the terms hereof.

“Net Investment Earnings”: The amount by which the aggregate of all interest and other income realized during a Collection Period on funds held in the Collection Account and/or the Release Account (as the context may require), if any, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds.

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance and/or Nonrecoverable Property Protection Advance, as the context may require.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of any Payment Date, that, as determined by the Property Manager (or, if applicable, the Back-Up Manager or Indenture Trustee), in its commercially reasonable, good faith business judgment and (other than with respect to any such determination made by the Indenture Trustee) in accordance with the Servicing Standard, will not be ultimately recoverable by it from the proceeds on the Collateral Pool allocated in accordance with the priority set forth in Section 2.11 of the Indenture with respect to the payment of Collateral Pool Expenses.

“Nonrecoverable Property Protection Advance”: Any Property Protection Advance previously made or proposed to be made in respect of a Mortgaged Property (including any Lease related thereto) or Mortgage Loan that, as determined by the Property Manager (or, if applicable, the Back-Up Manager or Indenture Trustee), in its commercially reasonable good faith business judgment and (other than with respect any such determination made by the Indenture Trustee) in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Property Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of the related Mortgage Loan or Mortgaged Property or related Lease with respect to which such Property Protection Advance was (or is proposed to be) made (including any Monthly Lease Payments in respect of any Lease added to the Collateral upon any re-leasing of the related Mortgaged Property).

“Note Registrar”: As defined in the Indenture.

“Notes”: As defined in the Indenture.

“Noteholders”: As defined in the Indenture.

“Obligor”: A Tenant or a Borrower, as the context requires.

“Officer’s Certificate”: A certificate signed by a Servicing Officer of the Property Manager or the Special Servicer or a Responsible Officer of the Indenture Trustee or the applicable Issuer Member on behalf of an Issuer, as the case may be, and with respect to any other Person, a certificate signed by the Chairman of the Board, the President, a Vice President or Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of such Person.

“Opinion of Counsel”: A written opinion of counsel (which shall be rendered by counsel that is Independent of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager and the Special Servicer) in form and substance reasonably acceptable to and delivered to the addressees thereof.

“Originators”: Collectively, each of Spirit Realty and its Affiliates which has conveyed one or more Mortgage Loans or Mortgaged Properties to an Issuer pursuant to a Property Transfer Agreement or otherwise.

“OTS”: The Office of Thrift Supervision or any successor thereto.

“P&I Advance”: As defined in Section 3.03(g) hereof.

“P&I Shortfall”: With respect to any Series of Notes and any Payment Date, in the event that the Series Available Amount allocated (or to be allocated) to such Series of Notes in respect of such Payment Date will be insufficient to pay in full (x) the P&I Shortfall Scheduled Principal Payment (if any), in respect of the Notes of such Series due on such Payment Date and (y) accrued and unpaid Note Interest in respect of the Notes of such Series due on such Payment Date, in each case in accordance with the terms of the Series Supplement with respect to such Series of Notes, the amount of such insufficiency for such Payment Date. For the avoidance of doubt and notwithstanding the foregoing, in no event shall P&I Shortfall include any Make Whole Amount, Post-ARD Additional Interest or Deferred Post-ARD Additional Interest

“P&I Shortfall Scheduled Principal Balance”: With respect to any Series of Notes and any Payment Date, the Scheduled Principal Payment (if any) with respect to each Class of Notes in such Series other than any such Class of Notes whose Anticipated Repayment Date (x) occurs on such Payment Date or (y) has occurred prior to such Payment Date.

“Pari Passu Co-Lender Agreements”: Any co-lender agreement relating to any Issuer acquiring Pari Passu Loans secured by Mortgaged Properties that also secure Companion Loans held by parties other than such Issuer.

“Pari Passu Loans”: Mortgage Loans secured by Mortgaged Properties that also secure on a pari passu basis any Companion Loans.

“Payment Account”: As defined in the Indenture.

“Payment Date”: As defined in the Indenture.

“Payoff Amount”: An amount equal to the Collateral Value of any Mortgage Loan or Mortgaged Property, as applicable, as of the First Collateral Date with respect to such Mortgage Loan or Mortgaged Property, plus any due and unpaid Monthly Loan Payment(s) or Monthly Lease Payment(s), as applicable, and any unreimbursed Property Protection Advances (plus Advance Interest thereon), Emergency Property Expenses, Liquidation Fees, Workout Fees, Special Servicing Fees and Extraordinary Expenses, in each case with respect to such Mortgage Loan or Mortgaged Property or the related Lease.

“Percentage Rent”: With respect to any Lease that does not provide for the payment of fixed rent, the rent thereunder, if any, calculated solely as a percentage of the total sales generated by the related Tenant at the related Mortgaged Property.

“Performance Undertaking”: As defined in the Indenture.

“Permitted Investments”: Any one or more of the following obligations or securities:

(i)	direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof; provided, that such obligations are backed by the full faith and credit of the United States of America and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(ii)	obligations of the following agencies or instrumentalities of the United States of America: the Export-Import Bank, the Farm Credit System Financial Assistance Corporation, the Rural Economic Community Development Administration, the General Services Administration, the U.S. Maritime Administration, the Small Business Administration, the Government National Mortgage Association, the U.S. Department of Housing & Urban Development, the Federal Housing Administration and the Federal Financing Bank; provided, that such obligations are backed by the full faith and credit of the United States of America, have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and do not have an “r” highlight attached to any rating and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(iii)

direct obligations of the following agencies or instrumentalities of the United States of America that are not backed by the full faith and credit of the United States: the Resolution Funding Corporation, the Federal Home Loan Bank System (senior debt obligations only), the Federal National Mortgage Association (senior debt obligations rated “Aaa” by Moody’s and “AAA” by S&P only) or the Federal Home Loan Mortgage Corporation (senior debt obligations rated “Aaa” by Moody’s and “AAA”

by S&P only); provided, that such obligations have a predetermined amount of principal due at maturity (that cannot vary or change) and do not have an “r” highlight attached to any rating and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(iv)	uncertificated certificates of deposit, time deposits and bankers’ acceptances having maturities of not more than 360 days, of any bank or trust company organized under the laws of the United States of America or any state thereof; provided, that such items are rated in the highest short-term debt rating category of each Rating Agency or such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to any Insurance Policy (as evidenced in writing by each Rating Agency), do not have an “r” highlight affixed to its rating and have a predetermined fixed amount of principal due at maturity (that cannot vary or change);

(v)	commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States of America or any state thereof (or of any corporation not so incorporated; provided, that the commercial paper is denominated in United States dollars and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) that is rated in the highest short-term debt rating category of each Rating Agency or such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to any Insurance Policy (as evidenced in writing by each Rating Agency), does not have an “r” highlight affixed to its rating, has a predetermined fixed amount of principal due at maturity (that cannot vary or change) and has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread, or any demand notes that constitute vehicles for commercial paper rated in the highest unsecured commercial or finance company paper rating category of each Rating Agency;

(vi)	investments in money market funds rated “AA-mg” (or the equivalent rating) or higher by each Rating Agency; and

(vii)	any other obligation or security the inclusion of which, as an Eligible Investment, satisfies the Rating Agency Notification Condition.

provided, that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity (that cannot vary or change) and (3) such Permitted Investments are either (x) at all times available or (y) mature prior to the Payment Date on which funds used to acquire such investment would otherwise be distributed pursuant to Section 2.11 of the Indenture.

“Person”: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization or government or any agency, instrumentality or political subdivision of any government.

“Primary Servicing Office”: The office of the Property Manager or the Special Servicer, as the context may require, that is primarily responsible for such party’s servicing obligations hereunder.

“Principal Prepayment”: Any payment of principal voluntarily made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Yield Maintenance Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Prime Rate”: The “prime rate” published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time. If The Wall Street Journal ceases to publish the “prime rate,” then the Indenture Trustee shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Indenture Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Indenture Trustee in its sole discretion and the Indenture Trustee shall notify the Property Manager and the Special Servicer in writing of its selection.

“Property Insurance Policy”: With respect to any Mortgage Loan and/or Mortgaged Property, any hazard insurance policy, flood insurance policy, title policy, Environmental Policy, residual value insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan and/or Mortgaged Property (including, without limitation, any blanket insurance policy maintained by or on behalf of the applicable Issuer).

“Property Insurance Proceeds”: All proceeds received under any Property Insurance Policy that provides coverage with respect to any Mortgaged Property or the related Mortgage Loan, if applicable.

“Property Management Fee”: With respect to each Mortgage Loan and each Mortgaged Property owned by the Issuer, the fee payable to the Property Manager pursuant to Section 3.11(a).

“Property Management Fee Rate”: With respect to each Mortgage Loan and each Lease, a fixed percentage rate equal to 0.25% per annum.

“Property Manager”: Spirit Realty, in its capacity as property manager under this Agreement, or any successor property manager appointed as herein provided.

“Property Manager Additional Servicing Compensation”: As defined in Section 3.11(b).

“Property Protection Advances”: With respect to the Leases, the Mortgage Loans and the Mortgaged Properties:

(i) All customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Property Manager or the Back-Up Manager, in connection with servicing the Leases, the Mortgaged Properties and the Mortgage Loans, in accordance with the Servicing Standard and this Agreement, for the purpose of paying (a) real estate taxes, (b) in the case of Leasehold Mortgaged Properties, payments required to be made under the related ground leases, (c) premiums on Property Insurance Policies (not already paid pursuant to Section 2.11 of the Indenture, as confirmed by the applicable Issuers) and (d) other amounts necessary to preserve or maintain the security interest and lien of the Indenture Trustee in, and value of, each related Mortgaged Property (including any costs and expenses necessary to re-lease such Mortgaged Property), Lease or Mortgage Loan (including costs and expenses related to collection efforts).

(ii) All customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Property Manager or the Back-Up Manager (or, if applicable, the Special Servicer) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Property Manager or the Special Servicer set forth in Sections 2.04(c), 3.03(c) and 3.17(b), (b) the preservation, insurance, restoration, protection and management of any Collateral, including the cost of any “force placed” insurance policy purchased by the Property Manager to the extent such cost is allocable to a particular item of Collateral that the Property Manager is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in the definition thereof) or Property Insurance Proceeds in respect of any Collateral or REO Property, (d) any enforcement of judicial proceedings with respect to any Collateral, including foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property.

Notwithstanding anything to the contrary, “Property Protection Advances” shall not include allocable overhead of the Property Manager or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

“Property Transfer Agreements”: As defined in the Indenture.

“Protective Mortgage Loan”: Means any Mortgage Loan (a) with respect to which Spirit Realty or an affiliate thereof is the Borrower and (b) that was acquired by any Issuer in lieu of such Issuer acquiring the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan in order to reduce or eliminate any actual or potential liability that such Issuer would have had in the event that such Mortgaged Property or Mortgaged Properties were acquired by such Issuer.

“Purchase Option Deficiency”: An amount equal to the deficiency, if any, between 125% of the Allocated Loan Amount of a Mortgaged Property released in connection with a Third Party Purchase Option and the related Third Party Option Price for such Mortgaged Property.

“Purchase Premium”: As defined in Section 7.01(c).

“Qualified Insurer”: An insurance company or security or bonding company qualified to write the related Property Insurance Policy in the relevant jurisdiction.

“Qualified Substitute Mortgage Loan”: Any Qualified Substitute Protective Mortgage Loan or any other commercial real estate loan acquired by the applicable Issuer (a) in substitution for a Released Mortgage Loan, (b) with the proceeds (or a portion thereof) from the sale of a Released Mortgage Loan or (c) with the proceeds (or a portion thereof) of a Balloon Payment or Principal Prepayment on a Mortgage Loan and which, in the case of any such commercial real estate loan, as of the date of the acquisition thereof, (i) is secured by one or more Mortgaged Properties that would constitute a Qualified Substitute Mortgaged Property (other than any requirements set forth in clauses (iii) and (vii) of the definition thereof) in the event that it (or they) were exchanged by such Issuer for the Mortgaged Property (or Mortgaged Properties) securing such Released Mortgage Loan or the Mortgage Loan with respect to which such Balloon Payment or Principal Prepayment was received, as applicable (it being understood that, for the purposes of this clause (i), the Collateral Value of each such Mortgaged Property shall be determined in accordance with clause (i) of the definition of “Collateral Value” as if it did not secure a Mortgage Loan), (ii) has an unpaid principal balance that, when combined with any cash proceeds received (or to be received) in connection with such substitution or such sale, if applicable, and the principal balance of each other commercial real estate loan acquired (or to be acquired) by the applicable Issuer in substitution for such Released Mortgage Loan or with the proceeds of such sale or such Balloon Payment or Principal Prepayment, as applicable, is not less than the unpaid principal balance of such Released Mortgage Loan or the amount of such Balloon Payment or Principal Prepayment, as applicable (other than the amount of such Balloon Payment or Principal Prepayment that will remain in the Release Account after giving effect to such acquisition), (iii) has an Interest Rate not more than one percentage point less than such Released Mortgage Loan or the Mortgage Loan with respect to which such Balloon Payment or Principal Prepayment was made, as applicable, (iv) subject to any exceptions with respect to which the Rating Condition is satisfied or the Requisite Global Majority has consented, the applicable Issuer has obtained from an Originator or itself has made, with respect to such commercial real estate loan, all of the representations and warranties originally made with respect to such Released Mortgage Loan or Mortgage Loan with respect to which such Balloon Loan or Principal Prepayment was made (with each date therein referring to, unless otherwise expressly stated, the date of such acquisition), (v) pays interest and, if applicable, principal on a monthly basis, (vi) has been approved in writing by the Support Provider, (vii) has a maturity date that is not more than one year earlier than such Released Mortgage Loan or Mortgage Loan with respect to which the Balloon Payment or Principal Prepayment was made, (viii) if such commercial real estate loan would constitute a Balloon Loan and either such Released Mortgage Loan was a Balloon Loan or such commercial real estate loan is being acquired with the proceeds of a Balloon Payment, such commercial real estate loan has a balloon payment that is not more than 10.0% larger than the Balloon Payment relating to such Released Mortgage Loan or such Balloon Payment, as applicable and (ix) that has a Loan-to-Value Ratio no greater than the higher of (a) 80.0% and (b) the Loan-to-Value Ratio of the Released Mortgage Loan (or the Mortgage Loan with respect to which the Balloon Payment or Principal Prepayment was made). If one or more of the foregoing criteria are not met (x) other than with respect to a commercial real estate loan being acquired with the proceeds of a Balloon Payment or Principal Prepayment, such commercial real estate loan will be a Qualified Substitute Mortgage Loan if the Qualified Substitute Mortgage Loan Waiver Criteria are satisfied with respect to such commercial real estate loan or (y) with respect to a commercial real estate loan being acquired with the proceeds of a Balloon Payment or Principal Prepayment, such commercial real estate loan will be a Qualified Substitute Mortgage Loan if the Special Servicer considers such acquisition to be in the interest of the Noteholders and the Rating Agency Notification Condition is satisfied in connection with such acquisition.

“Qualified Substitute Mortgage Loan Waiver Criteria”: Means criteria that will be satisfied with respect to any commercial real estate loan in the event that: (1) the Special Servicer considers the acquisition by the applicable Issuer of such commercial real estate loan to be in the interest of the Noteholders and (2) either (x) the Rating Condition is satisfied in connection with such acquisition or (y) both (A) the Rating Agency Notification Condition is satisfied in connection with such acquisition and (B) after giving effect to such acquisition, the aggregate Collateral Values (determined as of the date of acquisition by the applicable Issuer) of all commercial real estate loans acquired pursuant to this clause (2)(y) and all commercial real estate properties acquired pursuant to clause (2)(y) of the Qualified Substitute Mortgaged Property Waiver Criteria, in each case during the Closing Date Period in which such acquisition occurs, will not exceed 5.0% of the Aggregate Collateral Value (determined as of the Starting Closing Date with respect to such Closing Date Period).

“Qualified Substitute Mortgaged Property”: Any commercial real estate property acquired by the applicable Issuer (a) in substitution for a Released Mortgaged Property or a Released Mortgage Loan, (b) with the proceeds (or a portion thereof) from the sale of a Released Mortgaged Property or Released Mortgage Loan or (c) with the proceeds (or a portion thereof) of a Balloon Payment or Principal Prepayment on a Mortgage Loan and which, in any case, as of the date of the acquisition thereof, (i) has a Fair Market Value that, when combined with any cash proceeds received (or to be received) in connection with such substitution or such sale, if applicable, and the Fair Market Value of each other commercial real estate property acquired (or to be acquired) by the Issuer in substitution for such Released Mortgaged Property or Released Mortgage Loan or with the proceeds of such sale or such Balloon Payment or Principal Prepayment, as applicable, is equal to or greater than (x) in the case of a Released Mortgaged Property, the Fair Market Value of such Released Mortgaged Property, (y) in the case of a Released Mortgage Loan, the principal balance of such Released Mortgage Loan or (z) in the case of a Balloon Payment or Principal Prepayment, the amount of such Balloon Payment or Principal Prepayment, as applicable (other than the amount of such Balloon Payment or Principal Prepayment that will remain in the Release Account after giving effect to such acquisition), (ii) has a Collateral Value that, when combined with any cash proceeds received (or to be received) in connection with such substitution or such sale, if applicable, and the Collateral Value of each other commercial real estate property acquired (or to be acquired) by the Issuer in substitution for such Released Mortgaged Property or Released Mortgage Loan or with the proceeds of such sale or such Balloon Payment or Principal Prepayment, as applicable, is equal to or greater than (x) in the case of a Released Mortgaged Property, the Collateral Value of such Released Mortgaged Property, (y) in the case of a Released Mortgage Loan, the principal balance of such Released Mortgage Loan or (z) in the case of a Balloon Payment or Principal Prepayment, the amount of such Balloon Payment or Principal Prepayment, as applicable (other than the amount of such Balloon Payment or Principal Prepayment that will remain in the Release Account after giving effect to such acquisition), (iii) subject to any exceptions with respect to which the Rating Condition is satisfied or the Requisite Global Majority has consented, such Issuer has obtained from an Originator or itself has made, with respect to such commercial real estate property, all of the representations and warranties originally made with respect to such Released Mortgaged Property, or, in the event that such commercial real estate property is being acquired in substitution for, or with the proceeds of, any Released Mortgage Loan, or the proceeds of any Balloon Payment or Principal Prepayment of a Mortgage Loan, the representations contemplated by Section 2.19 of the Indenture for Mortgaged Properties (in each case, with each date therein referring to, unless otherwise expressly stated, the date of such acquisition), (iv) in the event that such commercial real estate property were included as a Mortgaged Property in the Collateral Pool as of the end of the Collection Period preceding the Collection Period in which such acquisition occurs, it would not have lowered the weighted average of the FCCR for all Mortgaged Properties in the Collateral Pool and all Mortgaged Properties securing Mortgage Loans in the Collateral Pool, based upon the most recent determination of each such FCCR by the Property Manager (weighted based on the Allocated Loan Amount of each such Mortgaged Property), (v) in the event that any lease relating to such commercial real estate property were included as a “Lease” in the Collateral Pool as of the end of the Collection Period preceding the Collection Period in which such acquisition occurs, it would not have lowered the weighted average of the Monthly Lease Payments for all Leases in the Collateral Pool and all leases relating to Mortgaged Properties securing Mortgage Loans in the Collateral Pool (weighted based on the Allocated Loan Amount of each such Mortgaged Property), (vi) in the event that any lease relating to such commercial real estate property were included as a “Lease” in the Collateral Pool as of the end of the Collection Period preceding the Collection Period in which such acquisition occurs, it would not have lowered the weighted average of the remaining lease term for all Leases in the Collateral Pool and all leases relating to Mortgaged Properties securing Mortgage Loans in the Collateral Pool (weighted based on the Allocated Loan Amount of each such Mortgaged Property), (vii) if the tenant thereof or any third party has an option to purchase such commercial real estate property, the contractual amount of such option price is no less than what the Allocated Loan Amount of such commercial real estate property would be after giving effect to such acquisition, (viii) has been approved in writing by the Support Provider, (ix) is leased pursuant to a “triple net” lease and (x) has an appraisal that meets the applicable requirements set forth in the definition of “Appraised Value.” If one or more of the foregoing criteria are not met, such commercial real estate property will be a Qualified Substitute Mortgaged Property if the Qualified Substitute Mortgaged Property Waiver Criteria are satisfied with respect to such commercial real estate property.

“Qualified Substitute Mortgaged Property Waiver Criteria”: Means criteria that will be satisfied with respect to any commercial real estate property in the event that: (1) the Special Servicer considers the acquisition by the applicable Issuer of such commercial real estate property to be in the interest of the Noteholders and (2) either (x) the Rating Condition is satisfied in connection with such acquisition or (y) both (A) the Rating Agency Notification Condition is satisfied in connection with such acquisition and (B) after giving effect to such acquisition, the aggregate Collateral Values (determined as of the date of acquisition by the Issuer) of all commercial real estate properties acquired pursuant to this clause (2)(y) and all commercial real estate loans acquired pursuant to clause (2)(y) of the Qualified Substitute Mortgage Loan Waiver Criteria, in each case during the Closing Date Period in which such acquisition occurs, will not exceed 5.0% of the Aggregate Collateral Value (determined as of the Starting Closing Date with respect to such Closing Date Period).

“Qualified Substitute Protective Mortgage Loan”: Means any Protective Mortgage Loan that (i) is secured by one or more Mortgaged Properties that would constitute a Qualified Substitute Mortgaged Property (other than any requirements set forth in clauses (iii) and (vii) of the definition thereof) in the event that it (or they) were exchanged by an Issuer for the Released Mortgaged Property (it being understood that, for the purposes of this clause (i), the Collateral Value of each such Mortgaged Property shall be determined in accordance with clause (i) of the definition of “Collateral Value” as if it did not secure a Mortgage Loan), (ii) has an unpaid principal balance that, when combined with any cash proceeds received (or to be received) in connection with the substitution or sale of the applicable Released Mortgaged Property, if applicable, and the principal balance of each other commercial real estate loan or commercial real estate property acquired (or to be acquired) by the applicable Issuer in substitution for such Released Mortgaged Property or with the proceeds of such sale or substitution, is not less than the Collateral Value of such Released Mortgaged Property, (iii) with respect to which, subject to any exceptions with respect to which the Rating Condition is satisfied or the Requisite Global Majority has consented, the applicable Issuer has obtained from an Originator or itself has made, with respect to such Protective Mortgage Loan, the representations and warranties set forth herein with respect to Mortgage Loans (with each date therein referring to, unless otherwise expressly stated, the date of such acquisition) and (iv) has been approved in writing by the Support Provider.

“Rating Agency”: As defined in the Indenture.

“Rating Agency Notification Condition”: As defined in the Indenture.

“Rating Condition”: As defined in the Indenture.

“Re-Appraised Value: With respect to each Mortgaged Property that is the subject of a Global Appraisal Event, the Appraised Value that is determined with respect to such Mortgaged Property in connection with such Global Appraisal Event. In the event that multiple Global Appraisal Events occur with respect to the same Mortgaged Property, the Appraised Value determined with respect to the most recent Global Appraisal Event shall constitute the Re-Appraised Value of such Mortgaged Property.

“Reimbursement Rate”: The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate plus 2.0%.

“Release”: As defined in Section 7.01(a).

“Release Account”: The segregated account established and maintained by the Indenture Trustee on behalf of the Noteholders and the Issuers.

“Release Price”: As defined in Section 7.01(b).

“Released Mortgage Loan”: As defined in Section 7.01(a).

“Released Mortgaged Property”: As defined in Section 7.01(a).

“Remittance Date”: The Business Day preceding each Payment Date.

“Removed Mortgaged Property”: Each Third Party Option Mortgaged Property and each Lease Transfer Mortgaged Property, released at any time from the lien of the Indenture.

“REO Acquisition”: The acquisition of any REO Property pursuant to Section 3.09.

“REO Disposition”: The sale or other disposition of any REO Property pursuant to Section 3.18.

“REO Property”: A Mortgaged Property acquired by or on behalf of the Indenture Trustee through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

“REO Revenues”: All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

“Request for Release”: A request signed by a Servicing Officer, as applicable, of the Property Manager substantially in the form of Exhibit B attached hereto or of the Special Servicer substantially in the form of Exhibit C attached hereto.

“Requisite Global Majority”: As defined in the Indenture.

“Responsible Officer”: As defined in the Indenture.

“Restaurant Concept”: With respect to any properties operated within the Restaurants Business Sector, any chain of properties that share substantially the same characteristics.

“Retail Industry”: All industry sectors where goods are sold directly to end users.

“S&P”: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Series”: As defined in the Indenture.

“Series 2014-1 Supplement”: The Series 2014-1 Supplement to the Indenture, dated as of the date hereof, among the Issuers and the Indenture Trustee, as amended, supplemented or modified from time to time.

“Series Account: As defined in the Indenture.

“Series Closing Date”: As defined in the Indenture.

“Series Supplement”: As defined in the Indenture.

“Service Industry”: All industry sectors where services are provided to end users.

“Servicer Replacement Event”: The meaning specified in Section 6.01(a).

“Servicing Account”: The segregated account or accounts created and maintained pursuant to Section 3.03(a).

“Servicing Fees”: With respect to each Mortgage Loan, Mortgaged Property and Lease, the Property Management Fee, the Back-Up Fee, the Special Servicing Fee, if any, and the Additional Servicing Compensation, if any.

“Servicing File”: Any documents (other than documents required to be part of the related Loan File or Lease File) in the possession of the Property Manager or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or Lease or the administration of any Mortgaged Property (including copies of all applicable Property Insurance Policies with respect thereto).

“Servicing Officer”: Any officer or employee of the Property Manager or the Special Servicer, as applicable, involved in, or responsible for, the administration, management and servicing of the Mortgage Loans, Mortgaged Properties and Leases, whose name and specimen signature appear on the list of servicing officers furnished, from time to time, by such party to the applicable Issuers and the Indenture Trustee.

“Servicing Standard”: To provide property management services for the Mortgaged Properties and to service and special service the Mortgage Loans and Leases on behalf of the applicable Issuers in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and Leases and, to the extent consistent with the foregoing, (x) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Property Manager or the Special Servicer, as the case may be, (a) services and administers similar mortgage loans, leases and mortgaged properties for other third party portfolios or (b) administers similar mortgage loans, leases and mortgaged properties for its own account or (y) in a manner normally associated with the servicing and administration of similar properties, whichever standard is highest, in all cases taking into account the best interests of the Noteholders and taking into consideration the maximization of revenue, but without regard to: (i) any known relationship that the Property Manager or Special Servicer, or an Affiliate of the

Property Manager or Special Servicer, may have with any Issuer, any Originator, the Support Provider, any Tenant, any Borrower, any of their respective Affiliates or any other party to the Transaction Documents; (ii) the ownership of any Note or LLC Interest by the Property Manager or Special Servicer or any Affiliate of the Property Manager or Special Servicer, as applicable; (iii) the Property Manager’s obligation to make Advances, to incur servicing expenses or to withdraw (or, in the event the Property Manager is Spirit Realty, to direct the Indenture Trustee to withdraw) funds from the Collection Account to pay Emergency Property Expenses with respect to the Mortgage Loans, the Leases or the Mortgaged Properties; (iv) the Property Manager’s or Special Servicer’s right to receive compensation for its services or reimbursements of the costs under this Agreement; (v) the ownership, servicing or management for others, by the Property Manager, the Special Servicer or any Originator or other Affiliate of any other leases or property; (vi) the repurchase and indemnification obligations of the Originators or Support Provider; or (vii) the existence of any loans made to a Tenant by the Property Manager, the Special Servicer or Spirit Realty or any Affiliate of the Property Manager, the Special Servicer or Spirit Realty.

“Servicing Transfer Agreement”: As defined in Section 5.04.

“Servicing Transfer Date”: As defined in Section 5.04.

“Servicing Transfer Event”: With respect to any Mortgaged Property, the occurrence of any of the events described in clauses (a) through (e) of the definition of “Specially Serviced Lease.” With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (e) of the definition of “Specially Serviced Loan.”

“Special Servicer”: Spirit Realty, in its capacity as special servicer under this Agreement, or any successor special servicer appointed as herein provided.

“Special Servicer Additional Servicing Compensation”: As defined in Section 3.11(d).

“Special Servicer Report”: As defined in Section 4.01(b).

“Special Servicing Fee”: With respect to each Specially Serviced Asset, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

“Special Servicing Fee Rate”: With respect to each Specially Serviced Asset, a fixed percentage rate equal to 0.75% per annum.

“Specially Serviced Asset”: A Specially Serviced Lease or a Specially Serviced Loan.

“Specially Serviced Lease”: Any Lease as to which any of the following events occurs or exists:

(a) any Monthly Lease Payment becomes delinquent for 60 or more consecutive days;

(b) the Property Manager determines in its good faith and reasonable judgment that a default in making a Monthly Lease Payment is likely to occur within 30 days and is not likely to be remedied for 60 days;

(c) the Property Manager receives written notice from the Tenant indicating that such Tenant cannot make future Monthly Lease Payments or requesting a reduction in the amount of its Monthly Lease Payments;

(d) a default (other than as described in clause (a) above) occurs that materially and adversely affects the interests of the Issuers and that continues unremedied for the applicable grace period under the terms of the Lease (or, if no grace period is specified, for 30 days); or

(e) the related Tenant becomes insolvent, readjusts its debt, is subject to marshaling of assets and liabilities, or similar proceedings in respect of the related Tenant occur, or as to which the related Tenant (in the good faith and reasonable judgment of the Property Manager) takes actions indicating its insolvency or its inability to pay its obligations or the Property Manager or the Special Servicer receives notice of commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

“Specially Serviced Lease Trigger Event”: Each of the circumstances identified in clauses (a) through (e) of the definition of the term “Specially Serviced Lease”.

“Specially Serviced Loan”: Any Mortgage Loan as to which any of the following events has occurred:

(a) any Monthly Loan Payment becomes delinquent for 60 or more consecutive days;

(b) the Property Manager determines in its good faith and reasonable judgment that a default in making a Monthly Loan Payment is likely to occur within 30 days and is not likely to be remedied for 60 days;

(c) the Property Manager receives written notice from the Borrower indicating that such Borrower cannot make future Monthly Loan Payments or requesting a reduction in the amount of its payment;

(d) a default (other than as described in clause (a) above) occurs that materially and adversely affects the interests of the Issuers and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

(e) the related Borrower becomes insolvent, readjusts its debt, is subject to marshaling of assets and liabilities, or similar proceedings in respect of the related Borrower occur, or as to which the related Borrower (in the good faith and reasonable judgment of the Property Manager) takes actions indicating its insolvency or its inability to pay its obligations or the Property Manager or the Special Servicer receives notice of commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

“Specially Serviced Loan Trigger Event”: Each of the circumstances identified in clauses (a) through (e) of the definition of the term “Specially Serviced Loan”.

“Spirit Realty”: Spirit Realty, L.P., a Delaware limited partnership, and its successors and assigns.

“Spirit SPE”: Any special purpose, bankruptcy remote subsidiary (direct or indirect) of Spirit Realty (other than any Originator).

“Starting Closing Date”: With respect to any Closing Date Period, the Series Closing Date upon which such Closing Date Period commences.

“Sub-Manager”: Any Person with which the Property Manager or the Special Servicer has entered into a Sub-Management Agreement.

“Sub-Management Agreement”: The written contract between the Property Manager or the Special Servicer, on the one hand, and any Sub-Manager, on the other hand, relating to servicing and administration of Mortgage Loans, Leases and Mortgaged Properties, as provided in Section 3.21, as may be amended, supplemented or otherwise modified.

“Successor Property Manager”: As defined in Section 6.01(b).

“Successor Replacement Date”: As defined in Section 6.01(b).

“Successor Special Servicer”: As defined in Section 6.01(b).

“Support Provider”: Spirit Realty or any successor support provider.

“Sweep Period”: As defined in the Indenture.

“Tax Required Condition”: As defined in Section 7.01(a).

“Tenant”: With respect to each Lease, the tenant under such Lease and any successor or assign thereof.

“Third Party Option Mortgaged Property”: As defined in Section 7.02(a).

“Third Party Option Price”: A cash price equal to the amount specified in a related Lease or other Lease Document or related agreement, as payable by a Tenant or any other Person in connection with the exercise of a Third Party Purchase Option.

“Third Party Purchase Option”: An option of a Tenant or any other Person under or in connection with a Lease or related agreements to purchase the related Mortgaged Property before or at the expiration of the Lease term.

“Title Company”: As defined in Section 2.03(a).

“Title Insurance Policies”: As defined in Section 2.03(a).

“Total Debt Service”: As defined in the Indenture.

“Transfer Date”: The date on which a Mortgage Loan or Mortgaged Property is acquired by the applicable Issuer.

“Transaction Documents”: As defined in the Indenture.

“Unscheduled Principal Payment”: On any Payment Date, the sum of (a) the Unscheduled Proceeds deposited into the Collection Account during the Collection Period relating to such Payment Date plus (b) any Purchase Option Deficiency arising during such Collection Period, together with any Purchase Option Deficiency from any prior Payment Date or related Collection Period with respect to which Available Amounts were not allocated to any Series pursuant to Section 2.11(b) the Indenture.

“Unscheduled Proceeds”: Collectively, Liquidation Proceeds, Condemnation Proceeds, Property Insurance Proceeds, Release Prices, Balloon Payments and Purchase Premiums; provided, however, that any amounts which are on deposit in the Release Account shall not be deemed Unscheduled Proceeds until such amounts have been transferred to the Collection Account.

“Uniform Commercial Code”: The Uniform Commercial Code as in effect in any applicable jurisdiction.

“Workout Fee”: With respect to each Corrected Loan and each Corrected Lease, the fee payable to the Special Servicer pursuant to Section 3.11(f).

“Workout Fee Rate”: With respect to each Corrected Loan and each Corrected Lease, a fixed percentage rate equal to 0.50%.

“Yield Maintenance Premium”: With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on or other early collection of principal of a Mortgage Loan.

Section 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or other subdivision as contained in the Section in which the reference appears; and the words “include” and “including” shall mean without limitation by reason of enumeration.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted assignees.

Section 1.03. Certain Calculations in Respect of the Leases and the Mortgage Loans.

(a) All amounts collected in respect of any Lease in the form of payments from the related Tenants, Guaranties, Property Insurance Proceeds or otherwise shall be applied to amounts due and owing under the Lease in accordance with the express provisions of such Lease, and all amounts collected in respect of any Mortgage Loan in the form of payments from the related Borrower, Guaranties, Liquidation Proceeds or Property Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage; in the absence of such express provisions, all amounts collected shall be applied for purposes of this Agreement: (i) with respect to amounts collected in respect to any Lease, first, as a recovery of any related and unreimbursed Property Protection Advances, and second, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts then due and owing under such Lease, including, without limitation, Additional Rent and Default Interest; and (ii) with respect to amounts collected in respect of any Mortgage Loan, first, as a recovery of any related and unreimbursed Property Protection Advances, second, as a recovery of accrued and unpaid interest at the related

Interest Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or the Due Date in the Collection Period of receipt, third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, a recovery of principal to the extent of its entire remaining unpaid principal balance), fourth, as a recovery of any Yield Maintenance Premium then due and owing under such Mortgage Loan, fifth, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts then due and owing under such Mortgage Loan, including Default Interest, and sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. Any proceeds derived from an unleased Mortgaged Property (exclusive of related operating costs, including reimbursement of Property Protection Advances made by the Property Manager or the Back-Up Manager in connection with the operation and disposition of such Mortgaged Property) shall be applied by the Property Manager in the same manner as if they were Monthly Lease Payments due on the previously existing Lease for such Mortgaged Property until such Lease becomes a Liquidated Lease pursuant to the terms of such Lease and the related Lease Documents.

(b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Property Protection Advances; second, as a recovery of accrued and unpaid interest on the related Mortgage Loan at the related Interest Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts deemed to be due and owing in respect of the related Mortgage Loan.

(c) Insofar as amounts received in respect of any Lease, Mortgage Loan or REO Property which are allocable to fees and charges owing in respect of such Lease, Mortgage Loan or REO Property which constitute Additional Servicing Compensation payable to the Property Manager or Special Servicer are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Property Manager, on the one hand, and as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements with respect to such Lease, Mortgage Loan or REO Property.

(d) The foregoing applications of amounts received in respect of any Lease, Mortgage Loan or REO Property shall be determined by the Property Manager and reflected in the appropriate monthly Determination Date Report and any Modified Collateral Detail and Realized Loss Report.

(e) Notwithstanding the early termination of any Lease resulting from a default by the related Tenant, such Lease will be treated for purposes of determining Servicing Fees and Indenture Trustee Fees as remaining in effect until such Lease becomes a Liquidated Lease.

Section 1.04. Fee Calculations; Interest Calculations.

(a) The calculation of the Servicing Fees shall be made in accordance with Section 3.11. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

(b) The amount of interest accrued on each Mortgage Loan during any Interest Accrual Period will be calculated in arrears based on the terms specified in the related Mortgage Documents.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; RECORDINGS AND FILINGS; BOOKS

AND RECORDS; DEFECT, BREACH, CURE, REPURCHASE AND SUBSTITUTION;

FINANCIAL COVENANTS

Section 2.01. Representations and Warranties of Spirit Realty and the Back-Up Manager.

(a) Spirit Realty represents and warrants to the other parties hereto, and for the benefit of the Issuers, the Indenture Trustee on behalf of the Noteholders, as of each Series Closing Date:

(i) Spirit Realty is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to its performance under this Agreement;

(ii) The execution and delivery of this Agreement by Spirit Realty, and the performance and compliance with the terms of this Agreement by Spirit Realty, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii) Spirit Realty has the power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of Spirit Realty, enforceable against Spirit Realty in accordance with the terms hereof (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing);

(v) Spirit Realty is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of Spirit Realty to perform its obligations under this Agreement or the financial condition of Spirit Realty;

(vi) No litigation is pending or, to Spirit Realty’s knowledge, threatened against Spirit Realty that is reasonably likely to be determined adversely to Spirit Realty and, if determined adversely to Spirit Realty, would prohibit Spirit Realty from entering into this Agreement or that, in Spirit Realty’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of Spirit Realty to perform its obligations under this Agreement or the financial condition of Spirit Realty;

(vii) No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by Spirit Realty of, or the compliance by Spirit Realty with, this Agreement or the consummation of the transactions of Spirit Realty contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse affect on the ability of Spirit Realty to perform its obligations hereunder; and

(viii) Each officer and employee of Spirit Realty that has responsibilities concerning the management, servicing and administration of Mortgaged Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.07(c).

(b) The representations and warranties of Spirit Realty set forth in Section 2.01(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made until all amounts owed to the Noteholders under or in connection with this Agreement, the Indenture and the Notes have been indefeasibly paid in full. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

(c) Any successor Property Manager or Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.01(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.01(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

(d) The Back-Up Manager represents and warrants to the other parties hereto, and for the benefit of the Issuers and the Indenture Trustee on behalf of the Noteholders, as of each Series Closing Date:

(i) The Back-Up Manager is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America and is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to its performance under this Agreement;

(ii) The execution and delivery of this Agreement by the Back-Up Manager, and the performance and compliance with the terms of this Agreement by the Back-Up Manager, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii) The Back-Up Manager has the corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Back-Up Manager, enforceable against the Back-Up Manager in accordance with the terms hereof (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing);

(v) The Back-Up Manager is not in violation of, and its execution and delivery of, this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vi) No litigation is pending or, to the Back-Up Manager’s knowledge, threatened against the Back-Up Manager that is reasonably likely to be determined adversely to the Back-Up Manager and, if determined adversely to the Back-Up Manager, would prohibit the Back-Up Manager from entering into this Agreement or that, in the Back-Up Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vii) No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by the Back-Up Manager of, or the compliance by the Back-Up Manager with, this Agreement or the consummation of the transactions contemplated by the Back-Up Manager by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse affect on the ability of the Back-Up Manager to perform its obligations hereunder; and

(viii) Each officer and employee of the Back-Up Manager that has responsibilities concerning the management, servicing and administration of the Mortgaged Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.07(c).

Section 2.02. Representations and Warranties of the Issuers.

(a) Each Issuer hereby represents and warrants to each of the other parties hereto and for the benefit of the Indenture Trustee, on behalf of the Noteholders as of each Series Closing Date on or after the date on which such Issuer becomes a party to this Agreement:

(i) Such Issuer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state (within the United States of America) in which any applicable Mortgaged Property is located to the extent necessary for the Issuer to perform its obligations under this Agreement;

(ii) The execution and delivery by such Issuer of this Agreement and the consummation by such Issuer of the transactions provided for in this Agreement have been duly authorized by all necessary action on the part of the Issuer;

(iii) The execution and delivery of this Agreement by such Issuer, and the performance and compliance with the terms of this Agreement by such Issuer, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iv) Such Issuer has the limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement and any applicable Joinder Agreement, and has duly executed and delivered this Agreement and any applicable Joinder Agreement;

(v) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Issuer, enforceable against such Issuer in accordance with the terms hereof (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing);

(vi) Such Issuer is not in violation of, and its execution and delivery of, this Agreement or any applicable Joinder Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of such Issuer to perform its obligations under this Agreement or the financial condition of such Issuer;

(vii) No litigation is pending or, to such Issuer’s knowledge, threatened against such Issuer that is reasonably likely to be determined adversely to such Issuer and, if determined adversely to such Issuer, would prohibit such Issuer from entering into this Agreement or that, in such Issuer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Issuer to perform its obligations under this Agreement or the financial condition of such Issuer;

(viii) No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by such Issuer of, or the compliance by such Issuer with, this Agreement or the consummation of the transactions of such Issuer contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse affect on the ability of such Issuer to perform its obligations hereunder;

(ix) Each officer and employee of such Issuer that has responsibilities concerning the management, servicing and administration of the applicable Mortgaged Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.07(c); and

(x) To such Issuer’s knowledge, each of the Mortgaged Properties owned by such Issuer or securing a Mortgage Loan owned by such Issuer is a commercial property.

(b) The representations and warranties of each Issuer set forth in Section 2.02(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made for so long as such Issuer remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03. Recordings and Filings; Books and Records.

(a) In connection with the Grant made by the Issuers to the Indenture Trustee pursuant to the Granting Clause of the Indenture, each Issuer shall cause the delivery of the applicable Lease Files for the Leases and the applicable Loan Files for the applicable Mortgage Loans to the Custodian in accordance with the Custody Agreement for the benefit of the Indenture Trustee in furtherance of such Grant and such Issuer shall cause: (i) with respect to the Mortgaged Properties owned by such Issuer (A) each Mortgage, Financing Statement and continuation statement referred to in the definition of “Lease File” in the Custody Agreement to be submitted to the appropriate Title Company (as defined below) on or before the First Collateral Date with respect thereto for recording or filing, as the case may be, in the appropriate public office for real property records or for Financing Statements, at the expense of such Issuer and (B) each title insurance binder or commitment referred to in the definition of “Lease File” in the Custody Agreement to be issued as a final title insurance policy by the title companies (the “Title Companies”) issuing the same (the “Title Insurance Policies”); and (ii) with respect to the Mortgage Loans owned by such Issuer, promptly (and in any event within 60 days following the applicable First Collateral Date) cause each assignment of Mortgage in favor of the Collateral Agent referred to in clauses (v) and (vi) of the definition of “Loan File” in the Custody Agreement and each Financing Statement on the applicable UCC form in favor of the Collateral Agent referred to in clause (iii) of such definition to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or for Financing Statements. Each such assignment and each Mortgage shall reflect that, following recording, it should be returned by the public recording office to the Custodian, on behalf of the Indenture Trustee (or to the Property Manager (or its designee), who shall then deliver such recorded document to the Custodian), and each such Financing Statement shall reflect that the file copy thereof should be returned to the Custodian, for the benefit of the Indenture Trustee (or to the Property Manager (or its designee), who shall then deliver such filed document to the Custodian) following filing; provided, that in those instances where the public recording office retains the original Mortgage, assignment of Mortgage and assignment of Assignment of Leases, the Property Manager, on behalf of the Indenture Trustee, shall obtain therefrom a certified copy of the recorded original. Each of the Title Companies issuing the Title Insurance Policies shall be instructed by the applicable Issuer to deliver such policies to the Custodian, for the benefit of the Indenture Trustee. The Property Manager, on behalf of the Indenture Trustee, shall use reasonable efforts to diligently pursue with the Title Companies the return of each of the Mortgages, assignments of Mortgage and Financing Statements from the appropriate recording or filing offices and the delivery of the Title Insurance Policies by the related Title Companies. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the applicable Issuer shall promptly prepare and cause to be executed a substitute therefor or cure such defect, as the case may be, and thereafter, such Issuer shall cause the same to be duly recorded or filed, as appropriate. The Property Manager shall file any continuation statements necessary to continue the effectiveness of the Financing Statements.

(b) Each Issuer shall deliver to and deposit with, or cause to be delivered to and deposited with, the Property Manager all documents and records in the possession of such Issuer or any related Originators that relate to the applicable Mortgaged Properties, Leases and Mortgage Loans and that are not required to be a part of a Lease File or a Loan File in accordance with the definition thereof, and the Property Manager shall hold all such documents and records in trust on behalf of the Indenture Trustee (in hard copy or electronic format). The Property Manager’s possession of such documents and records shall be at the will of the related Issuer and the Indenture Trustee for the sole purpose of facilitating the servicing and administration of the applicable Leases, Mortgage Loans and Mortgaged Properties pursuant to this Agreement and such possession by the Property Manager shall be in a custodial capacity only on behalf of the Indenture Trustee. The ownership of such documents and records shall be vested in each Issuer, as applicable, subject to the lien of the Indenture, and the ownership of all documents and records with respect to the applicable Leases, Mortgage Loans and Mortgaged Properties that are prepared by or which come into possession of the Property Manager or the Special Servicer shall immediately vest in such Issuer, subject to the lien of the Indenture, and shall be delivered to and deposited with the Property Manager, in the case of documents or records in the hands of the Special Servicer, and retained and maintained in trust by the Property Manager in such custodial capacity only on behalf of the Indenture Trustee, except as otherwise provided herein. All such documents and records shall be appropriately maintained in a manner to clearly reflect the ownership of such documents and records by the applicable Issuers, subject to the lien of the Indenture, and that such documents and records are being held on behalf of the Indenture Trustee, and the Property Manager shall release such documents and records from its custody only in accordance with this Agreement.

(c) With respect to any Mortgaged Property or Mortgage Loan the First Collateral Date of which occurred prior to the Applicable Series Closing Date, no additional documents shall be delivered by any Issuer or Property Manager to, or reviewed by, the Custodian in connection with the Applicable Series Closing Date, it being understood that the related Loan Files and related Lease Files were previously delivered by each Issuer and reviewed by the Custodian.

(d) The Property Manager shall monitor the delivery of the Lease Files and the Loan Files to the Custodian, for the benefit of the Indenture Trustee.

Section 2.04. Repurchase or Transfer for Collateral Defects and Breaches of Representations and Warranties.

(a) If any party hereto discovers that any document required to be included in any Loan File or Lease File is missing (after the date it is required to be delivered) or otherwise deficient (any such absence or deficiency, an “Applicable Absence or Deficiency”) or that there exists a breach of any of the representations and warranties made by any Originator set forth in the applicable Property Transfer Agreement, any Issuer as required under Section 2.19 of the Indenture or Section 3.04 of the Series 2014-1 Supplement or the Support Provider under Section 2 of the applicable Performance Undertaking with respect to any applicable Mortgage Loan or Mortgaged Property or related Lease (such representations and warranties, the “Applicable Representations”), and if such absence or deficiency or breach materially and adversely affects the value of such Mortgage Loan or such Mortgaged Property and related Lease or the interests of the applicable Issuer or the Noteholders therein, such party shall give prompt written notice thereof to the other parties to this Agreement. If such absence, deficiency or breach materially and adversely affects the value of the applicable Mortgage Loan or Mortgaged Property or the related Lease or the interests of the applicable Issuer or the Noteholders in the related Mortgage Loan or Mortgaged Property or related Lease (a “Collateral Defect”), within 60 days following notice thereof, an applicable Cure Party shall (a) deliver the missing document or cure the deficiency or breach, as the case may be, in all material respects or (b) repurchase such Mortgage Loan or Mortgaged Property from the applicable Issuer at an amount equal to the Payoff Amount for such Mortgage Loan or Mortgaged Property, or exchange one or more Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties for such Mortgage Loan or Mortgaged Property, as the case may be (subject to Section 7.04); provided, that if (i) such Collateral Defect is capable of being cured (including by delivery of a missing document) but not within such 60-day period, (ii) an applicable Cure Party has commenced and is diligently proceeding with the cure (which may include the delivery of a missing document) of such Collateral Defect within such 60-day period, and (iii) prior to the end of such 60-day period, an applicable Cure Party shall have delivered to the applicable Issuer, the Property Manager and the Indenture Trustee a certification executed on its behalf by an officer thereof setting forth the reason such Collateral Defect is not capable of being cured within an initial 60-day period and what actions such Cure Party is pursuing in connection with the cure thereof and stating that it anticipates that such Collateral Defect will be cured within an additional period of 60 days, then such Cure Party shall have an additional 60 days commencing on the 61st day from receipt of such certification by the Indenture Trustee to (x) complete such cure or (y) effectuate a repurchase of, or exchange for, the applicable Mortgage Loan or Mortgaged Property as described in clause (b) above. If the affected Mortgaged Property or Mortgage Loan is to be repurchased, funds in the amount of the Payoff Amount shall be wired to the Release Account, and the Property Manager shall promptly notify the applicable Issuer, the Back-Up Manager, and the Indenture Trustee when such deposit is made. In addition, failure to deliver the documents specified in clauses (i), (ii), (iv) or (ix) of the definition of “Loan File” with respect to any Mortgage Loan or clauses (i), (iv) or (v) in the definition of “Lease File” with respect to any Mortgaged Property, in each case to the Collateral Agent, shall be deemed to constitute a Collateral Defect with respect to such Mortgaged Property or Mortgage Loan, as applicable.

In the event that an applicable Cure Party elects to substitute one or more Qualified Substitute Mortgaged Properties or Qualified Substitute Mortgage Loans for the affected Mortgaged Property or Mortgage Loan pursuant to this Section 2.04(a), such Cure Party shall give notice of same to the Back-Up Manager and each Issuer and deliver, or cause to be delivered, to the Custodian all documents as specified in the definition of “Lease File” or “Loan File” in the Custody Agreement with respect to each such Qualified Substitute Mortgaged

Property or Qualified Substitute Mortgage Loan no later than the date such Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan is acquired by the applicable Issuer. Notwithstanding anything to the contrary herein, Monthly Lease Payments due with respect to Qualified Substitute Mortgaged Properties and Monthly Loan Payments due with respect to Qualified Substitute Mortgage Loans in the month in which the applicable substitution occurs shall not be part of the Collateral and will be retained by the Property Manager and remitted by the Property Manager to the applicable Cure Party. Notwithstanding anything to the contrary herein, in the event that any Mortgaged Property or Mortgage Loan is to be substituted for (and released) pursuant to this Section 2.04(a), the applicable Issuer shall be entitled to receive the Monthly Lease Payment due on the Lease for any such Mortgaged Property in the month in which such substitution occurs and the Monthly Loan Payment due on any such Mortgage Loan in the month in which such substitution occurs and thereafter the applicable Person acquiring such Mortgaged Property or Mortgage Loan shall be entitled to retain all amounts received in respect of such Lease or Mortgage Loan. On or prior to the effective date of any substitution or repurchase pursuant to this Section 2.04(a), the Property Manager shall deliver to the Indenture Trustee and the Issuers an amended Mortgaged Property Schedule and Mortgage Loan Schedule reflecting the addition (if any) to the Collateral of each new Qualified Substitute Mortgaged Property and Lease and each new Qualified Substitute Mortgage Loan and the removal from the Collateral of each Mortgaged Property and Lease and each Mortgage Loan that, in either case, was repurchased or substituted for. For the avoidance of doubt, in the event that any Cure Party takes any action described in this Section 2.4(a), the failure to take such action shall not constitute a default or breach with respect to any other Cure Party. Notwithstanding anything to the contrary herein, it is understood and agreed that the obligations of the Cure Parties expressly set forth in this Section 2.04(a) constitute (i) the sole remedies available to the Noteholders and to the Indenture Trustee on their behalf in respect of a breach of the Applicable Representations and (ii) the sole remedies available to the Noteholders and to the Indenture Trustee on their behalf in respect of an Applicable Absence or Deficiency.

(b) Upon receipt of an Officer’s Certificate from the Property Manager to the effect that all requirements for any repurchase or substitution pursuant to Section 2.4(a) have been satisfied, which Officer’s Certificate shall be furnished by the Property Manager promptly after such requirements have been satisfied, the Indenture Trustee or the Custodian, as applicable, shall release or cause to be released to the Person acquiring such Mortgaged Property or Mortgage Loan, or its designee, the related Lease File or Loan File, as applicable, and each of the applicable Issuer, the Indenture Trustee and the Collateral Agent shall execute and deliver such instruments of release, transfer and assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Person the ownership of such Mortgaged Property and the related Lease or Mortgage Loan, free and clear of the lien of the Indenture and the related Mortgage. The Property Manager shall, and is hereby authorized and empowered by each applicable Issuer and the Indenture Trustee to, prepare, execute and deliver in its own name, on behalf of such Issuer, the Indenture Trustee and the Collateral Agent or any of them, the endorsements, assignments and other documents contemplated by this Section 2.04(b), and such Issuer, the Indenture Trustee and the Collateral Agent shall execute and deliver any limited powers of attorney substantially in the form of Exhibit D necessary to permit the Property Manager to do so; provided, however, that none of the Issuers, the Issuer

Members, the Indenture Trustee or the Collateral Agent shall be held liable for any misuse of any such power of attorney by the Property Manager and the Property Manager hereby agrees to indemnify the Issuers, the Issuer Members, the Indenture Trustee and the Collateral Agent against, and hold the Issuers, the Issuer Members, the Indenture Trustee and the Collateral Agent harmless from, any loss or liability arising from any misuse of such power of attorney. In connection with any such repurchase or substitution by any Cure Party, the Property Manager or the Special Servicer, as appropriate, shall deliver the related Lease File or Loan File, as applicable, to such Cure Party.

(c) If any Cure Party defaults on its obligations to repurchase or substitute for any Mortgaged Property as contemplated by Section 2.04(a) or the applicable Performance Undertaking, as the case may be, the Property Manager shall promptly notify the Issuers, the Back-Up Manager and the Indenture Trustee and shall take such actions with respect to the enforcement of such obligations, including the institution and prosecution of appropriate proceedings, as the Property Manager shall determine, in its good faith and reasonable judgment, are in the best interests of the applicable Issuer and the Noteholders. In the event the Property Manager fails to take such actions, the Back-Up Manager shall do so if it has notice of such default by the Property Manager. Any and all expenses incurred by the Property Manager or the Back-Up Manager with respect to the foregoing shall constitute Property Protection Advances in respect of the affected Mortgaged Property and neither the Property Manager nor the Back-Up Manager shall have any obligation to any such expenses if it determines that such amounts would constitute Nonrecoverable Advances.

Section 2.05. Non-Petition.

The Issuers will cause each party to any property transfer agreement, purchase and sale agreement or loan purchase agreement between any such Issuer and seller of Mortgage Loans or Mortgaged Properties pursuant thereto to covenant and agree that such party shall not institute against, or join any other Person in instituting against, any Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGED PROPERTIES AND LEASES

Section 3.01. Administration of the Mortgaged Properties, Leases and Mortgage Loans.

(a) Each of the Property Manager and the Special Servicer shall service and administer the Mortgaged Properties, Leases and Mortgage Loans in the Collateral Pool that it is obligated to service and administer pursuant to this Agreement on behalf of the applicable Issuers, and in the best interests and for the benefit of the holders of the Notes and the LLC Interests (as a collective whole) in accordance with any and all applicable laws and the terms of this Agreement, the Property Insurance Policies and the respective Leases and Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.20, (i) the Property Manager shall service and administer each Lease (and each related Mortgaged Property) and each Mortgage Loan as to which no Servicing Transfer Event has occurred and each Corrected Lease and Corrected Loan, and (ii) the Special Servicer shall service and administer each Lease (and each related Mortgaged Property) and each Mortgage Loan as to which a Servicing Transfer Event has occurred and that is not a Corrected Lease or Corrected Loan, as applicable; provided, however, that the Property Manager shall continue to collect information and prepare and deliver all reports to the Indenture Trustee and the Issuers required hereunder with respect to any Specially Serviced Leases (and the related Mortgaged Properties) and Specially Serviced Loans, and further to render such incidental services with respect to any Specially Serviced Assets as are specifically provided for herein. No direction, consent or approval or lack of direction, consent or approval of any Controlling Party or the Requisite Global Majority may (and the Special Servicer or the Property Manager will ignore and act without regard to any such advice or approval or lack of approval that the Special Servicer or the Property Manager has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Property Manager to violate applicable law, the Servicing Standard or the terms of any Mortgage Loan or any Lease or (B) expand the scope of the Property Manager’s or Special Servicer’s responsibilities under this Agreement. In addition, neither the Property Manager nor the Special Servicer, acting in its individual capacity (and, for the avoidance of doubt, not in the capacity of Special Servicer or Property Manager), shall take any action or omit to take any action as lessor of any Collateral if such action or omission would materially and adversely affect the interests of the holders of the Notes or the LLC Interests or the Issuers. None of the Property Manager, the Special Servicer or the Back-Up Manager shall be liable to the Indenture Trustee, any Noteholder or any other Person for following any direction of a Controlling Party hereunder, and any action taken in accordance with such direction shall be deemed to be in accordance with the Servicing Standard and deemed not to breach such party’s obligations hereunder.

(b) Subject to Section 3.01(a), the Property Manager and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration of the Mortgage Loans and Mortgaged Properties and related Leases that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Property Manager and the Special Servicer, in its own name, with respect to each of the Mortgaged Properties, Leases and Mortgage Loans it is obligated to service or administer hereunder, is hereby authorized and empowered by the applicable Issuers and the Indenture Trustee to execute and deliver, on behalf of each such Issuer and the Indenture Trustee: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Asset File on the related Collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.19, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Asset File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, each applicable Issuer and the Indenture Trustee shall, at the written request of a Servicing Officer of the

Property Manager or the Special Servicer, furnish, or cause to be so furnished, to the Property Manager or the Special Servicer, as the case may be, any limited powers of attorney (substantially in the form of Exhibit D attached hereto) and other documents necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that none of the Issuers, the Issuer Members or the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Property Manager or the Special Servicer and each of the Property Manager and the Special Servicer hereby agree to indemnify the Issuers, the Issuer Members, the Back-Up Manager and the Indenture Trustee against, and hold the Issuers, the Issuer Members, the Back-Up Manager and the Indenture Trustee harmless from, any cost, loss or liability arising from any misuse by it of such power of attorney. Notwithstanding anything contained herein to the contrary, the Property Manager shall not, without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Indenture Trustee’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state.

(c) Promptly after any request therefor, the Property Manager shall provide to the Indenture Trustee: (i) the most recent inspection report prepared or obtained by the Property Manager or the Special Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a); (ii) the most recent available operating statement and financial statements of the related Obligor collected by the Property Manager or the Special Servicer pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Property Manager or the Special Servicer, as the case may be, pursuant to Section 3.12(c); and (iii) any and all notices and reports with respect to any Mortgaged Property as to which environmental testing is contemplated by Section 10.08 of the Indenture.

(d) The relationship of each of the Property Manager and the Special Servicer to the Issuers and the Indenture Trustee under this Agreement is intended by the parties to be and shall be that of an independent contractor and not that of a joint venturer, partner or agent.

(e) The Property Manager will cause the form of each Mortgage with respect to Mortgaged Properties acquired by the Issuer after the Applicable Series Closing Date to be prepared with review and comment by counsel licensed to practice in the state where such Mortgage is filed.

Section 3.02. Collection of Lease Payments and Loan Payments; Lockbox Accounts; Lockbox Transfer Accounts.

(a) Each of the Property Manager and the Special Servicer shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Leases and the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement (including Section 3.01(a)), follow such collection procedures as it would follow were it the owner of such Leases and Mortgage Loans. Consistent with the foregoing (and without regard to Section 3.19), the Special Servicer or the Property Manager, as the case may be, may waive any Net Default Interest or late payment charge it is entitled to in connection with any delinquent payment on a Lease or Mortgage Loan it is obligated to service hereunder.

(b) The Property Manager shall establish and maintain one or more segregated accounts (each, a “Lockbox Account”) with one or more banks (each, a “Lockbox Account Bank”). Each Lockbox Account shall be an Eligible Account and may be an account to which payments relating to other assets serviced or managed by the Property Manager are paid; provided, that such account shall be in the nature of a clearing account and the Property Manager shall not have access to such account; provided, further, that the Property Manager shall at all times be able to readily identify any amounts that constitute Collateral. Each of the Property Manager and the Special Servicer shall, as to those Leases and Mortgage Loans it is obligated to service hereunder, instruct the related Obligor to make all Monthly Lease Payments and Monthly Loan Payments to a Lockbox Account. The Property Manager shall cause all amounts deposited into the Lockbox Account with respect to the Collateral to be transferred to the Collection Account or a Lockbox Transfer Account within one Business Day after such funds have been identified, cleared and become available in accordance with the polices of the Lockbox Account Bank; provided, that the Property Manager shall cause all such amounts to be transferred to the Collection Account or the Lockbox Transfer Account no later than seven Business Days after such amounts have been deposited into a Lockbox Account (the requirements set forth in this sentence, the “Lockbox Transfer Requirements”).

(c) The Property Manager may establish and maintain one or more segregated accounts in the name of the Property Manager on behalf of the Indenture Trustee, held for the benefit of the Noteholders (each, a “Lockbox Transfer Account”) with one or more banks (each, a “Lockbox Transfer Account Bank”). Each Lockbox Transfer Account shall be an Eligible Account. Each Lockbox Transfer Account shall be subject to an Account Control Agreement (in form and substance satisfactory to the Indenture Trustee) among the Property Manager, the Indenture Trustee and the applicable Lockbox Transfer Account Bank. Except as expressly permitted herein, neither the Property Manager nor the Issuers will have any right of withdrawal from the Lockbox Transfer Account, and the Property Manager hereby covenants and agrees that it shall not withdraw, or direct any Person to withdraw, any funds from the Lockbox Transfer Account except as expressly permitted hereunder.

Section 3.03. Collection of Real Estate Taxes and Insurance Premiums; Servicing Accounts; Property Protection Advances; P&I Advances; Emergency Property Expenses.

(a) Each of the Property Manager and the Special Servicer shall, as to those Mortgaged Properties, Leases and Mortgage Loans it is obligated to service and administer hereunder, establish and maintain one or more accounts (the “Servicing Accounts”), and shall cause to be deposited from the Lockbox Transfer Account or otherwise into such Servicing Accounts all Escrow Payments, security deposits received from Tenants pursuant to the Leases, subject to the Tenants’ rights to such amounts (“Lease Security Deposits”), and amounts required to be paid by the applicable Issuers as lessors under the Leases in respect of sales taxes (“Sales Tax Deposits”). Notwithstanding the foregoing, no Servicing Accounts shall be established and maintained with respect to those Mortgaged Properties, Leases or Mortgage Loans pursuant to which the Tenant or Borrower is not required to make Escrow Payments, Lease Security Deposit or Sales Tax Deposits. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account (other than Lease Security Deposits) may be made only to: (i) effect payment of real estate or personal property taxes, sales taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage); (ii) refund to Obligors any sums as may be determined to be overages; (iii) pay interest, if required and as described below in clause (b), to Obligors on balances in the Servicing Account; (iv) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 8.01; (v) withdraw any amounts deposited in error or (vi) for any other purpose required by the applicable Lease or Mortgage Loan; provided, however, that Lease Security Deposits may not be withdrawn for such purposes and shall be withdrawn only in accordance with the terms of the related Lease, to be repaid to the related Tenant or applied in full or partial satisfaction of the obligations of the related Tenant in accordance with the Servicing Standard (for application in the same manner as payments in respect of such obligations). Any remaining portion of such Lease Security Deposit (after no further allocations could be required pursuant to clauses (i) through (vi) above) shall be withdrawn by the Property Manager from the Servicing Account and deposited into the Collection Account and shall constitute part of the Available Amount on the next Payment Date.

(b) The Property Manager and the Special Servicer shall each pay or cause to be paid to the Obligors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Lease or Mortgage Loan. If the Property Manager or the Special Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

(c) Each of the Property Manager and the Special Servicer shall, as to those Mortgaged Properties and Mortgage Loans it is obligated to service hereunder, maintain accurate records with respect to any Mortgaged Property and Mortgage Loan reflecting the status of real estate taxes, ground rents, assessments and other similar items that are or may become a lien thereon, and the status of insurance premiums payable in respect thereof that, in each case, the related Obligor is contractually or legally obligated to pay under the terms of the applicable Lease or Mortgage Loan or applicable law, and the Property Manager shall effect payment thereof, as a Property Protection Advance or otherwise as payment of an Emergency Property Expense from funds on deposit in the Collection Account, as described below, if not paid by such Obligor prior to the applicable due, penalty or termination date, promptly after the Property Manager or Special Servicer, as the case may be, receives actual notice from any source of such nonpayment by such Obligor. For purposes of effecting any such payment for which it is responsible, the Property Manager or the Special Servicer, as the case may be, shall apply Escrow

Payments as allowed under the terms of the related Lease or Mortgage Loan or, if such Lease or Mortgage Loan does not require the related Obligor to escrow for the payment of real estate taxes, assessments and insurance premiums, each of the Property Manager and the Special Servicer shall, as to those Leases and Mortgage Loans it is obligated to service hereunder, enforce the requirement of the related Lease and Mortgage Loan that such Obligor make payments in respect of such items at the time they first become due.

(d) In accordance with the Servicing Standard, the Property Manager shall make Property Protection Advances with respect to each Mortgaged Property, Lease and Mortgage Loan in the Collateral Pool; provided, that in no event shall the Property Manager be required to make any Property Protection Advance that it determines would constitute a Nonrecoverable Property Protection Advance in accordance with Section 3.03(f). Notwithstanding anything to the contrary herein, (i) the Property Manager shall not have any obligation to advance funds in respect of delinquent payments of principal or interest in respect of the Mortgage Loans and (ii) the Property Manager shall not have any obligation to advance real estate taxes or premiums on Insurance Policies that the related obligor or the Issuer is not contractually or legally obligated to pay, nor shall it have any obligation to monitor the timely payment of real estate taxes and insurance premiums the payment of which is the responsibility of a person other than the applicable Tenant or Borrower or Issuer; provided that if the Property Manager has actual knowledge of the non-payment of such real estate taxes and insurance premiums, it shall be obligated to make such advance in accordance with the provisions set forth herein if it would otherwise make such advance in accordance with the Servicing Standard. Each of the Property Manager, the Indenture Trustee and the Back-Up Manager will be entitled to recover any Property Protection Advance (i) from general collections if such Property Protection Advance is determined to be a Nonrecoverable Property Protection Advance, (ii) from any amounts subsequently received on the related Mortgage Loan or Lease or with respect to the related Mortgaged Property with respect to which such Property Protection Advance was made or (iii) in the case of the Back-Up Manager or Indenture Trustee, to the extent not recovered under clauses (i) and (ii) immediately above, from the Property Manager or any Successor Property Manager. The Property Manager shall give prompt written notice to the Indenture Trustee and the Back-Up Manager in the event that it has not made, and does not intend to make, any Property Protection Advance it is required to make hereunder. Promptly upon obtaining knowledge that the full amount of any Property Protection Advance required to be made by the Property Manager has not been so made, the Indenture Trustee shall provide notice of such failure to a Servicing Officer of the Property Manager and the Back-Up Manager. If the Indenture Trustee does not receive confirmation that the full amount of such Property Protection Advance has been made within four (4) Business Days following the date of such notice, then the Back-Up Manager, upon written notice from the Indenture Trustee, shall make the portion of such Property Protection Advance that was required to be, but was not, made by the Property Manager in accordance with the Servicing Standard, unless the Back-Up Manager determines in accordance with the Servicing Standard that such Property Protection Advance would be a Nonrecoverable Property Protection Advance. Promptly upon obtaining knowledge that the full amount of any Property Protection Advance required to be made by the Back-Up Manager has not been so made, then the Indenture Trustee shall make the portion of such Property Protection Advance that was required to be, but was not, made by the Back-Up Manager, unless the Indenture Trustee determines in its commercially reasonable judgment that such Property Protection Advance would be a Nonrecoverable Property Protection Advance.    In making any such determination, the Indenture Trustee may conclusively rely on any determination of nonrecoverability by the Property Manager or the Back-Up Manager, as the case may be. Any such Property Protection Advance made by the Back-Up Manager or the Indenture Trustee shall thereafter be reimbursable to the such Indenture Trustee or Back-Up Manager, together with Advance Interest thereon, in accordance Section 2.11 of the Indenture or from any Successor Property Manager.

(e) If, prior to making any Property Protection Advance, the Property Manager shall have determined (which shall be evidenced by an Officer’s Certificate delivered to the Indenture Trustee), in accordance with the Servicing Standard, (i) that such Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, and (ii) that the payment of such cost, expense or other amount for which a Property Protection Advance might be made is nonetheless in the best interest of the Noteholders, the Property Manager shall, in accordance with the Servicing Standard, withdraw (or, in the event the Property Manager is Spirit Realty, direct the Indenture Trustee to withdraw) funds from the Collection Account and use such funds in order to pay such costs, expenses and other amounts (collectively, “Emergency Property Expenses”) to the extent necessary to preserve the security interest in, and value of, any Mortgaged Property or Mortgage Loan, as applicable. Any such funds withdrawn from the Collection Account to pay Emergency Property Expenses shall not constitute part of the Available Amount on any Payment Date.

(f) In determining whether it has made a Nonrecoverable Property Protection Advance or whether any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, the Property Manager (or, if applicable, the Back-Up Manager or Indenture Trustee) shall be entitled to (a) consider (among other things) the obligations of the Obligor under the terms of the related Lease Documents or Loan Documents as they may have been modified, (b) consider the related Mortgaged Properties or REO Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Property Manager or the Back-Up Manager) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties or REO Properties, (c) estimate and consider (consistent with the Servicing Standard in the case of the Property Manager or the Back-Up Manager) (among other things) future expenses, and (d) estimate and consider (consistent with the Servicing Standard in the case of the Property Manager or the Back-Up Manager) (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that a Property Protection Advance is a Nonrecoverable Property Protection Advance) and, consistent with the Servicing Standard, in the case of the Property Manager, the Back-Up Manager or the Indenture Trustee, may obtain promptly upon request, from the Special Servicer, any reasonably required analysis, appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination.

The determination by the Property Manager, the Back-Up Manager or the Indenture Trustee, as the case may be, that it has made a Nonrecoverable Property Protection Advance or that any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by such Back-Up Manager, Property Manager or Indenture Trustee to each other such Person and to the Issuers. Any such determination shall be conclusive and binding on the applicable Issuer, the Property Manager, the Noteholders the Back-Up Manager and the Indenture Trustee. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, information such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an appraisal of the related Lease, Mortgage Loan or Mortgaged Property or REO Property). The Special Servicer shall promptly furnish any party required to make Property Protection Advances hereunder with any information in its possession regarding the Specially Serviced Assets which are Leases, Mortgaged Properties, Mortgage Loans and REO Properties as such party required to make Property Protection Advances may reasonably request for purposes of making recoverability determinations. In the case of a cross collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related cross-collateralized Mortgage Loan.

(g) In the event that a P&I Shortfall exists with respect to any Series for any Payment Date, the Property Manager shall deposit an amount equal to such P&I Shortfall with respect to such Series into a Series Account for such Series no later than 11:00 a.m. New York time on the related Remittance Date, and such amount shall be added to (and applied as) Series Available Amount for such Series for such Payment Date (any such amount, a “P&I Advance”).

(h) Notwithstanding anything to the contrary herein, none of the Property Manager, the Back-Up Manager or the Indenture Trustee shall be required to make any P&I Advance that it determines would constitute a Nonrecoverable P&I Advance. In making a determination that any P&I Advance is (or is not) a Nonrecoverable Advance, the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, may consider only the obligations of the Issuers under the terms of the transaction documents as they may have been modified, the Collateral in “as is” or then current condition and the timing and availability of anticipated cash flows as modified by such party’s assumptions regarding the possibility and effect of future adverse changes, together with such other factors, including but not limited to an estimate of future expenses, timing of recovery, the inherent risk of a protracted period to complete liquidation or the potential inability to liquidate Collateral as a result of intervening creditor claims or of a bankruptcy proceeding affecting the Issuer and the effect thereof on the existence, validity and priority of any security interest encumbering the Collateral, available cash on deposit in the Collection Account, the future allocations and disbursements of cash on deposit in the Collection Account, and the net proceeds derived from any of the foregoing. Any such determination shall be conclusive and binding on the applicable Issuer, the Property Manager, the Special Servicer, the Noteholders the Back-Up Manager and the Indenture Trustee.

(i) If the Indenture Trustee does not receive confirmation that the full amount of such P&I Advance has been made by 5:00 p.m. New York time on such Remittance Date for any Series, then the Back-Up Manager, after receipt of written notice from the Indenture Trustee, shall deposit, into a Series Account for such Series, the portion of such P&I Advance that was required to be, but was not, made by the Property Manager in respect of such Series by 10:00 a.m. New York time on the Payment Date, unless the Back-Up Manager determines (in accordance with clause (h) above) that such P&I Advance would be a Nonrecoverable P&I Advance. If the Indenture Trustee does not receive confirmation that the full amount of such P&I Advance for such Series that was required to be made in respect of such Series by such Back-Up Manager has been made by 11:00 a.m. New York time on such Remittance Date, then the Indenture Trustee, shall deposit, into a Series Account for such Series, the portion of such P&I Advance that was required to be, but was not, made by the Property Manager in respect of such Series on or prior to the time the Series Available Amount is distributed to such Series in accordance with the terms of the Indenture, unless the Indenture Trustee determines (in accordance with clause (h) above) that such P&I Advance would be a Nonrecoverable P&I Advance.    In making any such determination, the Indenture Trustee may conclusively rely on any determination of nonrecoverability by the Property Manager or the Back-Up Manager, as the case may be.

(j) Additionally, in the event that a Series of Notes is proposed to be issued after the Applicable Series Closing Date, the Property Manager will give notice to the Back-Up Manager and the Indenture Trustee of such proposed issuance. Within ten business days of receipt of such notice, the Back-Up Manager will be obligated to notify the Property Manager and the Indenture Trustee in writing as to whether the Back-Up Manager is willing to make Advances after such Series of Notes is issued. Notwithstanding anything to the contrary herein, in the event that the Back-Up Manager delivers to the Property Manager and the Indenture Trustee a notice stating that it is unwilling to make such Advances after such issuance (with respect to any such Series of Notes, a “Decline to Advance Notice”), the Property Manager in its sole discretion (and without the consent of the Indenture Trustee, any Issuer or any Noteholder) will be permitted to remove the Back-Up Manager (a “Discretionary Back-Up Manager Removal”) and appoint a successor Back-Up Manager (so long as the Rating Condition is satisfied in connection with such appointment); provided, that, no such removal will be effective until such a successor Back-Up Manager is appointed. In the event of any such removal, the Issuer, the Indenture Trustee and the Back-Up Manager shall be required to (i) cooperate reasonably to effectuate the transfer of the back-up servicing rights, duties and obligations to such successor and (ii) take any actions reasonably requested by the Property Manager in order to effectuate such appointment. In the event that a Series of Notes is issued with respect to which the Back-Up Manager has delivered to the Property Manager and the Indenture Trustee a Decline to Advance Notice but a successor Back-Up Manager has not been appointed, the Back-Up Manager will have no further obligation to make any Advance from and after the date (the “Non-Advance Date”) of issuance of such Series of

Notes (but, for the avoidance of doubt, will have the right to be reimbursed for any Advances previously made). If the Back-Up Manager has delivered a Decline to Advance Notice to the Property Manager and the Indenture Trustee and a successor Back-Up Manager has not been appointed, the obligations of the Indenture Trustee to make Advances shall automatically cease as of the Non-Advance Date (but, for the avoidance of doubt, the Indenture Trustee will have the right to be reimbursed for any Advances previously made). So long as the Back-Up Manager has not been removed, after any Non-Advance Date, the Back-Up Manager may deliver an Officer’s Certificate to each of the Property Manager and the Indenture Trustee stating that it wishes to reinstate its obligation to make Advances. Upon such delivery, (x) the Back-Up Manager and the Indenture Trustee will again be obligated to make Advances to the extent required in accordance with this Agreement and in the manner described in this Agreement (as if the applicable Decline to Advance Notice had not been delivered) and (y) the Property Manager will no longer be permitted to effectuate a Discretionary Back-Up Manager Removal, in each case until a subsequent Decline to Advance Notice is delivered by the Back-Up Manager (which may only be delivered in connection with an additional proposed issuance of a Series of Notes).

Section 3.04. Collection Account; Release Account.

(a) The Property Manager shall establish and maintain one or more separate accounts in the name of the Indenture Trustee for the benefit of the Noteholders, for the collection of payments on and other amounts received in respect of the Leases, the Mortgaged Properties and the Mortgage Loans (collectively, the “Collection Account”), which shall be established in such manner and with the type of depository institution (the “Collection Account Bank”) specified in this Agreement that permits the Collection Account to be an Eligible Account. The Collection Account shall be an Eligible Account. If the Property Manager is Spirit Realty, the Property Manager shall establish and maintain the Collection Account at a Collection Account Bank at the Indenture Trustee and the Indenture Trustee shall have the sole right of withdrawal from such account; provided, that the Property Manager shall be permitted to make withdrawals from such Collection Account to the extent expressly permitted under the terms hereof. If the Property Manager is not Spirit Realty or another Affiliate of the Issuers, the Collection Account shall be subject to an Account Control Agreement among the applicable Issuers, the Property Manager, the Indenture Trustee and the Collection Account Bank.

Unless otherwise expressly required hereunder, the Property Manager shall deposit or cause to be deposited in the Collection Account, (i) other than payments and collections deposited into a Lockbox Account, within two (2) Business Days after receipt, the following payments and collections received or made by or on behalf of the Property Manager on or after the later of the applicable Transfer Date (other than payments due before the applicable Transfer Date) and (ii) in the case of collections and payments deposited into a Lockbox Account, in accordance with the Lockbox Transfer Requirements, the Property Manager shall instruct each Lockbox Account Bank to transfer the following payments and collections deposited in the Lockbox Account (A) to the Lockbox Transfer Account and, within one Business Day thereafter from the Lockbox Transfer Account into the Collection Account or (B) directly into the Collection Account:

(i) all payments on account of Monthly Lease Payments, Monthly Loan Payments and, so long as an Early Amortization Event or Sweep Period has occurred and is continuing, Excess Cashflow;

(ii) all payments of other amounts payable by the Obligors on the Leases and the Mortgage Loans, including without limitation Yield Maintenance Premiums;

(iii) all Property Insurance Proceeds, Condemnation Proceeds (other than proceeds paid to the related Borrower or Tenant as required by Loan Documents or Lease Documents, as applicable, proceeds applied to the restoration or remediation of property or otherwise released in accordance with the Servicing Standard) and all Liquidation Proceeds;

(iv) all cash proceeds and other amounts (other than Insurance Proceeds and REO Revenues) from the release or substitution of any Mortgage Loan or Mortgaged Property to the extent not deposited into the Release Account; and all cash proceeds from the release or substitution of any Mortgage Loan or Mortgaged Property transferred from the Release Account to the Collection Account pursuant to Section 3.05(b) and all proceeds representing earnings on investments in the Release Account (including interest on any Permitted Investments) made with such proceeds;

(v) any amounts required to be deposited into the Collection Account pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard insurance policy;

(vi) any amounts received on account of payments under the Guaranties, the Property Transfer Agreements, the Performance Undertakings or the Environmental Indemnity Agreements;

(vii) all REO Revenues; and

(viii) any other amounts required to be so deposited under this Agreement.

Except as expressly permitted hereunder, the Property Manager shall not make any withdrawals from the Collection Account except in accordance with this Section 3.04 and Section 3.05(a) hereof. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for certificates, bonds or notes of other series of notes (other than any Series) serviced by and the other accounts of the Property Manager.

Upon direct receipt by the Special Servicer of any of the amounts described above with respect to any Specially Serviced Asset or the Mortgaged Property or REO Property relating thereto, the Special Servicer shall promptly but in no event later than the second Business Day after receipt (or, if later, the date on which such amounts are available to the Special Servicer), remit such amounts to the Property Manager for deposit into the Collection Account in accordance with this Section 3.04(a), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited therein because of a restrictive endorsement or other reasonably appropriate reason. The Property Manager shall not deposit (or cause to be deposited) into the Collection Account or the Lockbox Transfer Account any collections allocated to Companion Loans, any Additional Servicing Compensation, amounts received on account of Excess Cashflow (so long as no Early Amortization Event or Sweep Period has occurred and is continuing), Sales Tax Deposits, Escrow Payments, Lease Security Deposits, amounts received as reimbursement for any cost paid by the Issuers as lessors or lenders under the Leases or Mortgage Loans, as applicable, amounts collected by or on behalf of the Issuers and held in escrow or impound as lenders or lessors to pay future obligations or other amounts that the Property Manager is not required to deposit into the Collection Account as expressly set forth herein.

With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Property Manager and shall deliver promptly, but in no event later than one (1) Business Day after receipt, any such check to the Property Manager by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other reasonably appropriate reason. The funds held in the Collection Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(a). Any interest or other income earned on funds in the Collection Account will be added to the Available Amount.

(b) The Property Manager shall establish and maintain at a bank designated by the Indenture Trustee a segregated account in the name of the Indenture Trustee for the deposit of cash proceeds from the sale of any Mortgage Loan or Mortgaged Property or receipt of any Balloon Payments or Principal Prepayments (the “Release Account”). The Release Account shall be an Eligible Account. The funds held in the Release Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(b). The Release Account and the amounts on deposit therein will be pledged to the Indenture Trustee under the Indenture. The Property Manager will deposit or cause to be deposited in the Release Account any cash proceeds from the sale of any Mortgage Loan or Mortgaged Property and any Balloon Payments or Principal Prepayments received in connection with any Mortgage Loan within one Business Day after such funds have been identified, cleared and become available.

Section 3.05. Withdrawals From the Collection Account and the Release Account.

(a) If the Property Manager is Spirit Realty, then the Indenture Trustee shall make withdrawals upon the written direction of the Property Manager from the Collection Account (i) on each Remittance Date, for delivery by wire transfer of immediately available funds for deposit into the Payment Account, of the Available Amount for the related Payment Date for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.11(b) of the Indenture, (ii) on any date, to pay any Emergency Property Expenses (pursuant to Section 3.03(e)) and (iii) on any date, to remove amounts deposited in the Collection Account in error. If the Property Manager is an entity other than Spirit Realty, then the Property Manager shall make withdrawals from the Collection Account (i) on each Remittance Date, for delivery by wire transfer of immediately available funds for deposit into the Payment Account, of the Available Amount for the related Payment Date for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.11(b) of the Indenture, (ii) at any time on or prior to each Remittance Date, to pay the Property Management Fee, the Back-Up Fee, any Special Servicing Fees, any Liquidation Fees and any Workout Fees (each, pursuant to Section 3.11), (iii) on any date, to pay any Emergency Property Expenses (pursuant to Section 3.03(e)) or (iv) on any date, to remove amounts deposited in the Collection Account in error. Except as provided in Section 3.04(a), no other amounts may be withdrawn from the Collection Account by the Property Manager.

(b) Amounts deposited in the Release Account with respect to any Mortgage Loan, Lease or Mortgaged Property (including Net Investment Earnings on funds on deposit therein) shall be applied by the Property Manager (or the Indenture Trustee based on the instructions of the Property Manager if the Property Manager is Spirit Realty), to reimburse the Property Manager, the Special Servicer and the Back-Up Manager any amounts owed with respect to unreimbursed Extraordinary Expenses, Property Protection Advances and Advance Interest thereon and Emergency Property Expenses related to such Mortgage Loan, Lease or Mortgaged Property and to pay the expenses related to the release of such Mortgage Loan, Lease or Mortgaged Property. After any such reimbursements have been made, any remaining amounts deposited in the Release Account with respect to any Mortgage Loan, Lease or Mortgaged Property shall be applied by the Property Manager (or the Indenture Trustee based on the instructions of the Property Manager if the Property Manager is Spirit Realty) to either (i) permit an Issuer to acquire (or to acquire on behalf of an Issuer) Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties within twelve months following the release of the applicable Mortgage Loan or Mortgaged Property (in the event that such amounts were received in connection with such a release) or following the receipt of such amounts (in the event that such amounts were received in connection with a Balloon Payment or Principal Prepayment, as applicable) or (ii) after such twelve-month period concludes with respect to the applicable amounts (or, if the Property Manager elects, prior to the conclusion of such twelve-month period) be deposited as Unscheduled Proceeds into the Collection Account and included in the Available Amount on the Payment Date relating to the Collection Period in which such deposit occurs. Upon the occurrence and during the continuance of an Early Amortization Event, all amounts in the Release Account (and all amounts that otherwise would have been deposited into the Release Account) shall be deposited as Unscheduled Proceeds into the Collection Account and will be included in the Available Amount on the Payment Date relating to the Collection Period in which such deposit occurs.

Section 3.06. Investment of Funds in the Collection Account and the Release Account.

(a) The Property Manager may direct any institution maintaining the Collection Account to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the Remittance Date relating to the Payment Date for which such funds will constitute Available Amounts, which may be in the form of a standing direction.

(b) The Property Manager may direct any institution maintaining the Release Account to invest the funds held therein in one or more specific Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to Section 3.05(b), which may be in the form of a standing direction.

(c) The Property Manager may direct any institution maintaining the Servicing Accounts with respect to Lease Security Deposits to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to the related Lease and this Agreement, which may be in the form of a standing direction.

(d) [Reserved]

(e) All Permitted Investments in the Collection Account, the Release Account and the Servicing Accounts shall be held to maturity, unless payable on demand. Any investment of funds in the Collection Account, the Release Account and the Servicing Accounts shall be made in the name of the Indenture Trustee (in its capacity as such). The Property Manager shall promptly deliver to the Indenture Trustee, and the Indenture Trustee shall maintain continuous possession of, any Permitted Investment that is either (i) a “certificated security,” as such term is defined in the Uniform Commercial Code, or (ii) other property in which the lack of possession of such property could reasonably be expected to materially adversely affect the Noteholders’ interest in such property. If amounts on deposit in the Collection Account, the Release Account or the Servicing Accounts are at any time invested in a Permitted Investment payable on demand, the Property Manager shall:

(i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature thereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii) demand payment of all amounts due thereunder promptly upon determination by the Property Manager that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account, the Release Account or the Servicing Accounts, as applicable.

(f) Interest and investment income realized on funds deposited in the Collection Account and, if applicable, the Release Account, that constitute part of the Available Amount for any Collection Period, to the extent of the Net Investment Earnings, if any, shall be added to the Available Amount for such Collection Period and distributed in accordance with Section 2.11 of the Indenture on the applicable Payment Date. Notwithstanding the investment of funds held in the Collection Account, for purposes of the calculations hereunder, including the calculation of the Available Amount, the amounts so invested shall be deemed to remain on deposit in the Collection Account. Except as provided in Section 5.03(a), the Property Manager shall have no liability for any investment of funds in the Collection Account, the Release Account or Servicing Account.

(g) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Property Manager may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

(a) The Property Manager (other than with respect to Specially Serviced Assets) and the Special Servicer (with respect to Specially Serviced Assets) shall use reasonable efforts in accordance with the Servicing Standard to cause the related Obligor to maintain for each Mortgaged Property all insurance coverage as is required under the terms of the related Lease or Mortgage Loan, as applicable (including for the avoidance of doubt, any Environmental Policy); provided, that if and to the extent that any such Lease or Mortgage Loan permits the lessor thereunder any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Obligor is required to maintain, the Property Manager or the Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Lease or Mortgage Loan so permits, the related Obligor shall be required to obtain the required insurance coverage from Qualified Insurers that have a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, which are licensed to do business in the state wherein the related Obligor or the Mortgaged Property subject to the policy, as applicable, is located. If such Obligor does not maintain the required insurance or, with respect to any Environmental Policy in place as of the applicable First Collateral Date, the Property Manager will itself cause such insurance to be maintained with Qualified Insurers meeting such criteria; provided, that the Property Manager shall not be required to maintain such insurance if the Indenture Trustee (as mortgagee of record on behalf of the Noteholders) does not have an insurable interest or the Property Manager has determined (in its reasonable judgment in accordance with the Servicing Standard) that either (i) such insurance is not available at a commercially reasonable rate and the subject hazards are at the time not commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located or (ii) such insurance is not available at any rate. Subject to Section 3.17(b), the Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property no less insurance coverage than was previously required of the Obligor under the related Mortgage or Lease and at a minimum, (i) hazard insurance with a replacement cost rider and (ii) comprehensive general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and “A” by S&P. The cost of any such insurance coverage obtained by either the Property Manager or the Special Servicer shall be a Property Protection Advance to be paid by the Property Manager. All such insurance policies shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Property Manager, as agent of and for the account of the applicable Issuer and the Indenture Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Property Manager or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the related Tenant, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 2.11 of the Indenture.

(b) The Property Manager or Special Servicer may satisfy its obligations under Section 3.07(a) by obtaining, maintaining or causing to be maintained a blanket or forced place insurance policy. If applicable, the Property Manager or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained on behalf of each applicable Issuer, a master forced place insurance policy or a blanket policy (or an endorsement to an existing policy) insuring against hazard losses (not otherwise insured by a Tenant or Borrower due to a default by such Tenant or Borrower under the insurance covenants of its Lease or Mortgage Loan or because a Tenant or Borrower permitted to self-insure fails to pay for casualty losses) on the applicable Mortgaged Properties that it is required to service and administer, which policy shall (i) be obtained from a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, and (ii) provide protection equivalent to the individual policies otherwise required under Section 3.07(a). The Property Manager and the Special Servicer shall bear the cost of any premium payable in respect of any such blanket policy (other than blanket policies specifically obtained for Mortgaged Properties or REO Properties) without right of reimbursement; provided, that if the Property Manager or the Special Servicer, as the case may be, causes any Mortgaged Property or REO Property to be covered by such blanket policy in order to satisfy such obligations, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property shall constitute, and be reimbursable as, a Property Protection Advance (it being understood that such incremental costs incurred by the Special Servicer shall be paid by the Property Manager to the Special Servicer and that such payment shall constitute, and be reimbursable as, a Property Protection Advance). If the Property Manager or Special

Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (which shall not include any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid as a Property Protection Advance (it being understood that such incremental costs incurred by the Special Servicer shall be paid by the Property Manager to the Special Servicer and that such payment shall constitute, and be reimbursable as, a Property Protection Advance). Any such policy may contain a deductible clause (not in excess of a customary amount) in which case the Property Manager or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a) and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy in connection with such loss or losses because of such deductible clause. The Property Manager or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Indenture Trustee and the applicable Issuer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Any payments on such policy shall be made to the Property Manager as agent of and for the account of the applicable Issuer, the Noteholders and the Indenture Trustee.

(c) Each of the Property Manager, the Special Servicer and the Back-Up Manager shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Assets exist as part of the Collateral) keep in force with a Qualified Insurer having a claims paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a fidelity bond in such form and amount as does not adversely affect any rating assigned by any Rating Agency to the Notes; provided, that, unless any Rating Agency then rating any Notes at the request of an Issuer states that the form or amount of any such fidelity bond would be the sole cause of or be a material reason for a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to such Notes, the form and amount of such fidelity bond shall be deemed to not adversely affect any rating assigned by any Rating Agency to the Notes. Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuers.

Each of the Property Manager, the Special Servicer and the Back-Up Manager shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Assets exist as part of the Collateral) also keep in force with a Qualified Insurer having a claims-paying ability rated at least “A: VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall name the Indenture Trustee as an additional insured and shall be in such form and amount as does not adversely affect any rating assigned by any Rating Agency to the Notes; provided, that, unless any Rating Agency then rating any Notes at the request of an Issuer states that the form or amount of any such insurance would be the sole cause of or be a material reason for a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to such Notes, the form and amount of such insurance shall be deemed to not adversely affect any rating assigned by any Rating Agency to the Notes. Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuers.

Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Assets exist as part of the Collateral) also, on behalf of the Issuers, keep in force with a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a lessor’s general liability insurance policy or policies, which policy or policies shall be in such form and amount as does not adversely affect any rating assigned by any Rating Agency to the Notes; provided, that, unless any Rating Agency then rating any Notes at the request of an Issuer states that the form or amount of any such insurance would be the sole cause of or be a material reason for a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to such Notes, the form and amount of such insurance shall be deemed to not adversely affect any rating assigned by any Rating Agency to the Notes. Any such general liability insurance policy shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuers and the Indenture Trustee. Any payments on such policy shall be made to the Property Manager as agent of and for the account of any applicable Issuer and the Indenture Trustee.

The insurance described in this clause (c) shall be required to include coverage in respect of losses that may be sustained as a result of an officer’s or employee’s of the Property Manager or the Special Servicer misappropriation of funds and errors and omissions.

If the Property Manager (or its corporate parent), the Special Servicer (or its corporate parent) or the Back-Up Manager (or its corporate parent), as applicable, are rated not lower than “A2” by Moody’s, “A” by S&P and “A” by Fitch, the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, may self-insure with respect to any insurance coverage or fidelity bond coverage required hereunder, in which case it shall not be required to maintain an insurance policy with respect to such coverage; provided, that Spirit Realty may not self-insure with respect to any such insurance coverage or fidelity bond.

Section 3.08. Enforcement of Alienation Clauses; Consent to Assignment.

With respect to those Leases and Mortgage Loans it is obligated to service hereunder, each of the Property Manager and the Special Servicer, on behalf of the Issuers and the Indenture Trustee for the benefit of the holders of the Notes, shall enforce the restrictions contained in the related Lease and Mortgage Loans or in any other document in the related Lease

File or Loan File on transfers or further encumbrances of the related Mortgaged Property and Mortgage Loan and on transfers of interests in the related Borrower or Tenant, unless it has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. After having made any such determination, the Property Manager or the Special Servicer, as the case may be, shall deliver to the Indenture Trustee (and the Property Manager in the case of the Special Servicer) an Officer’s Certificate setting forth the basis for such determination. In connection with any assignment or sublet by a Tenant of its interest under a Lease, the applicable Issuer shall not take any action to release such Tenant from its obligations under such Lease unless a new Tenant approved by such Issuer assumes the obligations under such Lease and any applicable requirements set forth in the applicable Lease have been satisfied.

Section 3.09. Realization Upon Specially Serviced Assets.

(a) If the Special Servicer has determined, in its good faith and reasonable judgment, that any material default related to a Specially Serviced Asset will not be cured by the related Obligor, the Special Servicer will be required to evaluate the possible alternatives available in accordance with the Servicing Standard and this Agreement with respect to such Specially Serviced Asset. Such alternatives may include, among other things, modification or restructuring of the related Mortgage Loan or Lease, sale or exchange of the related Mortgage Loan or Mortgaged Property in accordance with Section 3.18 or the enforcement of remedies available under the related Mortgage Loan or Lease in accordance with Section 3.19, including foreclosure of the Mortgage Loan or eviction of the Tenant, as applicable, and the re-leasing of the related Mortgaged Property. Subject to all other provisions and limitations set forth herein, the Special Servicer shall take such actions with respect to each Specially Serviced Asset as it determines in accordance with the Servicing Standard, acting in the best interests of the applicable Issuer and the Noteholders. If the Property Manager re-leases any Mortgaged Property, the Property Manager shall deliver to the Indenture Trustee and the Issuers an amended Exhibit A-1 reflecting the addition of such Lease to the Collateral Pool.

(b) Upon the request of the Special Servicer, the Property Manager shall pay or cause to be paid, as Property Protection Advances or Emergency Property Expenses, as applicable, in accordance with Section 3.17(c), all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Property Protection Advance) incurred in connection with each Specially Serviced Asset, and shall be entitled to reimbursement therefor as provided herein and in Section 2.11 of the Indenture. If and when the Property Manager or the Special Servicer deems it necessary and prudent for purposes of establishing the Fair Market Value of any Mortgaged Property related to a Specially Serviced Asset, the Special Servicer or the Property Manager; as the case may be, is authorized to have an appraisal done by an Independent MAI-designated appraiser or other expert (the cost of which appraisal shall be paid by the Property Manager and shall constitute a Property Protection Advance).

(c) Notwithstanding anything to the contrary contained herein, neither the Property Manager nor the Special Servicer shall, on behalf of the applicable Issuer, obtain title to a Mortgaged Property that secures a Mortgage Loan by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property that secures a Mortgage Loan, if, as a result of any such action, the applicable Issuer or the Indenture Trustee could, in the reasonable judgment of the Property Manager or the Special Servicer, as the case may be, made in accordance with the Servicing Standard and which shall be based on Opinions of Counsel (of which the Indenture Trustee shall be an addressee) and evidenced by an officer’s certificate delivered to the Indenture Trustee, be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

(i) the Property Manager or the Special Servicer, as the case may be, has previously determined in accordance with the Servicing Standard, based on (x) a Phase I Environmental Assessment or comparable environmental assessment (and any additional environmental testing, investigation or analysis that the Property Manager or the Special Servicer, as applicable, deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts such environmental testing, investigation or analysis, or (y) any environmental testing, investigation and/or analysis conducted in connection with any related Environmental Policy, and performed during the twelve-month period preceding any such acquisition of title or other action and in each case after consultation with an environmental expert, that:

(A) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the applicable Issuer on a present value basis (the relevant discounting of anticipated collections to be performed at the relevant interest rate for the applicable Mortgage Loan or the capitalization rate used in respect of the Lease for any Mortgaged Property) to acquire title to or possession of the Mortgaged Property and to effect such compliance, which determination shall take into account any coverage afforded under any related Environmental Policy with respect to such Mortgaged Property; and

(B) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the applicable Issuer on a present value basis (the relevant discounting of anticipated collections to be performed at the relevant interest rate for the applicable Mortgage Loan or the capitalization rate used in respect of the Lease for any Mortgaged Property) to acquire title to or possession of the Mortgaged Property and to take such actions, which determination shall take into account any coverage afforded under any related Environmental Policy with respect to such Mortgaged Property; or

(ii) in the event that the conditions set forth in clauses (i)(A) or (i)(B) are not satisfied, it shall have notified the Indenture Trustee in writing that it has determined that the applicable Issuer or the Indenture Trustee could not reasonably be considered to be a potentially responsible party (which determination may be based on an Opinion of Counsel the cost of which shall be a Property Protection Advance).

(d) Any such determination in clauses (c)(i) or (c)(ii) above by the Property Manager or the Special Servicer shall be evidenced by an Officer’s Certificate to such effect delivered to the Indenture Trustee (which the Indenture Trustee shall provide to the Noteholders), the Issuers and, in the case of the Special Servicer, the Property Manager, specifying all of the bases for such determination, such Officer’s Certificate to be accompanied by all related environmental reports. The Property Manager or the Special Servicer, as appropriate, shall undertake reasonable efforts to make the determination referred to in clause (ii) immediately above, and may conclusively rely on any related environmental assessments referred to above in making such determination. The cost of any opinions, testing, analysis and investigation and any remedial, corrective or other action contemplated by clause (c) above, shall be reimbursed, to the extent not paid by an Environmental Insurer or other party with liability for such amounts, to the Property Manager from the Collection Account as a Property Protection Advance, subject to Section 5.03.

(e) If the Property Manager or Special Servicer, as applicable, determines (in accordance with Section 3.09(c)) that any of the conditions set forth in Section 3.09(c)(i) or (ii) above have not been satisfied with respect to any such Mortgaged Property, the Property Manager or Special Servicer, as applicable, shall take such action as is in accordance with the Servicing Standard and, at such time as it deems appropriate, may, on behalf of the applicable Issuer and the Indenture Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided, that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Property Manager or the Special Servicer, as applicable, shall have notified the Indenture Trustee in writing of its intention to so release all or a portion of such Mortgaged Property and (ii) the Indenture Trustee shall have notified the Controlling Parties in writing of the intention to so release all or a portion of such Mortgaged Property. The Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Property Manager and are reasonably necessary to release any lien on or security interest in such Mortgaged Property.

(f) The Property Manager or the Special Servicer, as applicable, shall report to the Indenture Trustee and the Property Manager (if applicable) monthly in writing as to any actions taken by such party with respect to any Mortgaged Property as to which the environmental testing contemplated in Section 3.09(c) has revealed that any of the conditions set forth in either Section 3.09(c)(i)(A) or (i)(B) have not been satisfied, in each case until such matter has been resolved.

(g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Collateral securing a Specially Serviced Loan is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

(h) The Special Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code and promptly deliver to the Indenture Trustee an Officer’s Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

(i) All sales of Mortgaged Properties pursuant to this Section 3.09 shall be conducted in accordance with the provisions of Section 3.18 and Article VII, as applicable.

Section 3.10. Issuers, Custodian and Indenture Trustee to Cooperate; Release of Lease Files and Loan Files.

(a) If from time to time, and as appropriate for servicing of any Mortgage Loan, Lease, assumption of a Lease, modification of a Lease or the re-lease or sale of any Mortgaged Property, the Property Manager or the Special Servicer shall otherwise require the use of any Lease File or Loan File, as applicable (or any portion thereof), the Custodian, upon request of the Property Manager and receipt from the Property Manager of a Request for Release substantially in the form of Exhibit B attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release substantially in the form of Exhibit C attached hereto, shall release such Lease File or Loan File, as applicable (or portion thereof), to the Property Manager or the Special Servicer, as the case may be. Upon return of such Lease File or Loan File, as applicable (or portion thereof), to the Custodian, or upon the Special Servicer’s delivery to the Indenture Trustee of an Officer’s Certificate stating that (i) such Lease or Mortgage Loan has been liquidated and all amounts received or to be received in connection with such Lease or Mortgage Loan are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgaged Property has been sold, a copy of the Request for Release shall be released by the Indenture Trustee to the Property Manager or the Special Servicer, as applicable.

(b) Within seven (7) Business Days of the Special Servicer’s request therefor (or, if the Special Servicer notifies the Issuers and the Indenture Trustee of an exigency, within such shorter period as is reasonable under the circumstances), each of the applicable Issuer and the Indenture Trustee shall execute and deliver to the Special Servicer, in the form supplied to the applicable Issuer and the Indenture Trustee by the Special Servicer, any court pleadings, leases, sale documents or other documents reasonably necessary to the re-lease, foreclosure or sale in respect of any Mortgage Loan or Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the related Lease or Mortgage Loan or to obtain a judgment against an Obligor, or to enforce any other remedies or rights provided by the Lease or Mortgage Loan or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the applicable Issuer, the Property Manager or the Special Servicer; provided, that each of the applicable Issuer and the Indenture Trustee may alternatively execute and deliver to the

Special Servicer, in the form supplied to the applicable Issuer and the Indenture Trustee by the Special Servicer, a limited power of attorney substantially in the form of Exhibit D issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings, leases, sale documents or other documents on behalf of the applicable Issuer or the Indenture Trustee, as the case may be; provided, however, that neither the applicable Issuer nor the Indenture Trustee shall be held liable for any misuse of such power of attorney by the Special Servicer. Together with such pleadings, leases, sale documents or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the applicable Issuer and the Indenture Trustee), the Special Servicer shall deliver to each of the applicable Issuer and the Indenture Trustee an Officer’s Certificate requesting that such pleadings, leases, sale documents or other documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the applicable Issuer or the Indenture Trustee, as the case may be) be executed by the applicable Issuer or the Indenture Trustee and certifying as to the reason such pleadings or documents are required.

(c) Upon the payment in full of any Mortgage Loan, or the receipt by the Property Manager of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Property Manager shall promptly notify the Custodian and the Indenture Trustee by a certification (which certification shall be in the form of a Request for Release substantially in the form of Exhibit B attached hereto, shall be accompanied by the form of any necessary release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it and release of the related Loan File. Upon receipt of such certification and request, the Custodian shall promptly cause the release of the related Loan File to the Property Manager and the Indenture Trustee shall deliver to the Property Manager such release or discharge, duly executed. Except customary fees and expenses, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or other amounts that constitute Collateral.

Section 3.11. Servicing Compensation; Interest on Property Protection Advances.

(a) As compensation for its activities hereunder, the Property Manager shall be entitled to receive the Property Management Fee with respect to each Mortgaged Property and Mortgage Loan included in the Collateral Pool. As to each such Mortgaged Property and Mortgage Loan included in the Collateral Pool, the Property Management Fee shall accrue daily at the related Property Management Fee Rate on the basis of the Collateral Value of each such Mortgaged Property and Mortgage Loan and shall be calculated with respect to each Mortgage Loan on the same basis as interest accrues on such Mortgage Loan and with respect to each Mortgaged Property on a 30/360 Basis. The right to receive the Property Management Fee may not be transferred in whole or in part except in connection with the transfer of all of the Property Manager’s responsibilities and obligations under this Agreement. Earned but unpaid Property Management Fees shall be payable monthly out of general collections on deposit in the Collection Account pursuant to Section 3.05 and Section 2.11 of the Indenture.

(b) On each Remittance Date, the Property Manager shall be entitled to receive: (i) all returned check fees, assumption, modification and similar fees and late payment charges from Obligors with respect to Mortgaged Properties, Leases and Mortgage Loans that are not Specially Serviced Assets as of such Remittance Date; and (ii) any default interest collected on a Mortgaged Property, Lease or Mortgage Loan, but only to the extent that (x) such default interest is allocable to the period (not to exceed 60 days) when such Mortgaged Property, Lease or Mortgage Loan did not constitute a Specially Serviced Asset and (y) such default interest is not allocable to reimburse the Property Manager, the Back-Up Manager or the Indenture Trustee with respect to any Property Protection Advances or interest thereon made in respect of such Mortgage Loan, Lease or Mortgaged Property (collectively, the “Property Manager Additional Servicing Compensation”).

(c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Asset. As to each Specially Serviced Asset, the Special Servicing Fee shall accrue daily from time to time at the Special Servicing Fee Rate on the basis of the Collateral Value of such Specially Serviced Asset and shall be calculated with respect to each Specially Serviced Loan on the same basis as interest accrues on such Specially Serviced Loan and with respect to each Mortgaged Property related to a Specially Serviced Lease on a 30/360 Basis. The Special Servicing Fee with respect to any Specially Serviced Asset shall (subject to Section 3.20 hereof) cease to accrue if (i) the related Mortgaged Property is sold or exchanged for a Qualified Substitute Mortgaged Property or the Specially Serviced Loan is sold or exchanged for a Qualified Substitute Mortgage Loan, as applicable, or (ii) such Specially Serviced Asset becomes a Corrected Lease or a Corrected Loan, as applicable, or (iii) such Specially Serviced Asset becomes a Liquidated Lease or liquidated Mortgage Loan, as applicable. Earned but unpaid Special Servicing Fees shall be payable monthly out of collections on deposit in the Collection Account pursuant to Section 3.05 hereof and Section 2.11 of the Indenture.

The Special Servicer’s right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.

(d) Subject to the last sentence of this Section 3.11(d), on each Remittance Date, the Special Servicer shall be entitled to receive: (i) all returned check fees, assumption, modification and similar fees and late payment charges received on or with respect to the Specially Serviced Assets (determined as of the Remittance Date relating to such Payment Date); and (ii) any default interest collected on a Specially Serviced Asset (to the extent that such default interest is not allocable to reimburse the Property Manager, Indenture Trustee or Back-Up Manager with respect to any Property Protection Advances made in respect of the related Mortgage Loan, Lease or Mortgaged Property or interest thereon and such default interest is not allocable to the Property

Manager under Section 3.11(b)) as additional servicing compensation (collectively, the “Special Servicer Additional Servicing Compensation”). Notwithstanding the foregoing, if the Special Servicer is terminated at a time when no Servicer Replacement Event existed with respect to the Special Servicer and such Special Servicer was servicing or administering any Specially Serviced Asset as of the date of such termination, and such servicing or administration had been continuing for at least two (2) months, then the terminated Special Servicer will be entitled to 50% of all modification fees earned by its successor with respect to such Specially Serviced Asset during the 12-month period following the date of such termination.

(e) As and to the extent permitted by Section 2.11 of the Indenture, the Property Manager, Indenture Trustee and the Back-Up Manager, as applicable, shall each be entitled to receive Advance Interest on the amount of each Advance made thereby for so long as such Advance is outstanding. The Property Manager and the Back-Up Manager shall be reimbursed for Property Protection Advances in accordance with Sections 3.03(d) and 3.05(a) and (b), and Section 2.11 of the Indenture.

Except as otherwise expressly set forth herein, the Property Manager and the Special Servicer shall each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under this Agreement, including fees of any subservicers retained by it. In addition, the Property Manager and the Special Servicer shall not be reimbursed for its own internal costs and expenses and overhead expenses, such as office space expenses, office equipment costs, supply costs or employee salaries or related costs and expenses.

(f) A Workout Fee shall be payable to the Special Servicer with respect to each Corrected Loan or Corrected Lease. As to each such Corrected Loan or Corrected Lease, the Workout Fee will be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of rents, interest (other than Default Interest) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Corrected Loan or Corrected Lease, as applicable, so long as it remains a Corrected Lease or Corrected Loan; provided, that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with (i) the purchase of any Specially Serviced Loan, Mortgaged Property related to any Specially Serviced Lease or REO Property by the Property Manager or the Special Servicer or (ii) the repurchase of any Specially Serviced Loan or Mortgaged Property related to any Specially Serviced Lease by the Originator or Support Provider due to a Collateral Defect within the period provided to the Originator and Support Provider to cure such Collateral Defect. In addition, no Workout Fee shall be payable with respect to any Corrected Loan or Corrected Lease if and to the extent (i) such Mortgage Loan again becomes a Specially Serviced Loan under clause (b) of the definition of “Specially Serviced Loan” or the Lease again becomes a Specially Serviced Lease under clause (b) of the definition of “Specially Serviced Lease” and (ii) no default under the Mortgage Loan or Lease, as applicable, actually occurs, or if such default has occurred, it is remedied within the 60 days provided in such clauses. Except as provided in the preceding sentence, for the avoidance of doubt, a new Workout Fee will become payable if and when a Mortgage Loan or Lease that ceased to be a Corrected Lease or Corrected Loan again becomes a Corrected Lease or Corrected Loan. If the Special Servicer is terminated (with or without cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or Leases that became Corrected Loans or Corrected Leases during the period that it had responsibility for servicing Specially Serviced Assets (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan or Corrected Lease ceases to be payable in accordance with the second preceding sentence. If the Special Servicer is terminated for any reason or resigns as Special Servicer hereunder, and prior to such resignation or termination, any Specially Serviced Asset would have been a Corrected Loan or Corrected Lease but for the related Borrower or Tenant, as applicable, not yet having made three full and consecutive Monthly Payments as provided in the Lease Documents or Loan Documents, then such terminated or resigning Special Servicer shall be entitled to all, and the Successor Special Servicer shall be entitled to none, of the Workout Fee payable in connection with such Specially Serviced Asset after it actually becomes a Corrected Loan or Corrected Lease, as applicable.

(g) A “Liquidation Fee” shall be payable to the Special Servicer with respect to (i) each Mortgage Loan or Mortgaged Property repurchased by the related Originator or the Support Provider due to a Collateral Defect if purchased after the applicable cure period, and shall equal the product of (x) the repurchase price with respect to any such repurchase and (y) the Liquidation Fee Rate, (ii) any Specially Serviced Asset as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower of a Mortgage Loan or for some or all of the Collateral Value from the Mortgaged Property related to a Lease from the Tenant, and shall equal the product of (x) the amount of any such payoff and (y) the Liquidation Fee Rate, or (iii) any Specially Serviced Asset or REO Property as to which the Special Servicer recovers any Liquidation Proceeds, and shall equal the product of (x) the amount of such Liquidation Proceeds and (y) the Liquidation Fee Rate; provided, that no Liquidation Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any Specially Serviced Loan, Mortgaged Property related to any Specially Serviced Lease or REO Property by the Property Manager or the Special Servicer.

(h) As compensation for its activities hereunder, the Back-Up Manager shall be entitled to receive the Back-Up Fee with respect to each Mortgaged Property and Mortgage Loan included in the Collateral Pool. As to each such Mortgaged Property and Mortgage Loan included in the Collateral Pool, the Back-Up Fee shall accrue each day at the related Back-Up Fee Rate on the basis of the Collateral Value of each such Mortgaged Property and Mortgage Loan. The right to receive the Back-Up Fee may not be transferred in whole or in part except in connection with the transfer of all of the Back-Up Manager’s responsibilities and obligations under this Agreement. Earned but unpaid Back-Up Fees shall be payable monthly pursuant to Section 3.05(a) and Section 2.11 of the Indenture.

Section 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

(a) If a Lease or Mortgage Loan becomes a Specially Serviced Asset, the Special Servicer shall perform a physical inspection of the related Mortgaged Property as soon as practicable thereafter and, if such Lease or Mortgage Loan remains a Specially Serviced Asset for more than two years, at least annually thereafter so long as such Lease or Mortgage Loan remains a Specially Serviced Asset. The Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the related Mortgaged Property and that specifies the existence of (i) any sale, abandonment or transfer of such Mortgaged Property, or (ii) any change in the condition or value of such Mortgaged Property that it, in its good faith and reasonable judgment, considers material. The Special Servicer shall deliver to the Issuers, the Indenture Trustee, the Property Manager and the Rating Agencies a copy of each such written report prepared by it within 15 days of the completion of each such inspection. The Special Servicer (i) shall receive reimbursement for reasonable out-of-pocket expenses related to any such inspection and (ii) shall be entitled to a reasonable inspection fee for any such inspection, in each case from the applicable Issuers pursuant to Section 2.11(b) of the Indenture.

(b) The Special Servicer, in the case of any Specially Serviced Asset, and the Property Manager, in the case of all other Leases and Mortgage Loans, shall make reasonable efforts to collect promptly from each related Obligor and review annual operating statements of the related Mortgaged Properties and financial statements of such Obligor required to be provided under the applicable Mortgage Loan or Lease.

(c) Not later than December 15 of each year, commencing December 15, 2014, the Property Manager shall deliver to the Issuers, the Indenture Trustee and the Special Servicer (i) from information, if any, that the Property Manager has most recently received pursuant to Section 3.12(b), a report setting forth the aggregate Fixed Charge Coverage Ratios of all Mortgaged Properties with respect to which it has received sufficient financial information from the applicable Obligor(s) to permit it to calculate such Fixed Charge Coverage Ratio (either at the “unit” level or corporate level, as applicable) and, in each case, identifying the period covered by the related financial statements in its possession, and (ii) a schedule, in the form of the Mortgaged Property Schedule or Mortgage Loan Schedule, as applicable, prepared as of the later of (1) the most recent Series Closing Date and (2) the most recent Transfer Date, and further identifying on such schedule each Lease or Mortgage Loan (x) that has become a Liquidated Lease or liquidated Mortgage Loan since the most recent delivery of such schedule pursuant to this Section 3.12(c)(ii) (or, in the case of the first such delivery, since the Series Closing Date), and specifying the date on which the sale or re-lease of the related Mortgaged Property or Mortgage Loan occurred or (y) that has otherwise terminated in accordance with its terms and, in each case, specifying the date of such sale, re-lease or termination, the amount collected in connection therewith and the amount of any unreimbursed Property Protection Advances, Emergency Property Expenses, Extraordinary Expenses and other amounts due and unpaid under the related Mortgage Loan or Lease incurred in connection therewith.

Section 3.13. Annual Statement as to Compliance.

Each of the Property Manager and the Special Servicer shall deliver to the Issuers, to the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, as soon as available, and in any event by the 15th day after each March 31 of each year (or the next succeeding Business Day if any such day is not a Business Day) beginning in March 2015, an Officer’s Certificate stating, as to each officer signatory thereof, that (i) a review of the activities of the Property Manager or the Special Servicer, as the case may be, during the prior calendar year, and of its performance under this Agreement, has been made under the supervision of the signatories signing such Officer’s Certificate, and (ii) to the best of such signatory’s knowledge, based on such review, the Property Manager or the Special Servicer, as the case may be, complied in all material respects throughout such period with the minimum servicing standards in this Agreement and fulfilled in all material respects throughout such period its obligations under this Agreement or, if there was noncompliance with such standards or a default in the fulfillment of any such obligation in any material respect, such Officer’s Certificate shall include a description of such noncompliance or specify each such default, as the case may be, known to such signatory and the nature and status thereof.

Section 3.14. Reports by Independent Public Accountants.

On or before March 31 of each year, beginning in March 2015, each of the Property Manager and the Special Servicer, at its expense, shall cause an independent, registered public accounting firm (which may also render other services to the Property Manager or the Special Servicer, as the case may be) to furnish to the Issuers and the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager a report containing such firm’s opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the officer’s assertion made pursuant to Section 3.13 by the Property Manager or the Special Servicer, as the case may be, is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute’s standards require it to report and that such examination included tests in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of leases and mortgage loans by Sub-Managers, upon comparable reports for examinations conducted substantially in accordance with such institute’s standards (rendered within one year of such report) of independent public accountants with respect to the related Sub-Manager.

Section 3.15. Access to Certain Information; Delivery of Certain Information.

(a) Each of the Property Manager and the Special Servicer shall afford to the other, to the Issuers, the Indenture Trustee, the Back-Up Manager and the Rating Agencies and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any holder of Notes or LLC Interests, reasonable access to any documentation regarding the Leases, Mortgage Loans and Mortgaged Properties and its servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, rule or regulation or contract or to the extent such information is subject to a privilege under applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Property Manager or the Special Servicer, as the case may be, designated by it.

(b) The Property Manager or the Special Servicer shall notify the Rating Agencies, the Back-Up Manager and the Indenture Trustee of any Mortgaged Property whose Tenant has ceased to exercise its business activity on such Mortgaged Property within 30 days of becoming aware of such a circumstance.

Section 3.16. Title to REO Property.

(a) If title to any REO Property is acquired by the Special Servicer on behalf of the Issuer, the deed or certificate of sale shall be issued to the applicable Issuer. Upon acquisition of such REO Property, the Special Servicer shall, if any amounts remain due and owing under the related Mortgage Note, cause the applicable Issuer to execute and deliver to the Indenture Trustee or the Collateral Agent a new Mortgage (along with appropriate Financing Statements), as applicable, in favor of the Indenture Trustee or the Collateral Agent to secure the lien of the Indenture.

(b) The Special Servicer shall remit to the Property Manager for deposit in the Collection Account or Release Account, as applicable, upon receipt, all REO Revenues, Property Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property or Specially Serviced Asset.

Section 3.17. Management of REO Properties and Mortgaged Properties relating to Defaulted Assets.

(a) [Reserved]

(b) At any time that a Mortgaged Property is not subject to a Mortgage Loan or a Lease or is subject to a Mortgage Loan or a Lease that is (or relates to) a Defaulted Asset or with respect to an REO Property, the Special Servicer’s decision as to how such Mortgaged Property or REO Property shall be managed and operated shall be based on the good faith and reasonable judgment of the Special Servicer as to the best interest of the applicable Issuer and the Noteholders by maximizing (to the extent commercially feasible) the net after-tax revenues received by the applicable Issuer with respect to such property and, to the extent consistent with the foregoing, in the same manner as would commercial loan and lease servicers and asset managers operating property comparable to the respective Mortgaged Property or REO Property under the Servicing Standard. The applicable Issuer, the Indenture Trustee and the Special Servicer may consult with counsel at the expense of the applicable Issuer in connection with determinations required under this Section 3.17(b). Neither the Indenture Trustee nor the Special Servicer shall be liable to the Issuers, the holders of the Notes, the other parties hereto or each other, nor shall the applicable Issuer be liable to the other Issuers, any such holders or to the other parties hereto, for errors in judgment made in good faith in the exercise of their discretion while performing their respective duties, obligations and responsibilities under this Section 3.17(b). Nothing in this Section 3.17(b) is intended to prevent the sale or re-lease of a Mortgaged Property or REO Property pursuant to the terms and subject to the conditions of Section 3.18 and Article VII, as applicable.

(c) The Special Servicer shall have full power and authority to do any and all things in connection with the servicing and administration of any Defaulted Asset and Mortgaged Property subject to a Defaulted Asset and any REO Property as are consistent with the Servicing Standard and, consistent therewith, shall request that the Property Manager make, and the Property Manager shall make, Property Protection Advances, or pay (or cause to be paid) Emergency Property Expenses from funds on deposit in the Collection Account, necessary for the proper operation, management, maintenance and disposition of such Mortgaged Property or REO Property, including:

(i)	all insurance premiums due and payable in respect of such Mortgaged Property or REO Property;

(ii)	all real estate and personal property taxes and assessments in respect of such Mortgaged Property or REO Property that may result in the imposition of a lien thereon (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage);

(iii)	[Reserved]; and

(iv)	all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such Mortgaged Property or REO Property.

Notwithstanding the foregoing, the Property Manager shall have no obligation to make any such Property Protection Advance if (as evidenced by an Officer’s Certificate delivered to the applicable Issuer and the Indenture Trustee) the Property Manager determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Property Protection Advance. The Special Servicer shall submit requests to make Property Protection Advances to the Property Manager not more than once per month unless the Special Servicer determines on an emergency basis in accordance with the Servicing Standard that earlier payment is required to protect the interests of the Issuers and the Noteholders.

Section 3.18. Sale and Exchange of Mortgage Loans, Leases and Mortgaged Properties.

(a) The Property Manager, the Special Servicer and the applicable Issuer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or Mortgaged Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated hereunder. Except with respect to repurchases or substitutions by a related Originator or the Support Provider due to a Collateral Defect, an Issuer may only sell or exchange a Mortgaged Property or Mortgage Loan to or with any of its Affiliates subject to the applicable conditions (if any) set forth in the Indenture (including any applicable Series Supplement) and herein.

(b) The Special Servicer shall act on behalf of the applicable Issuer and the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Asset, Lease related to a Defaulted Asset or REO Property and the collection of all amounts payable in connection therewith. The Special Servicer shall take such actions as it determines in accordance with the Servicing Standard will be in the best interests of the applicable Issuer and the Noteholders. Any sale of a Mortgage Loan, Mortgaged Property, Lease, Defaulted Asset or REO

Property shall be free and clear of the lien of the Indenture and shall be final and without recourse to the applicable Issuer or the Indenture Trustee. If such sale is consummated in accordance with the terms of this Agreement, none of the Property Manager, the Special Servicer or the Indenture Trustee shall have any liability to the Issuers or any holder of Notes with respect to the purchase price therefor accepted by the Property Manager, the Special Servicer or the Indenture Trustee, as the case may be.

Section 3.19. Modifications, Waivers, Amendments and Consents.

(a) The Property Manager and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive any payment on, permit the release of the Obligor on or guarantor of, or approve of the assignment of a Tenant’s interest in its Lease with respect to, or the sublease of all or a portion of, any Mortgaged Property, Lease or Mortgage Loan it is required to service and administer hereunder, without the consent of the Issuers, the Indenture Trustee, any holder of Notes or any Controlling Party or Requisite Global Majority; provided; that (i) in the reasonable judgment of the party agreeing to any such amendment, such amendment will not cause the Current Cashflow Coverage Ratio to be reduced to or below 1.30 or, if the Current Cashflow Coverage Ratio is already equal to or lower than 1.30, will not cause the Current Cashflow Coverage Ratio to be further reduced and (ii) in the reasonable judgment of the party agreeing to any such amendment, such amendment is in the best interest of the Noteholders and will not have an adverse effect on the Collateral Value of the related Mortgaged Property (in the case of any such amendment with respect to a Lease) or Mortgage Loan (in the case of any such amendment with respect to a Mortgage Loan); provided; that any such amendment (x) in connection with a Delinquent Asset or Defaulted Asset, (y) that is required by the terms of the applicable Lease or Mortgage Loan or (z) with respect to which the Rating Condition is satisfied, shall not be subject to the foregoing restrictions set forth in (i) or (ii) above;

(b) From time to time, subject to the Servicing Standard and upon satisfaction of the Rating Agency Notification Condition, the Property Manager or Special Servicer, as applicable, shall be entitled (on behalf of the Issuer and the Indenture Trustee) to release an immaterial portion of any Mortgaged Property that it is then administering from the lien of the Indenture and the Mortgage (and simultaneously release the Issuer’s interest in such portion of such Mortgaged Property) or consent to, or make, an immaterial modification with respect to any Mortgaged Property that it is then administering; provided, that, such Property Manager or Special Servicer shall have certified that it reasonably believes that such release or modification (both individually and collectively with any other similar releases or modifications with respect to such Mortgaged Property) will not materially adversely affect (i) the Appraised Value of such Mortgaged Property or (ii) the Noteholders’ or the holders’ of the Related Series Notes interests in such Mortgaged Property;

(c) The Property Manager and the Special Servicer each may, as a condition to its granting any request by an Obligor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Property Manager’s or Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Lease or Mortgage Loan and is permitted by the terms of such Lease or Mortgage Loan, require that such Obligor pay to it, as Additional Servicing Compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; and

(d) All modifications, waivers, amendments and other actions entered into or taken in respect of a Lease or Mortgage Loan pursuant to this Section 3.19 shall be in writing. Each of the Property Manager and the Special Servicer shall notify the other such party and the Issuers and the Indenture Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Lease or Mortgage Loan pursuant to this Section 3.19 and the date thereof, and shall deliver to the Custodian for deposit in the related Lease File or Loan File an original counterpart of the agreements relating to such modification, waiver, amendment or other action, promptly (and in any event within ten (10) Business Days) following the execution thereof.

Section 3.20. Transfer of Servicing Between Property Manager and Special Servicer; Record Keeping.

(a) Upon determining that a Servicing Transfer Event has occurred with respect to any Lease or Mortgage Loan and if the Property Manager is not also the Special Servicer, the Property Manager shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer, and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Lease or Mortgage Loan reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Manager. The Property Manager shall use its best efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event.

Upon determining that a Specially Serviced Asset has become a Corrected Lease or Corrected Loan and if the Property Manager is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File, to the Property Manager and, upon giving such notice and returning such Servicing File, to the Property Manager, (i) the Special Servicer’s obligation to service such Corrected Lease or Corrected Loan shall terminate, (ii) the Special Servicer’s right to receive the Special Servicing Fee with respect to such Corrected Lease or Corrected Loan shall terminate, and (iii) the obligations of the Property Manager to service and administer such Lease or Mortgage Loan shall resume, in each case, effective as of the first day of the calendar month following the calendar month in which such notice was delivered and return effected.

(b) In servicing any Specially Serviced Assets, the Special Servicer shall provide to the Custodian, for the benefit of the Indenture Trustee, originals of documents included within the definition of “Lease File” for inclusion in the related Lease File and “Loan File” for inclusion in the related Loan File (with a copy of each such original to the Property Manager), and copies of any additional related Lease and Mortgage Loan information, including correspondence with the related Obligor.

(c) Notwithstanding anything in this Agreement to the contrary, in the event that the Property Manager and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Property Manager to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person’s part.

Section 3.21. Sub-Management Agreements.

(a) The Property Manager and the Special Servicer may enter into Sub-Management Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided, that, in each case, the Sub-Management Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Manager to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Property Manager or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of a Servicer Replacement Event), any Back-Up Manager, Successor Property Manager or Successor Special Servicer, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Property Manager or the Special Servicer, as the case may be, under such agreement or, alternatively, may (or the Indenture Trustee may) terminate such Sub-Management Agreement without cause and without payment of any penalty or termination fee; (iii) provides that the Issuers, the Back-Up Manager, the Indenture Trustee, the other parties hereto and, as and to the extent provided herein, the third party beneficiaries hereof shall be third party beneficiaries under such agreement, but that (except to the extent the Back-Up Manager or Successor Property Manager or Successor Special Servicer assumes the obligations of the Property Manager or the Special Servicer, as the case may be, under the applicable Sub-Management Agreement as contemplated by the immediately preceding clause (ii) and, in such case, only from the date of such assumption) none of the Issuers, the Indenture Trustee, the Back-Up Manager, any other party hereto, any successor Property Manager or Special Servicer, as the case may be, any holder of Notes or LLC Interests or any other third party beneficiary hereof shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgaged Property and any related Lease or Mortgage Loan pursuant to this Agreement to terminate such Sub-Management Agreement with respect to such purchased Mortgaged Property and related Lease or Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Manager to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Property Manager or Special Servicer, as the case may be, contemplated by Section 3.19 without the written consent of the Property Manager or Special Servicer, as the case may be; and (vi) does not permit the Sub-Manager any rights of indemnification that may be satisfied out of the Collateral (it being understood that any Sub-Manager shall be entitled to recover amounts in respect of Property Protection Advances as described in the following paragraph). In addition, each Sub-Management Agreement entered into by the Property Manager shall provide that such agreement shall terminate with respect to any Lease and the related Mortgaged Property, and any Mortgage Loan serviced thereunder at the time such Lease or Mortgage Loan becomes a Specially Serviced Asset, and each Sub-Management Agreement entered into by the Special Servicer shall relate only to Specially Serviced Assets and shall terminate with respect to any such Lease or Mortgage Loan that ceases to be a Specially Serviced Asset, in each case pursuant to the terms hereof.

The Property Manager and the Special Servicer shall each deliver to the Issuers and the Indenture Trustee copies of all Sub-Management Agreements, and any amendments thereto and modifications thereof, entered into by it, promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Property Manager or the Special Servicer include actions taken or to be taken by a Sub-Manager on behalf of the Property Manager or the Special Servicer, as the case may be, and in connection therewith, all amounts advanced by any Sub-Manager to satisfy the obligations of the Property Manager hereunder to make Advances shall be deemed to have been advanced by the Property Manager out of its own funds and, accordingly, such amounts constituting Advances shall be recoverable by such Sub-Manager in the same manner and out of the same funds as if such Sub-Manager were the Property Manager. For so long as they are outstanding, Advances shall accrue Advance Interest in accordance with the terms hereof, such interest to be allocable between the Property Manager and such Sub-Manager as they may agree. For purposes of this Agreement, the Property Manager and the Special Servicer each shall be deemed to have received any payment, and shall be obligated to handle such payment in accordance with the terms of this Agreement, when a Sub-Manager retained by it receives such payment. The Property Manager and the Special Servicer each shall notify the other, the Issuers and the Indenture Trustee in writing promptly of the appointment by it of any Sub-Manager.

(b) The Property Manager shall have determined to its commercially reasonable satisfaction that each Sub-Manager shall be authorized to transact business, and shall have obtained all necessary licenses and approvals, in each jurisdiction in which the failure to be so authorized or qualified or to have obtained such licenses would adversely affect its ability to carry out its obligations under the Sub-Management Agreement to which it is a party.

(c) The Property Manager and the Special Servicer, for the benefit of the Issuers, shall (at no expense to the Issuers or the Indenture Trustee) monitor the performance and enforce the obligations of their respective Sub-Managers under the related Sub-Management Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Management Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Property Manager or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Mortgaged Properties and the Mortgage Loans. Subject to the terms of the related Sub-Management Agreement, the Property Manager and the Special Servicer shall each have the right to (in its sole discretion and without the consent of any other person) remove a Sub-Manager retained by it at any time it considers such removal to be in the best interests of the Issuers.

(d) In the event that the Back-Up Manager has succeeded to the rights and assumed the obligations hereunder, of the Property Manager or the Special Servicer, then the Back-Up Manager shall succeed to the rights and assume the obligations of the Property Manager or the Special Servicer, as applicable, under any Sub-Management Agreement, unless the Indenture Trustee elects to terminate any such Sub-Management Agreement in accordance with its terms. In any event, if a Sub-Management Agreement is to be assumed by the Back-Up Manager, then the predecessor Property Manager or the Special Servicer, as applicable, at its expense, shall, upon request of the Back-Up Manager, deliver to the Back-Up Manager all documents and records relating to such Sub-Management Agreement and the Mortgaged Properties and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Management Agreement to the assuming party.

(e) Notwithstanding any Sub-Management Agreement, the Property Manager and the Special Servicer shall remain obligated and liable to the Issuers, the Noteholders, the Indenture Trustee and each other for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans, the Mortgaged Properties and Leases for which it is responsible.

(f) Except as otherwise expressly provided for herein, the Property Manager or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Manager, irrespective of whether its compensation pursuant to this Agreement is sufficient to pay such fees.

(g) Each of the Property Manager and the Special Servicer shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such Sub-Manager retained by it that it has for its own actions hereunder.

ARTICLE IV

REPORTS

Section 4.01. Reports to the Issuers, the Indenture Trustee and the Insurers.

(a) Not later than 2:00 p.m. (New York City time), three (3) Business Days prior to each Payment Date, the Property Manager shall deliver to each of the Issuers and the Indenture Trustee a report containing the information specified on Exhibit F hereto, and such other information with respect to the Mortgage Loans, the Leases and Mortgaged Properties as the Indenture Trustee may reasonably request (such report, the “Determination Date Report”), reflecting information as of the close of business on the last day of the related Collection Period, in a mutually agreeable electronic format. The

Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans, the Leases and Mortgaged Properties as is required by the Indenture Trustee for purposes of making the payments required by Section 2.11(b) of the Indenture and the calculations and reports referred to in Section 6.01 of the Indenture and otherwise therein, in each case as set forth in the written specifications or guidelines issued by any of the Issuers of the Indenture Trustee, as the case may be, from time to time. The Property Manager shall also provide to the Indenture Trustee the wire instructions for the relevant parties to which payments under Section 2.11(b) of the Indenture will be made. The Determination Date Report shall also contain a certification by the Property Manager that the Issuers have not incurred any indebtedness except indebtedness permitted by the Transaction Documents. Such information shall be delivered by the Property Manager to each of the Issuers and the Indenture Trustee in agreed-upon format and such electronic or other form as may be reasonably acceptable to the Issuers and the Indenture Trustee. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Property Manager) provide the Property Manager with such information regarding the Specially Serviced Assets as may be necessary for the Property Manager to prepare each Determination Date Report and any supplemental information to be provided by the Property Manager to the Issuers or the Indenture Trustee.

(b) By 1:00 p.m. (New York City time), two (2) Business Days after the last day of each Collection Period, the Special Servicer shall deliver to the Property Manager and the Indenture Trustee a report containing such information relating to the Specially Serviced Assets and in such form as the Indenture Trustee may reasonably request (such report, the “Special Servicer Report”) reflecting information as of the close of business on the last day of such Collection Period.

(c) Not later than the 30th day following the end of each calendar quarter, commencing with the quarter ended September 30, 2014, the Special Servicer shall deliver to the Indenture Trustee and the Property Manager a report containing such information and in such form as the Indenture Trustee may reasonably request (such report a “Modified Collateral Detail and Realized Loss Report”) with respect to all operating statements and other financial information collected or otherwise obtained by the Special Servicer pursuant to Section 3.12(b) during such calendar quarter.

Section 4.02. Use of Agents.

The Property Manager may at its own expense utilize agents or attorneys-in-fact, including Sub-Managers, in performing any of its obligations under this Article IV, but no such utilization shall relieve the Property Manager from any of such obligations, and the Property Manager shall remain responsible for all acts and omissions of any such agent or attorney-in-fact. The Property Manager shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article V, and (except as set forth in Section 3.21(a)) any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Property Manager under Section 5.03(a). Such indemnities shall be expenses, costs and liabilities of the Issuers, and any such agent or attorney-in-fact shall be entitled to be reimbursed (to the same extent the Property Manager would be entitled to be reimbursed) as provided in Section 2.11 of the Indenture.

ARTICLE V

THE PROPERTY MANAGER AND THE SPECIAL SERVICER

Section 5.01. Liability of the Property Manager and the Special Servicer.

The Property Manager and the Special Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Property Manager and the Special Servicer, respectively, herein.

Section 5.02. Merger, Consolidation or Conversion of the Property Manager and the Special Servicer.

Subject to the following paragraph, the Property Manager and the Special Servicer shall each keep in full effect its existence, rights and franchises as a partnership, corporation, bank or association under the laws of the jurisdiction of its formation, and each will obtain and preserve its qualification to do business as a foreign partnership, corporation, bank or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Leases and the Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Property Manager and the Special Servicer may be merged or consolidated with or into any Person, or may transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Property Manager or the Special Servicer is a party, or any Person succeeding to the business of the Property Manager or the Special Servicer, will be the successor Property Manager or the successor Special Servicer, as the case may be, hereunder, and each of the Property Manager and the Special Servicer may transfer any or all of its rights and obligations under this Agreement to any Person; provided, however, that no such successor, surviving Person or transferee shall succeed to the rights of the Property Manager or the Special Servicer unless (a) the Rating Condition is satisfied or (b) such successor is an affiliate of the Property Manager or the Special Servicer and the obligations of such successor hereunder are guaranteed by the Support Provider.

Section 5.03. Limitation on Liability of the Property Manager, the Special Servicer and the Back-Up Manager; Environmental Liabilities.

(a) None of the Property Manager, the Special Servicer or the Back-Up Manager or any director, partner, member, manager, officer, employee or agent of any such party or Control Person over any of them shall be under any liability to the Issuers, the Indenture Trustee, the Collateral Agent, the Custodian or the holders of the Notes or the LLC Interests or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that none of the Property Manager, the Special Servicer or the Back-Up Manager shall be protected against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Property Manager and the Special Servicer and the Back-Up Manager (each, an “Applicable Party”) and any director, officer, partner, member, manager, employee or agent of any such person or Control Person of any of them shall be entitled to indemnification by the Issuers, payable, subject to Section 5.04 of the Indenture and pursuant to Section 2.11 of the Indenture, against any loss, liability or expense incurred in connection with the performance of duties or obligations hereunder or under any other Transaction Document or in connection with any legal action that relates to this Agreement or any other Transaction Document; provided, however, that such indemnification shall not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under this Agreement. Each Applicable Party shall indemnify the Issuers, the Indenture Trustee and the Collateral Agent and any director, officer, employee, agent or Control Person of any of them against any loss, liability or expense resulting from the misfeasance, bad faith or negligence in the performance of such Applicable Party’s duties or obligations under this Agreement. No Applicable Party shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each Applicable Party shall be permitted, at its sole discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties hereto or the interests of any Issuer hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be reimbursed by the Issuers in accordance with Section 2.11(b) of the Indenture.

(b) The Property Manager shall enforce or pursue in accordance with the Servicing Standard any claim for payment, indemnity or reimbursement available to any of the Issuers or the Indenture Trustee in respect of any environmental liabilities, losses, claims, costs or expenses, including, without limitation, any right to payment under an Environmental Indemnity Agreement or a Performance Undertaking. The Property Manager shall seek payment from the Support Provider for any indemnities due under an Environmental Indemnity Agreement to the extent any such amounts are not paid by the applicable Issuer on a current basis from the Available Amount on any Payment Date in accordance with Section 2.11(b) of the Indenture. Any amounts advanced by Spirit Realty, in its capacity as Property Manager, in respect of environmental matters that are payable by the applicable Issuer under an Environmental Indemnity Agreement and are not reimbursed on a current basis as described above, shall be deemed to be payment by Spirit Realty, in its capacity as Support Provider, and Spirit Realty shall not be entitled to reimbursement of any such amounts as a Property Protection Advance.

Section 5.04. Term of Service; Property Manager and Special Servicer Not to Resign.

Subject to (and without limiting) Section 5.02, hereof, neither the Property Manager nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, such other activities causing such a conflict being of a type and nature carried on by the Property Manager or the Special Servicer, as the case may be, at the date of this Agreement. Any such determination permitting the resignation of the Property Manager or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect that shall be delivered to the Issuers and the Indenture Trustee. No such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of the resigning party hereunder. If within one hundred twenty (120) days of the date of such determination, no successor shall have assumed the applicable responsibilities and obligations of the resigning party, such Property Manager or Special Servicer shall be permitted to petition a court of competent jurisdiction to appoint a successor.

Notwithstanding anything to the contrary herein, each of the Property Manager and the Special Servicer may cause all or part of the obligations and duties imposed on it by this Agreement to be assumed by, and may assign part or all of its rights, benefits or privileges hereunder to, another Person; provided, that (i) the assuming party is an Eligible Successor and (ii) unless the assuming party or assignee is an Affiliate of the Property Manager or Special Servicer whose obligations and duties hereunder are guaranteed by the Support Provider, the Rating Condition shall have been satisfied with respect to any such assumption or assignment. Upon any such assignment or assumption, the Property Manager and/or the Special Servicer, as applicable, shall be relieved from all liability hereunder for acts or omissions the assuming Person or assignee, as applicable, occurring after the date of such assignment or assumption.

If the Property Manager, Special Servicer or Back-Up Manager shall resign pursuant to this Section 5.04 or be removed pursuant to Section 6.01, then such resigning Property Manager, Special Servicer or Back-Up Manager, as applicable, must pay all reasonable costs and expenses associated with the transfer of its duties and cooperate reasonably with its successor in order to effect such transfer.

Except as provided herein, neither the Property Manager nor the Special Servicer shall assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to or subcontract with, or authorize or appoint, any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder, or cause any other Person to assume such duties, covenants or obligations. If, pursuant to any provision hereof, all of the duties and obligations of the Property Manager or the Special Servicer are transferred by an assignment and assumption to a successor thereto, the entire amount of compensation payable to the Property Manager or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

Section 5.05. Rights of Certain Persons in Respect of the Property Manager and the Special Servicer.

Each of the Property Manager and the Special Servicer shall afford to the other and, also to the Issuers and the Indenture Trustee, upon reasonable notice, during normal business hours, (a) access to all records maintained by it relating to the Mortgage Loans, Mortgaged Properties and Leases included in the Collateral Pool and in respect of its rights and obligations hereunder and (b) access to such of its officers as are responsible for such obligations; provided, that, in no event shall the Property Manager or Special Servicer be required to take any action that violates applicable law, contract or regulation. The Issuers may, but are not obligated to, enforce the obligations of the Property Manager and the Special Servicer hereunder and may, but are not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Property Manager or the Special Servicer hereunder, or, in connection with any such defaulted obligation, exercise the related rights of the Property Manager or the Special Servicer hereunder; provided, however, that neither the Property Manager nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by any such Issuer or its designee. The Issuer shall not have any responsibility or liability for any action or failure to act by or with respect to the Property Manager or the Special Servicer.

Section 5.06. [Reserved].

Section 5.07. Property Manager or Special Servicer as Owner of Notes.

The Property Manager or an Affiliate of the Property Manager, or the Special Servicer or an Affiliate of the Special Servicer, may become the holder of any Notes or any LLC Interests with the same rights (unless otherwise expressly provided in a Transaction Document) as it would have if it were not the Property Manager, the Special Servicer or any such Affiliate. If, at any time during which the Property Manager, the Special Servicer or any of their respective Affiliates is the holder of any Note or LLC Interest, the Property Manager or the Special Servicer proposes to take or omit to take action (i) which action or omission is not expressly prohibited by the terms hereof and would not, in the Property Manager or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) which action, if taken, or omission, if made, might nonetheless, in the Property Manager’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Property Manager or the Special Servicer may, but need not, seek the approval of the holders of the Notes and the LLC Interests to such action or omission by delivering to the Issuers and the Indenture Trustee a written notice that (a) states that it is delivered pursuant to this Section 5.07, (b) identifies the portion of Notes and LLC Interests beneficially owned by the Property Manager or the Special Servicer or any Affiliate of the Property Manager or the Special Servicer, and (c) describes in reasonable detail the action that the Property Manager or the Special Servicer, as the case may be, proposes to take or omit. Upon receipt of such notice, the Issuers shall forward such notice to the applicable holders of the LLC Interests. If, at any time, the Requisite Global Majority separately consent in writing to the proposal described in the such notice, and if the Property Manager or the Special Servicer, as the case may be, takes action and/or omits to take action as proposed in such notice, such action and/or omission will be deemed to comply with the Servicing Standard. It is not the intent of the foregoing provision that the Property Manager or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

ARTICLE VI

SERVICER REPLACEMENT EVENTS

Section 6.01. Servicer Replacement Events.

(a) “Servicer Replacement Event,” wherever used herein with respect to the Property Manager or Special Servicer, means any one of the following events:

(i)	any failure by the Property Manager or the Special Servicer to remit or deposit moneys, as required under the Indenture or this Agreement, to the Collection Account, the Release Account or the Payment Account, which failure remains unremedied for one (1) Business Day after the earlier of (x) the date on which notice of such failure, requiring the same to be remedied, is given to the Property Manager or Special Servicer, as applicable, by the Indenture Trustee, or to such Property Manager or Special Servicer, as applicable, and the Indenture Trustee by the Noteholders holding at least 25% of the Aggregate Series Principal Balance and (y) actual knowledge of such failure by such Property Manager or Special Servicer, as applicable; or

(ii)	the Property Manager fails to make any P&I Advance as required by this Agreement;

(iii)	the Property Manager fails to make any Property Protection Advance or fails to pay (or, in the event the Property Manager is Spirit Realty, fails to direct the Indenture Trustee to pay) any Emergency Property Expenses from funds on deposit in the Collection Account, in each case as required by the Indenture or this Agreement, which failure remains unremedied for three (3) Business Days after the earlier of (x) the date on which notice of such failure, requiring the same to be remedied, shall have been given to such Property Manager by the Indenture Trustee, or to such Property Manager and the Indenture Trustee by the Noteholders holding at least 25% of the Aggregate Series Principal Balance and (y) actual knowledge of such failure by such Property Manager; or

(iv)	either the Property Manager or the Special Servicer fails to comply in any material respect with any other of the covenants or agreements on the part of the Property Manager or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure shall have been received by the Property Manager or the Special Servicer, as applicable (15 days in the case of a failure to pay the premium for any insurance policy required to be maintained pursuant to this Agreement or such fewer days as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable); provided, however, that if the failure is capable of being cured and such Property Manager or Special Servicer is diligently pursuing that cure, the 30 day period will be extended for another 30 days; or

(v)	any breach on the part of the Property Manager or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of the Issuers or the Noteholders and that continues unremedied for a period of 30 days after the date on which notice of such breach is given to the Property Manager or the Special Servicer, as applicable; provided, however, that if the breach is capable of being cured and such Property Manager or Special Servicer is diligently pursuing that cure, the 30 day period will be extended for another 30 days; or

(vi)	(a) the Property Manager or the Special Servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or relating to all or substantially all of its assets or admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations; or (b) a decree or order of a court having jurisdiction in any involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the Property Manager or the Special Servicer and the decree or order remains in force for a period of 60 days; provided, that if any decree or order cannot be discharged, dismissed or stayed within the 60-day period, such Property Manager or Special Servicer will have an addition 30 days to effect the discharge, so long as it commenced proceedings to have the decree or order dismissed within the initial 60-day period and it is continuing to pursue the discharge; or

(vii)	either the Property Manager or Special Servicer assigns any of its obligations to any third party other than as permitted under this Agreement or any other Transaction Document and does not remedy such breach within five business days of such assignment; or

(viii)	either the Property Manager or the Special Servicer fails to observe any material reporting requirements under this Agreement, which failure remains unremedied 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Property Manager or the Special Servicer, as applicable, by any other party to this Agreement or the Indenture Trustee; or

(ix)	any Issuer or the Indenture Trustee has received notice in writing from any Rating Agency then rating any Notes at the request of an Issuer citing servicing concerns and stating that the continuation of the Property Manager or the Special Servicer in such capacity would be the sole cause of or be a material reason for a downgrade, qualification or withdrawal of any of the ratings then assigned by such Rating Agency to such Notes; or

(x)	the declaration of an Indenture Event of Default; or

(xi)	an Early Amortization Event occurs and is continuing that is reasonably determined by the Backup Manager (unless the Back-Up Manager is then serving as Property Manager or Special Servicer) or the Requisite Global Majority to be primarily attributable to acts or omissions of the Property Manager or the Special Servicer rather than general market factors (provided that the occurrence of an Early Amortization Event determined to be attributable to the acts or omissions of a Property Manager or Special Servicer that has been replaced shall not cause a Replacement Event with respect to any Successor Property Manager or Successor Special Servicer (including the Back-Up Manager)); or

(xii)	the Property Manager or the Special Servicer has engaged in fraud, gross negligence or willful misconduct in connection with its performance under this Agreement and such event could reasonably be expected to have a material adverse effect on the use, value or operation of the Collateral Pool (taken as a whole), and remains unremedied for 30 days after the Property Manager or the Special Servicer receives written notice thereof.

When a single entity acts as Property Manager and Special Servicer, a Servicer Replacement Event in one such capacity shall constitute a Servicer Replacement Event in each such capacity. In the event that the same entity is serving as both Property Manager and Special Servicer and such entity is terminated hereunder in one such capacity (in accordance with Section 6.01(b)), it shall automatically be terminated in both such capacities. Each of the Property Manager and the Special Servicer will notify the Indenture Trustee in writing of the occurrence of a Servicer Replacement Event or an event that, with the giving of notice or the expiration of any cure period, or both, would constitute a Servicer Replacement Event promptly upon obtaining actual knowledge thereof.

(b) (i) If any Servicer Replacement Event (other than any Servicer Replacement Event under Sections 6.01(a)(vi)) occurs with respect to the Property Manager or the Special Servicer (in either case, for purposes of this Section 6.01(b), the “Defaulting Party”) of which a responsible officer of the Indenture Trustee shall have actual knowledge shall occur, then the Indenture Trustee shall provide written notice thereof to the Noteholders requesting that the Noteholders (excluding Spirit Realty and its affiliates) direct the removal of the Property Manager and/or Special Servicer or waive such Servicer Replacement Event. In the event that, while such Servicer Replacement Event is continuing, the Requisite Global Majority directs the removal of such Property Manager and/or Special Servicer, as applicable, the Indenture Trustee will terminate such Property Manager or Special Servicer by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto). For the avoidance of doubt, no such direction may occur in the event that a Servicer Replacement Event is not continuing. Upon the occurrence of any Servicer Replacement Event under Sections 6.01(a)(vi) with respect to any Defaulting Party, such Defaulting Party shall be immediately terminated without any further action on the part of any other person. Following any such termination of a Defaulting Party as described in this Section 6.01(b), the Back-Up Manager shall replace the Defaulting Party as Property Manager and/or Special Servicer, as applicable, subject to and in accordance with Section 6.02(b) and shall have all the rights, duties and obligations of the Property Manager and/or Special Servicer, as applicable, hereunder until a Successor Property Manager or Successor Special Servicer, as applicable, shall have been appointed. Promptly after any such termination, the Indenture Trustee (acting at the written direction of the Requisite Global Majority) shall appoint a successor property manager (the “Successor Property Manager”) and/or a successor special servicer (the “Successor Special Servicer”) in accordance with Section 6.01(b)(iii), each of which shall serve as and have all the rights, duties and obligations of the Property Manager of the Special Servicer, as applicable, hereunder; provided, that any Successor Property Manager or Successor Special Servicer must be an Eligible Successor at the time of such appointment. Upon its appointment, the Successor Property Manager or Successor Special Servicer shall be the successor in all respects to the Property Manager or Special Servicer, as applicable, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed upon the Property Manager or Special Servicer by the terms and provisions hereof; provided, that, no such Successor Special Servicer or Successor Property Manager shall have any liability with respect to any duties or obligations of the terminated Property Manager or Special Servicer, as applicable, accruing prior to the date of such appointment. Notwithstanding the foregoing, if a Replacement Event under Section 6.01(b)(ii) or (iii) occurs as a result of a failure by the Property Manager to make any Advance and the Back-Up Manager makes such Advance, for so long as the Property Manager has not reimbursed the amount of such Advance to the Back-Up Manager, the Back-Up Manager will have the right to immediately terminate the Property Manager (and the Special Servicer, if the Property Manager and the Special Servicer are the same entity) and become the Successor Property Manager (and the Successor Special Servicer, if the Property Manager being replaced and the Special Servicer are the same entity). In any such event, the Back-Up Manager shall be deemed to have been appointed the Successor Property Manager and, if applicable, the Successor Special Servicer hereunder (regardless of whether any of the other conditions of this Section 6.01(b) are satisfied).

(ii) Unless otherwise expressly set forth herein, any such appointment of a Successor Property Manager or Successor Special Servicer will be subject to (i) the satisfaction of the Rating Condition and (ii) the written agreement of the Successor Property Manager or Successor Special Servicer to be bound by the terms and conditions of this Agreement, together with an Opinion of Counsel regarding the enforceability of such agreement. Subject to the foregoing conditions set forth in Section 6.01(b), any person, including any holder of Notes or LLC Interests or any Affiliate thereof, may be appointed as Successor Property Manager or Successor Special Servicer.

(iii) In the event that a Successor Property Manager or Successor Special Servicer (other than the Back-Up Manager), as applicable, has failed to assume all of the duties and obligations of the Defaulting Party as provided in this Agreement within 30 days of written notice of termination to such Defaulting Party (the “Successor Replacement Date”), the Back-

Up Manager shall automatically (and without further action and regardless of whether any of the other conditions of this Section 6.01(b) are satisfied) be (and shall have been deemed to have been appointed) the Successor Property Manager or the Successor Special Servicer, as applicable, under this Agreement; provided, however, that the Indenture Trustee shall (at the direction of the Requisite Global Majority) replace the Back-Up Manager acting as Successor Property Manager or Successor Special Servicer without cause upon 30 days written notice and appoint a new Successor Property Manager or Successor Special Servicer specified in such Requisite Global Majority’s direction; provided, that (i) such appointment shall be subject to the terms and conditions of the appointment of a Successor Property Manager or Successor Special Servicer, as applicable, set forth in this Section 6.01(b)(i) and (ii) the Back-Up Manager shall continue serving as Property Manager or Special Servicer, as applicable, until such appointment is effected.

(iv) In the event that a Successor Property Manager or Successor Special Servicer, as applicable, other than the Back-Up Servicer has not been appointed within thirty (30) days of the applicable Successor Replacement Date, the Back-Up Manager may (but shall not be obligated to) direct the Indenture Trustee to appoint (for the avoidance of doubt, subject to the terms and conditions of the appointment of a Successor Property Manager or Successor Special Servicer, as applicable, set forth in this Section 6.01(b)(i) and (ii)) a Successor Property Manager or Successor Special Servicer designated by the Back-Up Manager; provided, that the Back-Up Manager will continue serving as Property Manager or Special Servicer, as applicable, until a Successor Property Manager or Successor Special Servicer, as applicable, has been so appointed. If the Back-Up Manager does not direct the Indenture Trustee to appoint a Successor Property Manager or Successor Special Servicer within 60 days of the applicable Successor Replacement Date, then such Back-Up Manager will no longer be permitted to so direct the Indenture Trustee.

(v) Each of the Property Manager and the Special Servicer agrees that, if it is terminated pursuant to this Section 6.01(b), it shall (i) promptly (and in any event not later than ten (10) Business Days prior to the effective date of such termination) provide the Back-Up Manager or any Successor Property Manager or Successor Special Servicer, as applicable, with all documents and records in accordance with Section 6.02(b), (ii) cooperate with such successor in effecting the termination of the duties, obligations, responsibilities and rights of the Property Manager or Special Servicer hereunder and transferring such duties, obligations and responsibilities to such successor, (including carrying out the actions set forth in Section 6.02) and (iii) in the event that it receives any amounts that constitute Collateral, transfer such amounts to the Property Manager (it being understood that if the Property Manager has been terminated, such amounts shall be transferred to the Successor Property Manager that succeeds such Property Manager) within two (2) Business Days after receipt thereof; provided, however, that the Property Manager and the Special Servicer each shall, if terminated pursuant to this Section 6.01(b), continue to be obligated for or entitled to pay or receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Property Protection Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 5.03(a) notwithstanding any such termination. Any Successor Property Manager or a Successor Special Servicer shall use reasonable efforts to diligently complete the physical transfer of servicing from the terminated Property Manager or Special Servicer, as applicable, with the cooperation of such Property Manager or Special Servicer.

Section 6.02. Successor Property Manager.

(a) In the event that a Successor Property Manager (including the Back-Up Manager) is appointed, the terminated Property Manager shall arrange for the delivery to the Successor Property Manager of all of the Servicing Files (other than with respect to any Specially Serviced Asset), which Servicing Files shall contain sufficient data to permit the Successor Property Manager to assume the duties of the Property Manager hereunder without delay on account of the absence of relevant servicing information. In the event that a Successor Special Servicer (including the Back-Up Manager) is appointed, the terminated Special Servicer shall arrange for the delivery to the Successor Special Servicer of all of the Servicing Files for any Specially Serviced Asset, which Servicing Files shall contain sufficient data to permit the Successor Special Servicer to assume the duties of the Special Servicer hereunder without delay on account of the absence of relevant servicing information.

(b) The Issuers, if they determine in their reasonable discretion that enforcement rights and/or remedies are available to the holders of the Notes against the terminated Property Manager or Special Servicer and it is prudent under the circumstances to enforce such rights, agree to enforce their rights under this Agreement against the terminated Property Manager or Special Servicer, including any rights they have to enforce each Defaulting Party’s obligation to fully cooperate in the orderly transfer and transition of servicing and otherwise comply with the terms of this Agreement. In the event that the Successor Special Servicer or Successor Property Manager discovers or becomes aware of any errors in any records or data of the terminated Special Servicer or Property Manager which impairs its ability to perform its duties hereunder, such Successor Property Manager or Successor Special Servicer shall notify the Issuers and the Indenture Trustee in writing of such errors and shall, at such terminated Special Servicer’s or Property Manager’s expense and upon the Issuers’ direction, undertake to correct or reconstruct such records or data.

(c) From and after the date of this Agreement until the Back-Up Manager becomes the Successor Property Manager, the Property Manager shall (i) provide or cause to be provided to the Back-Up Manager on the 20th day of each month, in electronic form, a complete data tape of the Mortgage Loan Schedule, the Mortgaged Property Schedule and such other information as any Issuer may reasonably deem necessary, including all information necessary to determine the Release Price with respect to any Mortgage Loan or Mortgaged Property and the original purchase price paid by any Issuer in respect of any Mortgage Loan or Mortgaged Property and (ii) make available to the Back-Up Manager a copy of each Determination Date Report, Modified Collateral Detail and Realized Loss Report and any Special Servicer Report. The Back-Up Manager will perform an initial comprehensive data integrity review and a monthly review of this information to determine whether it provides adequate information to enable the Back-Up Manager to perform its obligations hereunder as the Back-Up Manager. To the extent that the Back-Up Manager determines within ten (10) calendar days of its receipt of such information that such information is adequate for the Back-Up Manager to perform its obligations as the Back-Up Manager, the Back-Up Manager will provide the Issuers and the Indenture Trustee with written notice to that effect. To the extent that the Back-Up Manager determines within ten (10) calendar days of its receipt of such information that such information is inadequate for the Back-Up Manager to perform its obligations as the Back-Up Manager, the Back-Up Manager will provide prompt written notice to the Issuers and the Property Manager identifying any deficiencies in such information that do not enable the Back-Up Manager to perform its obligations as the Back-Up Manager. The Property Manager shall use its best efforts to provide any such deficient information to the Back-Up Manager within ten (10) calendar days of receipt of such notice from the Back-Up Manager.

(d) Within ten (10) Business Days of the date of receipt from the Property Manager, the Back-Up Manager shall, in order to understand the purpose of each data field (and the interrelationships among such data fields), review the form of Determination Date Report, Modified Collateral Detail and Realized Loss Report and the Special Servicer Report, each in the form agreed to by the Property Manager and the Back-Up Manager. Provided the data in the Determination Date Report, the Special Servicer Report and the Modified Collateral Detail and Realized Loss Report are in a format readable by the Back-Up Manager, the Back-Up Manager shall create a set of conversion routines and database mapping programs, as necessary, that will enable the Back-Up Manager to (i) receive such data from the Property Manager on a monthly basis and to ensure that the data is readable, and (ii) independently generate such Determination Date Reports and Special Servicer Reports, as applicable, in the event that it is appointed Successor Property Manager or Successor Special Servicer.

(e) On a monthly basis, the Back-Up Manager shall (x) verify receipt of the Determination Date Report and the Special Servicer Report required to be delivered by the Property Manager, together with any other records and data supplied to the Issuers, Indenture Trustee or otherwise hereunder, by Property Manager with respect to the Mortgage Loans and Leases, and (y) verify that such records and data are in a readable format.

(f) The Back-Up Manager may resign from its obligations under this Agreement (i) with the consent of the Requisite Global Majority, (ii) upon a determination that the performance of its hereunder duties and obligations are no longer permitted under applicable law or (iii) if the Back-Up Manager identifies a successor back-up manager whose appointment as successor Back-Up Manager satisfies the Rating Condition, and in each case a written assumption agreement is executed whereby such successor assumes all rights, duties and obligations of the Back-Up Manager. No such resignation shall become effective a successor shall have assumed the responsibilities and obligations of the Back-Up Manager party hereunder.

Section 6.03. Additional Remedies of the Issuers and the Indenture Trustee upon a Servicer Replacement Event.

During the continuance of any Servicer Replacement Event, so long as such Servicer Replacement Event shall not have been remedied, in addition to the rights specified in Section 6.01, the Issuers shall have the right, and the Indenture Trustee shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Replacement Event.

ARTICLE VII

TRANSFERS AND EXCHANGES OF MORTGAGED PROPERTIES AND MORTGAGE LOANS BY THE APPLICABLE ISSUERS; RELEASE OF MORTGAGED PROPERTIES AND MORTGAGE LOANS BY THE APPLICABLE ISSUERS.

Section 7.01. Released Mortgage Loans and Released Mortgaged Properties.

(a) The applicable Issuers may obtain the release (the “Release”) of Mortgage Loans or Mortgaged Properties (any such Mortgage Loan or Mortgaged Property, a “Released Mortgage Loan” or “Released Mortgaged Property” as applicable) from the lien of the Indenture in connection with (i) the exercise of a Third Party Purchase Option, (ii) the purchase or substitution of a Delinquent Asset or Defaulted Asset by the Special Servicer or the Property Manager or any assignee thereof, (iii) the repurchase or substitution of a Mortgage Loan or Mortgaged Property by an applicable Cure Party due to a Collateral Defect, (iv) the sale of a Mortgage Loan or Mortgaged Property to the Support Provider, a third party unaffiliated with Spirit Realty or to a Spirit SPE or (v) the exchange of a Mortgage Loan or Mortgaged Property with the Support Provider, a third party unaffiliated with Spirit Realty, the Support Provider or a Spirit SPE; provided, however, that in no event shall any such release be obtained unless, after giving effect to any such Release and any resulting changes to the Collateral Pool, the Indenture Trustee shall have received an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, no tax gain or loss will be recognized by any Noteholder or any Issuer with respect to any outstanding Series solely as a result of such action and the resulting changes in the Collateral Pool (the “Tax Required Condition”). In connection with the Release of (i) any Released Mortgaged Property, the related Lease and the related Lease File shall be simultaneously released from the lien of the Indenture or (ii) any Released Mortgage Loan, the related Loan File shall be simultaneously released from the lien of the Indenture. The applicable Issuers shall obtain any Release that it is required to obtain in accordance with the terms hereof.

(b) Except in connection with the release of a Mortgage Loan or a Mortgaged Property in exchange for one or more Qualified Substitute Mortgage Loans or one or more Qualified Substitute Mortgaged Properties, the applicable Issuer will be required to obtain the applicable Release Price in order to obtain the Release of a Mortgage Loan or Mortgaged Property. The “Release Price” for any Mortgage Loan or Mortgaged Property will be an amount equal to (i) the Third Party Option Price if the release occurs in connection with any Third Party Purchase Option, (ii) with respect to any Delinquent Asset or Defaulted Asset purchased by the Special Servicer or the Property Manager or any assignee thereof the greater of (A) the Fair Market Value thereof and (B) the Allocated Loan Amount thereof as of the First Collateral Date with respect thereto, (iii) the Payoff Amount with respect to any Mortgage Loan or Mortgaged Property repurchased by the related Originator or the Support Provider due to a Collateral Defect, (iv) the greater of (A) the Fair Market Value and (B) the sum of 125% of the Allocated Loan Amount thereof as of the First Collateral Date with respect thereto plus unreimbursed Property Protection Advances (plus Advance Interest thereon), Emergency Property Expenses, Extraordinary Expenses, Special Servicing Fees, Liquidation Fees and Workout Fees for any Mortgage Loan or Mortgaged Property sold to the Support Provider, to a third party unaffiliated with Spirit Realty or to a Spirit SPE or (v) the Fair Market Value of any Mortgage Loan or Mortgaged Property, as applicable, in each case if (X) the Property Manager or the Special Servicer deems the release and sale of such Mortgage Loan or Mortgaged Property to be in the best interest of the Noteholders and (Y) the Rating Agency Notification Condition is satisfied with respect to such release and sale; provided, that after giving effect to such sale, the aggregate Collateral Value of all Mortgaged Properties (determined as of the First Collateral Date with respect to such Mortgaged Properties) and Mortgage Loans (determined as of the release date with respect to each such Released Mortgage Loan) owned by the Issuer that have been sold to affiliates of the Issuers pursuant to this clause (v) would not exceed, (a) in any twelve month period, 15.0% of the Aggregate Collateral Value as of the most recent Series Closing Date (which may be as of the date hereof) or (b) 35.0% of the Aggregate Collateral Value (determined as of the applicable Starting Closing Date) during the Series Closing Period in which such sale occurs; provided, further, that the Issuers shall only be permitted to sell such Mortgaged Properties and Mortgage Loans pursuant to this clause (v) to its affiliates in the event that the Property Manager or the Special Servicer determines that such sale is reasonably necessary in order to manage the Cashflow Coverage Ratios or compliance with the Maximum Asset Concentrations. In addition, the Issuers shall not acquire any Mortgaged Property or Mortgage Loan pursuant to this Section 7.01 in the event that, after giving effect to such acquisition, any Property Concentration would exceed the Maximum Asset Concentrations set forth in the Indenture or any Series Supplement and in effect at the time of such acquisition.

In determining the Fair Market Value with respect to any Mortgaged Property or Mortgage Loan, the Property Manager or the Special Servicer, as applicable, shall establish a price determined to be the most probable price which such Mortgage Loan or Mortgaged Property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. In making any such determination, the Property Manager or Special Servicer, as applicable, (X) may obtain an MAI appraisal of the related Mortgaged Property; provided that in the case of a sale of a Mortgaged Property or Mortgage Loan to an affiliate of the Issuer pursuant to clause (v) of the definition of “Release Price”, the Property Manager or Special Servicer shall obtain such an appraisal and (Y) shall assume the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (i) buyer and seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and (v) the price represents the normal consideration for such Mortgage Loan or Mortgaged Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. In making any such determination, the Property Manager or Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan or Lease, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser’s foreclosing on the related Mortgaged Property. In addition, the Property Manager or the Special Servicer, as applicable, shall refer to all other relevant information obtained by it or otherwise contained in the related servicing file, taking into account any change in circumstances regarding the related Mortgaged Property known to the Property Manager or the Special Servicer, as applicable, that would materially affect the value of the related Mortgaged Property reflected in the most recent related appraisal. Furthermore, the Property Manager or the Special Servicer, as applicable, may consider available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Property Manager or the Special Servicer, as applicable, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Property Manager or the Special Servicer, as applicable, may also conclusively rely on any opinions or reports of qualified independent experts in real estate or commercial mortgage loan matters. All reasonable costs and expenses incurred by the Property Manager or the Special Servicer, as applicable, pursuant to making a determination of Fair Market Value shall constitute, and be reimbursable as, Property Protection Advances.

(c) Any (i) Release Price (plus sales proceeds in excess thereof (any such excess amount, a “Purchase Premium”)) received by the applicable Issuer in connection with the release of a Mortgage Loan or Mortgaged Property (other than during a Disposition Period) and (ii) Balloon Payments or Principal Prepayments received in connection with a Mortgage Loan, in each case shall be deposited into the Release Account (or, during the continuance of an Early Amortization Event, the Collection Account).

(d) For the avoidance of doubt, an Issuer may obtain the release of a Mortgage Loan or a Mortgaged Property in exchange for one or more Qualified Substitute Mortgage Loans or one or more Qualified Substitute Mortgaged Properties, as applicable, subject to the terms hereof.

(e) (i) After giving effect to any sale or exchange of a Mortgage Loan or Mortgaged Property, the aggregate Collateral Value of all Released Mortgaged Properties (determined as of the First Collateral Date with respect to each such Released Mortgaged Property) and Released Mortgage Loans (determined as of the release date with respect to each such Released Mortgage Loan) sold or exchanged by any Issuer during the Closing Date Period in which such sale or exchange occurs shall not exceed 35.0% of the Aggregate Collateral Value (determined as of the applicable Starting Closing Date) unless the Rating Condition is satisfied; provided that releases and exchanges or substitutions in connection with Collateral Defects, sales pursuant to the exercise of Third Party Purchase Options, sales during the Disposition Period and Risk-Based Substitutions shall not be subject to the foregoing limitation or taken into consideration in determining such aggregate Collateral Values of such Released Mortgaged Properties and Released Mortgage Loans..

(ii) If any of the following criteria are satisfied, the release of a Mortgaged Property in exchange for one or more Qualified Substitute Mortgaged Properties or, solely in the case of clause (d) below, the release of a Mortgage Loan in exchange for one or more Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties will constitute a “Risk-Based Substitution”: (a) the remaining term to maturity of the related Lease is less than three years from the date of the proposed substitution and the Property Manager, in accordance with the Servicing Standard, determines that there is a reasonable risk of non-renewal of such Lease; (b) based on written communications from the Tenant under such Lease, the Property Manager, in accordance with the Servicing Standard, determines that there is a reasonable risk of non-renewal of such Lease; (c) the Issuer has received from the Tenant under the related Lease written notice of the non-renewal of such Lease; or (d) the Property Manager, in accordance with the Servicing Standard, determines that there is a reasonable risk of monetary default by the Tenant under such Lease or the Borrower under such Mortgage Loan, as applicable, or such a default has occurred or such Lease or Mortgage Loan is or relates to a Defaulted Asset

(iii) If the Class Principal Balance of any Class of Notes is greater than zero on the Payment Date that is three years prior to the latest Legal Final Payment date of any outstanding, then a disposition period (the “Disposition Period”) will commence on such Payment Date and will continue until the earlier of (i) the date on which the Class Principal Balance of each Class of Notes is reduced to zero and (ii) such Legal Final Payment Date. During the Disposition Period, the Property Manager shall utilize efforts consistent with the Servicing Standard to sell (on behalf of the Issuers) Mortgage Loans and Mortgaged Properties to third parties for the applicable Release Price (and in accordance with the other provisions set forth herein) in an amount sufficient to generate proceeds which would, when applied as described in Section 2.11 of the Indenture cause the Class Principal Balance of each Class of Notes to be reduced to zero.

(f) Except with respect to repurchases or substitutions by the Originator or Support Provider due to a Collateral Defect, an Issuer may only sell or exchange its Mortgaged Properties and Mortgage Loans to or with any of its affiliates subject to the following conditions: (a) such Issuer may sell or exchange such Mortgaged Properties and Mortgage Loans only to or with a Spirit SPE that is not the Originator who conveyed such Mortgaged Property or Mortgage Loan to the Issuer or, in the case of such Mortgaged Properties or Mortgage Loans that are (or relate to) Delinquent Assets or Defaulted Assets, to or with the Property Manager, the Special Servicer or a Spirit SPE that is not the Originator who conveyed such Delinquent Asset or Defaulted Asset to the Issuer and (b) unless such Issuer receives (or has previously received) an Opinion of Counsel relating to “true sale”, “true contribution” or similar matters (or a bring-down to any such Opinion of Counsel previously given), the Aggregate Collateral Value of all Mortgaged Properties and Mortgage Loans owned by such Issuer that are sold to or exchanged with affiliates of such Issuer during any Closing Date Period or twelve-month period may not exceed (a) 15.0% of the Collateral Value of the Mortgage Loans and Mortgaged Properties owned by such Issuer as of the beginning of such twelve-month period or the Starting Closing Date of such Closing Date Period, as applicable or (b) 10.0% of the Collateral Value of the Mortgage Loans and Mortgaged Properties owned by such Issuer as of the first date on which such Issuer issued (or co-issued) any Notes.

Section 7.02. Third Party Purchase Options; Release of Mortgaged Properties to Affiliates under Defaulted or Delinquent Assets; Other Sales or Exchanges.

(a) In the event any third party authorized to do so exercises a Third Party Purchase Option in accordance with the terms of the applicable Lease, the Third Party Option Price paid by such third party shall be deposited into the Release Account (or, during the continuance of an Early Amortization Amount, the Collection Account), at the direction of the Property Manager, and upon receipt of an Officer’s Certificate from the Property Manager to the effect that such deposit has been or will be made (which the Property Manager shall deliver to the Indenture Trustee and the Issuers promptly after such deposit is made or immediately prior to the time at which such deposit will be made), the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Property Manager and are reasonably necessary to release the related Mortgage or any other lien on or security interest in such Mortgaged Property (each, a “Third Party Option Mortgaged Property”), whereupon such Mortgaged Property may be sold, transferred or otherwise disposed of by such Issuer, free and clear of the lien of the Indenture and any Mortgage; provided, however, that the Tax Required Condition is met. Each of the applicable Issuers and the Property Manager hereby covenant and agree that they shall not solicit any Person to exercise any Third Party Purchase Option.

(b) A Mortgaged Property leased under or constituting any Delinquent Asset or any Defaulted Asset, or a Mortgage Property securing or constituting any Delinquent Asset or any Defaulted Asset, may at the option of the Property Manager or Special Servicer be (a) purchased by the Special Servicer or the Property Manager or any assignee thereof for cash in an amount equal to the applicable Release Price, or (b) substituted for one or more Qualified Substitute Mortgaged Properties or Qualified Substitute Mortgage Loans owned by the Special Servicer, the Property Manager or any assignee thereof; provided, that (1) no Early Amortization Event has occurred and is continuing or would occur as a result of such purchase or substitution or (2) the Rating Condition is satisfied with respect to such purchase or substitution; provided, further, that the Tax Required Condition is met. The Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by the applicable Issuer and are reasonably necessary to release any lien or security interest in the Released Mortgage Loan or Released Mortgage Property relating to such purchase or substitution, whereupon such Mortgaged Property may be sold, transferred or otherwise disposed of by such Issuer, free and clear of the lien of the Indenture and any Mortgage.

(c) The applicable Issuer may (i) sell any of its Mortgage Loans or Mortgaged Properties and related Leases for cash equal to any amount not less than the applicable Release Price and/or (ii) exchange such Mortgage Loan or Mortgaged Property for one or more Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties, as applicable, in each case in a transaction with (1) a third party unaffiliated with Spirit Realty or (2) a Spirit SPE; provided, however, that the Tax Required Condition is met, that no Early Amortization Event or has occurred and is continuing or would occur as a result of such sale or exchange (unless the Rating Condition is satisfied with respect to such sale or exchange) and that any Spirit SPE purchasing such Mortgage Loan or Mortgaged Property must agree in writing not to transfer or convey such Mortgage Loan or Mortgaged Property to the Support Provider or any Affiliate thereof that was a prior owner of such Mortgage Loan or Mortgaged Property without the receipt of an Opinion of Counsel relating to true sale matters with respect to such sale or exchange. The Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by the applicable Issuer and are reasonably necessary to release any lien or security interest in the Released Mortgage Loan or Released Mortgage Property relating to such sale or exchange, whereupon such Mortgaged Property may be sold, transferred or otherwise disposed of by such Issuer, free and clear of the lien of the Indenture and any Mortgage.

Section 7.03. Transfer of Lease to New Mortgaged Property.

In the event a Tenant under a Lease requests that such Lease be modified to apply to a property (owned by such Tenant or an Affiliate thereof) in lieu of the related Mortgaged Property, the substitute property shall be acquired by the applicable Issuer (with the consent of the Issuer and the Property Manager or Special Servicer, as applicable) from such Tenant or Affiliate thereof in exchange for the original Mortgaged Property (each such original Mortgaged Property, a “Lease Transfer Mortgaged Property”) and such substitute property will be mortgaged to the Indenture Trustee; provided, however, that none of the applicable Issuer, the Property Manager or the Special Servicer shall consent to the substitution of a Lease Transfer Mortgaged Property unless (i) the substituted property is a Qualified Substitute Mortgaged Property and satisfies any criteria set forth in such Lease, (ii) the Property Manager and Back-Up Manager have been reimbursed for all Property Protection Advances and Emergency Property Expenses related to the Lease Transfer Mortgaged Property and (iii) the Tax Required Condition is met. Upon the Indenture Trustee’s receipt of an Officer’s Certificate from the Property Manager to the effect that such modification and substitution has been or will be completed in accordance with the terms hereof (which shall include a certification that the applicable Issuer has executed and delivered (or immediately will execute and deliver) a Mortgage with respect to the applicable Lease Transfer Mortgaged Property to the Indenture Trustee), the Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by such Issuer and are reasonably necessary to release any lien or security interest in the Lease Transfer Mortgaged Property, whereupon such Lease Transfer Mortgaged Property may be sold, transferred or otherwise disposed of by such Issuer, free and clear of the lien of the Indenture and any Mortgage. Any proceeds of such sale, transfer or other disposition shall not constitute part of the Collateral and shall not be deposited in the Collection Account or the Release Account.

Section 7.04. Criteria Applicable to all Mortgage Properties and Mortgage Loans included in the Collateral Pool.

(a) No Issuer shall acquire, either in connection with a New Issuance or as a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property, any real property or mortgage loan that will not meet the definition of “Mortgaged Property” or “Mortgage Loan”, as applicable, set forth herein or that is operated in a business sector other than a “Business Sector” as defined in the most recent Series Supplement which includes a definition of “Business Sector.

(b) For each Mortgaged Property included in the Collateral Pool, on or prior to the later of (i) the First Collateral Date with respect to such Mortgaged Property and (ii) the Applicable Series Closing Date, the Property Manager shall assign such Mortgaged Property to a particular Business Sector (and such Mortgaged Property shall be categorized as solely being in such Business Sector). From and after such assignment with respect to such Mortgaged Property, the Property Manager shall not assign such Mortgaged Property to a different Business Sector.

(c) For each Mortgaged Property securing a Mortgage Loan included in the Collateral Pool, on or prior to the later of (i) the First Collateral Date with respect to such Mortgage Loan and (ii) the Applicable Series Closing Date, the Property Manager shall assign such Mortgaged Property to a particular Business Sector (and such Mortgaged Property shall be categorized as solely being in such Business Sector). From and after such assignment with respect to such Mortgaged Property, the Property Manager shall not assign such Mortgaged Property to a different Business Sector.

Section 7.05. Restrictions on Environmental Condition Mortgaged Properties.

An Environmental Condition Mortgaged Property shall not be considered a Qualified Substitute Mortgaged Property; provided that a Protective Mortgage Loan may be secured by an Environmental Condition Mortgaged Property (and, for the avoidance of doubt, any Environmental Condition Mortgaged Property may be considered a Qualified Substitute Mortgaged Property for purposes of determining whether a Protective Mortgage Loan constitutes a Qualified Substitute Protective Mortgage Loan).

ARTICLE VIII

TERMINATION

Section 8.01. Termination Upon Repurchase or Liquidation of All Mortgaged Properties or Discharge of Indenture.

The respective obligations and responsibilities under this Agreement of the Property Manager, the Special Servicer, the Back-Up Manager and the Issuers shall terminate upon the earlier of (i) liquidation or final payment under the last remaining Mortgage Loan or Lease with respect to a Mortgaged Property included in the Collateral Pool and (ii) satisfaction of the indebtedness evidenced by the Notes.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment.

Subject to the provisions of Article VIII of the Indenture governing amendments, supplements and other modifications to this Agreement, this Agreement may be amended, supplemented or modified by the parties hereto from time to time but only by the mutual written agreement signed by the parties hereto with 20 days’ prior written notice to the Rating Agencies. The Property Manager shall furnish to each party hereto and to the Issuers a fully executed counterpart of each amendment to this Agreement.

The parties hereto agree that no modifications or amendments will be made to the Indenture, any Series Supplement or other Transaction Documents without the consent of the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, if such person would be materially adversely affected by such modification or amendment, regardless of whether such person is a party to such agreement.

Section 9.02. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 9.03. GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04. Notices.

All notices, requests and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to:

(a) the Property Manager or Special Servicer, Spirit Realty, L.P., 16767 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85260; fax: 480-606-0826;

(b) in the case of the Back-Up Manager, Midland Loan Services, a division of PNC Bank, National Association, 10851 Mastin Street, Suite 700, Overland Park, Kansas, 66210, Attention: President, facsimile number: 913-253-9009, with a copy to, Andrascik & Tita LLC, 1425 Locust Street, Suite 268, Philadelphia, PA 19102, Attention: Stephanie Tita;

(c) in the case of the Issuers: Spirit Master Funding VII, LLC, 16767 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85260; fax: 480-606-0826;

(d) in the case of the Indenture Trustee, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Structured Finance Agency and Trust- Spirit Master Funding, LLC, facsimile number: 212-816-5527;

(e) in the case of any Originator, at its address for notices specified in the related Property Transfer Agreement; provided, however, that any notice required to be given hereunder to any Originator which has ceased to exist as a legal entity for any reason may be given directly to the Support Provider;

(f) in the case of the Support Provider, at its address for notices specified in the Performance Undertakings;

(g) in the case of any Rating Agency, as provided in each outstanding Series Supplement;

or, as to each such Person, to such other address and facsimile number as shall be designated by such Person in a written notice to parties hereto. Any notice required or permitted to be delivered to a holder of LLC Interests or Notes shall be deemed to have been duly given if mailed by first class mail, postage prepaid, at the address of such holder as shown in the register maintained for such purposes under the applicable LLC Agreement and the Indenture, respectively. Any notice so mailed within the time prescribed in this Agreement shall conclusively be presumed to have been duly given, whether or not such holder receives such notice.

Section 9.05. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.06. Effect of Headings and Table of Contents.

The article and section headings and the table of contents herein are for convenience of reference only and shall not limit or otherwise affect the construction hereof.

Section 9.07. Notices to Rating Agencies.

(a) The Indenture Trustee shall promptly provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Indenture Trustee has actual knowledge:

(i) any requests for the satisfaction of the Rating Condition;

(ii) the occurrence of any Servicer Replacement Event that has not been cured; and

(iii) the resignation or termination of the Property Manager or the Special Servicer and the appointment of a successor.

(b) The Property Manager shall promptly provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

(i) the resignation or removal of the Indenture Trustee and the appointment of a successor;

(ii) any change in the location of the Collection Account or the Release Account;

(iii) any change in the identity of an Obligor; and

(iv) any requests for the satisfaction of the Rating Condition;

(v) any addition or removal of a Mortgage Loan or Mortgaged Property from the Collateral.

(c) Each of the Property Manager and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans, Leases and Mortgaged Properties as such Rating Agency shall reasonably request and that the Property Manager or the Special Servicer, as the case may be, can reasonably provide.

(d) Prior to providing any information to, or communicating with, any Rating Agency in accordance with its obligations hereunder or under the Indenture, the Property Manager, Special Servicer or Indenture Trustee, as applicable, shall cause such information or communication to be uploaded to the 17g-5 Website subject to and in accordance with the terms of the Indenture relating thereto (including with respect to such uploading).

(e) Any Officer’s Certificate, Opinion of Counsel, report, notice, request or other material communication prepared by the Property Manager, the Special Servicer, the Issuer Members on behalf of each Issuer or the Indenture Trustee, or caused to be so prepared, for dissemination to any of the parties to this Agreement or any holder of Notes or LLC Interests shall also be concurrently forwarded by such Person to Spirit Realty and the Issuers to the extent not otherwise required to be so forwarded.

Section 9.08. Successors and Assigns: Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. The Indenture Trustee shall be an express third party beneficiary hereof. No other person, including any Obligor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement. Except as otherwise expressly permitted herein, the Back-Up Manager may not assign any of its rights, duties or obligations under this Agreement, in whole or in part, without the prior written consent of each other party hereto.

Section 9.09. Complete Agreement.

This Agreement embodies the complete agreement among the parties with respect to the subject matter hereof and may not be varied or (other than pursuant to Section 8.01) terminated except by a written agreement conforming to the provisions of Section 9.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 9.10. [Reserved]

Section 9.11. Consent to Jurisdiction

Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

Section 9.12. No Proceedings.

The Property Manager, the Special Servicer, each Issuer (with respect to any other Issuer) and the Back-Up Manager hereby covenant and agree that, prior to the date which is two years and thirty-one days after the payment in full of the latest maturing Note, it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against an Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 9.12 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to the Indenture. In the event that any such Person takes action in violation of this Section 9.12, the applicable Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Person against such Issuer or the commencement of such action and raising the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.12 shall survive the termination of this Agreement, and the resignation or removal of any party hereto. Nothing contained herein shall preclude participation by any Person in the assertion or defense of its claims in any such proceeding involving an Issuer.

The obligations of each Issuer under Agreement are solely the obligations of such Issuer. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer or director of such Issuer. Fees, expenses, costs or other obligations payable by an Issuer hereunder shall be payable by such Issuer solely to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11 of the Indenture. In the event that sufficient funds are not available for their payment pursuant to Section 2.11 of the Indenture, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, such Issuer.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC, as Issuer

By: Spirit SPE Manager, LLC, its manager

By:
Name:
Title:

SPIRIT MASTER FUNDING II, LLC, as Issuer

By: Spirit SPE Manager, LLC, its manager

By:
Name:
Title:

SPIRIT MASTER FUNDING III, LLC, as Issuer

By: Spirit SPE Manager, LLC, its manager

By:
Name:
Title:

SPIRIT REALTY L.P.

By:
Name:
Title:

Signature Page to Property Management and Servicing Agreement

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Back-Up Manager

By:
Name:
Title:

Signature Page to Property Management and Servicing Agreement

EXHIBIT A-1

MORTGAGED PROPERTY SCHEDULE

Prop ID	Obligor	Concept	Address	City	ST	Zip Code	Duff & Phelps Concluded Values	Lease Expiration
P00306	Skyline Chili, Inc.	Skyline Chili	2805 Centre Drive	Fairborn	OH	45324	$1,340,000	02/11/18

P00323	Chapala - Overland #11, Inc. (Individual Guarantors)	Casa Mexico	1459 South Vinnell Way	Boise	ID	83709	$670,000	10/31/18
P00327	Burger King Corporation	Burger King	488 East Main Street	Apopka	FL	32703	$1,100,000	08/31/14
P00328	Burger King Corporation	Burger King	2400 13th Street	Saint Cloud	FL	34769	$1,230,000	08/31/14
P00329	Burger King Corporation	Burger King	11834 East Colonial Drive	Orlando	FL	32826	$1,270,000	08/31/14
P00330	Wen-Alabama, Inc. (Individual Guarantors)	Wendy’s	2983 Cottingham Expressway	Pineville	LA	71360	$1,960,000	06/30/15
P00331	Southern California Food Services Holding Corp.	Wendy’s	1219 Oak Ridge Turnpike	Oak Ridge	TN	37830	$1,210,000	04/28/15
P00332	Southern California Food Services Holding Corp.	Wendy’s	2544 Decatur Pike	Athens	TN	37303	$1,150,000	04/28/15
P00349	Skyline Chili, Inc.	Skyline Chili	9135 Owenfield Drive	Lewis Center	OH	43035	$1,120,000	10/22/18
P00379	Southern California Food Services Holding Corp.	Wendy’s	8749 Campo Road	La Mesa	CA	91941	$1,900,000	08/02/15
P00380	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	3411 North Pace Boulevard	Pensacola	FL	32505	$870,000	07/06/18
P00390	Famous Dave’s of America, Inc.	Famous Dave’s	14200 60th Street North	Stillwater	MN	55082	$1,760,000	03/01/19
P00391	Famous Dave’s of America, Inc.	Famous Dave’s	7825 Vinewood Lane	Maple Grove	MN	55369	$2,800,000	03/01/19
P00392	Famous Dave’s of America, Inc.	Famous Dave’s	7593 147th Street West	Apple Valley	MN	55124	$1,820,000	03/01/19
P00399	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	5534 Northwest 7th Avenue	Miami	FL	33127	$590,000	09/30/16
P00400	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	233 West Hillsboro Boulevard	Deerfield Beach	FL	33441	$900,000	09/29/16

P00401	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	3291 West Broward Boulevard	Fort Lauderdale	FL	33312	$700,000	12/03/16
P00406	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	107 South 25th Street	Fort Pierce	FL	34947	$820,000	07/12/19
P00408	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	9854 Halls Ferry Road	St. Louis	MO	63136	$890,000	03/22/19
P00410	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	2877 Target Drive	St. Louis	MO	63136	$750,000	03/22/19
P00415	1st University Credit Union	1st University Credit Union	605 South University Parks Drive	Waco	TX	76706	$680,000	08/31/14
P00421	Checkers Drive-in Restaurants, Inc.	Rally’s	401 Vincennes Avenue	New Albany	IN	47150	$830,000	12/31/19
P00422	Checkers Drive-in Restaurants, Inc.	Rally’s	2502 South Preston Street # 3	Louisville	KY	40217	$610,000	12/31/19
P00424	Checkers Drive-in Restaurants, Inc.	Rally’s	7843 US Highway 42	Florence	KY	41042	$680,000	12/31/19
P00426	Checkers Drive-in Restaurants, Inc.	Rally’s	2371 Saint Claude Avenue	New Orleans	LA	70117	$540,000	12/31/19
P00429	Goldco, LLC	Burger King	1400 West Jefferson Street	Quincy	FL	32351	$1,190,000	08/31/14
P00434	QK, Inc. (Indiividual Guarantors)	Denny’s	17053 East Shea Boulevard	Fountain Hills	AZ	85268	$1,240,000	02/01/16
P00436	Arby’s Restaurant Group, Inc.	Arby’s	1375 North Main Street	Madisonville	KY	42431	$1,990,000	02/28/21
P00437	Arby’s Restaurant Group, Inc.	Arby’s	163 Altama Connector Boulevard	Brunswick	GA	31525	$1,400,000	07/31/20
P00439	Arby’s Restaurant Group, Inc.	Arby’s	251 South Main Street	Tooele	UT	84074	$1,120,000	06/30/17
P00440	Arby’s Restaurant Group, Inc.	Arby’s	2501 Mayport Road	Jacksonville	FL	32233	$770,000	09/03/18
P00442	Arby’s Restaurant Group, Inc.	Arby’s	1116 Highway 81 West	McDonough	GA	30253	$1,640,000	07/31/20
P00443	Arby’s Restaurant Group, Inc.	Arby’s	403 Tri County Plaza	Cumming	GA	30040	$1,700,000	12/31/20
P00446	Arby’s Restaurant Group, Inc.	Arby’s	6775 US Highway 90	Daphne	AL	36526	$880,000	02/28/17
P00449	Arby’s Restaurant Group, Inc.	Arby’s	7750 Airport Boulevard	Mobile	AL	36608	$880,000	02/28/17

P00450	Arby’s Restaurant Group, Inc.	Arby’s	7002 Georgetown Road	Indianapolis	IN	46268	$770,000	10/16/18
P00451	Arby’s Restaurant Group, Inc.	Arby’s	11190 Beach Boulevard	Jacksonville	FL	32246	$1,620,000	04/30/22
P00453	Arby’s Restaurant Group, Inc.	Arby’s	9361 Atlantic Boulevard	Jacksonville	FL	32225	$890,000	07/31/14
P00454	Arby’s Restaurant Group, Inc.	Arby’s	622 Fair Road	Statesboro	GA	30458	$1,360,000	03/31/20
P00455	Arby’s Restaurant Group, Inc.	Arby’s	514 North Highway 52	Moncks Corner	SC	29461	$640,000	12/30/18
P00459	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	2490 Northwest 79th Street	Miami	FL	33147	$660,000	09/01/16
P00677	Arby’s Restaurant Group, Inc.	Arby’s	2649 Richmond Road	Lexington	KY	40509	$680,000	07/31/14
P00679	Arby’s Restaurant Group, Inc.	Arby’s	16005 US Highway 441	Eustis	FL	32726	$900,000	07/31/14
P00675	Arby’s Restaurant Group, Inc.	Arby’s	2600 South Orange Avenue	Orlando	FL	32806	$730,000	07/31/14
P00676	Arby’s Restaurant Group, Inc.	Arby’s	1305 Tuskawilla Road	Winter Springs	FL	32708	$800,000	07/31/14
P00673	Arby’s Restaurant Group, Inc.	Arby’s	5660 Beach Boulevard	Jacksonville	FL	32207	$860,000	07/31/14
P00689	Casa Ole’ Restaurants, Inc	Monterey’s Tex Mex	3201 Freedom Boulevard	Bryan	TX	77802	$1,650,000	06/25/18
P00687	Casa Ole’ Restaurants, Inc	Monterey’s Tex Mex	410 South Gordon Street	Alvin	TX	77511	$970,000	06/25/18
P00688	Casa Ole’ Restaurants, Inc	Monterey’s Tex Mex	12520 Greenspoint Drive	Houston	TX	77060	$1,180,000	06/25/18
P00692	Arby’s Restaurant Group, Inc.	Arby’s	1228 South Broadway Street	Lexington	KY	40504	$650,000	07/31/14
P00708	Pizza Properties, Ltd	Peter Piper Pizza	2210 West University	Edinburg	TX	78539	$2,470,000	03/31/20
P00709	Pizza Properties, Ltd	Peter Piper Pizza	402 South Bibb Avenue	Eagle Pass	TX	78852	$2,340,000	03/31/20
P00710	Pizza Properties, Ltd	Peter Piper Pizza	4526 East Highway 83	Rio Grande City	TX	78582	$1,520,000	03/31/20
P00711	Pizza Properties, Ltd	Peter Piper Pizza	3101 East Expressway 83	Weslaco	TX	78596	$2,520,000	03/31/20

P00737	Pizza Properties, Ltd	Peter Piper Pizza	9450 Dyer Street	El Paso	TX	79924	$2,260,000	03/31/20
P00730	Hom Furniture, Inc.	HOM Furniture, Inc.	4726 Mall Drive	Hermantown	MN	55811	$10,020,000	04/30/20
P00731	Hom Furniture, Inc.	HOM Furniture, Inc.	2921 Mall Drive	Eau Claire	WI	54701	$8,630,000	04/30/20
P00738	RDS Detroit, Inc.	Rite Aid	25100 Harper Avenue	St. Clair Shores	MI	48081	$1,710,000	12/31/18
P00748	Sky Ventures, LLC	Pizza Hut	545 Highway 9 East	Forest City	IA	50436	$580,000	05/31/20
P00750	Sky Ventures, LLC	Pizza Hut	260 Carson Avenue	Elk River	MN	55330	$650,000	05/31/20
P00753	Sky Ventures, LLC	Pizza Hut	5501 Grand Avenue	Duluth	MN	55808	$590,000	05/31/20
P00757	Sky Ventures, LLC	Pizza Hut	1101 Highway 25 North	Buffalo	MN	55313	$490,000	05/31/20
P00758	Sky Ventures, LLC	Pizza Hut	1918 London Road	Duluth	MN	55812	$600,000	05/31/20
P00760	Sky Ventures, LLC	Pizza Hut	623 Hammond Avenue	Superior	WI	54880	$770,000	05/31/20
P00761	Sky Ventures, LLC	Pizza Hut	3854 North Central Avenue	Columbia Heights	MN	55421	$480,000	05/31/20
P00763	Sky Ventures, LLC	Pizza Hut	1653 Weir Drive	Woodbury	MN	55125	$1,070,000	05/31/20
P00765	Sky Ventures, LLC	Pizza Hut	1211 7th Avenue	Two Harbors	MN	55616	$450,000	05/31/20
P00767	Sky Ventures, LLC	Pizza Hut	1205 North 25th Street	Clear Lake	IA	50428	$690,000	05/31/20
P00768	Sky Ventures, LLC	Pizza Hut	1157 South Main	Sauk Centre	MN	56378	$410,000	05/31/20
P00773	Sky Ventures, LLC	Pizza Hut	319 North Benton	Sauk Rapids	MN	56379	$400,000	05/31/20
P00775	Sky Ventures, LLC	Pizza Hut	17305 Kenrick Avenue	Lakeville	MN	55044	$870,000	05/31/20
P00777	Sky Ventures, LLC	Pizza Hut	1101 37th Street East	Hibbing	MN	55746	$620,000	05/31/20
P00779	Sky Ventures, LLC	Pizza Hut	1404 East College Drive	Marshall	MN	56258	$430,000	05/31/20

P00780	Falcon Holdings, LLC	Church’s Chicken	276 Park Avenue	Mansfield	OH	44902	$540,000	05/31/22
P00781	Falcon Holdings, LLC	Church’s Chicken	700 South Arlington	Akron	OH	44306	$470,000	05/31/22
P00782	Falcon Holdings, LLC	Church’s Chicken	1520 East Main	Columbus	OH	43205	$640,000	05/31/22
P00784	Falcon Holdings, LLC	Church’s Chicken	4375 Refugee Road	Columbus	OH	43232	$600,000	05/31/22
P00785	Falcon Holdings, LLC	Church’s Chicken	1391 Wooster Avenue	Akron	OH	44320	$530,000	05/31/22
P00787	Falcon Holdings, LLC	Church’s Chicken	410 9th Street, Northeast	Canton	OH	44704	$750,000	05/31/22
P00790	Falcon Holdings, LLC	Church’s Chicken	1211 South Main	Akron	OH	44301	$740,000	05/31/22
P00792	Falcon Holdings, LLC	Church’s Chicken	4414 North Saginaw	Flint	MI	48505	$600,000	05/31/22
P00795	Falcon Holdings, LLC	Church’s Chicken	16100 Livemois	Detroit	MI	48221	$600,000	05/31/22
P00797	Falcon Holdings, LLC	Church’s Chicken	9137 Grand River	Detroit	MI	48204	$580,000	05/31/22
P00798	Falcon Holdings, LLC	Church’s Chicken	13611 West 8 Mile Road	Detroit	MI	48235	$670,000	05/31/22
P00799	Falcon Holdings, LLC	Church’s Chicken	24960 Dequindre	Warren	MI	48091	$720,000	05/31/22
P00800	Falcon Holdings, LLC	Church’s Chicken	15525 Chicago Avenue	Detroit	MI	48228	$690,000	05/31/22
P00801	Falcon Holdings, LLC	Church’s Chicken	11501 Woodward Avenue	Detroit	MI	48202	$530,000	05/31/22
P00802	Falcon Holdings, LLC	Church’s Chicken	2928 East 7 Mile Road	Detroit	MI	48234	$570,000	05/31/22
P00803	Falcon Holdings, LLC	Church’s Chicken	13531 Fenkell Street	Detroit	MI	48227	$440,000	05/31/22
P00805	Falcon Holdings, LLC	Church’s Chicken	14260 Gratiot Avenue	Detroit	MI	48205	$690,000	05/31/22
P00806	Falcon Holdings, LLC	Church’s Chicken	5443 East 21st Street	Indianapolis	IN	46218	$550,000	05/31/22
P00807	Falcon Holdings, LLC	Church’s Chicken	3860 North College	Indianapolis	IN	46205	$620,000	05/31/22

P00808	Falcon Holdings, LLC	Church’s Chicken	11965 East Warren	Detroit	MI	48214	$660,000	05/31/22
P00809	Falcon Holdings, LLC	Church’s Chicken	3970 Lafayette Road	Indianapolis	IN	46254	$990,000	05/31/22
P00811	Falcon Holdings, LLC	Church’s Chicken	5040 East 38th Street	Indianapolis	IN	46218	$640,000	05/31/22
P00812	Falcon Holdings, LLC	Church’s Chicken	4590 West 5th Avenue	Gary	IN	46406	$530,000	05/31/22
P00813	Falcon Holdings, LLC	Church’s Chicken	333 East 159th Street	Harvey	IL	60426	$660,000	05/31/22
P00814	Falcon Holdings, LLC	Church’s Chicken	3863 North Post	Indianapolis	IN	46226	$570,000	05/31/22
P00815	Falcon Holdings, LLC	Church’s Chicken	500 South Western Avenue	Peoria	IL	61605	$500,000	05/31/22
P00817	Falcon Holdings, LLC	Church’s Chicken	3701 Grant Street	Gary	IN	46408	$540,000	05/31/22
P00818	Falcon Holdings, LLC	Church’s Chicken	1409 South Broadway	Gary	IN	46407	$700,000	05/31/22
P00819	Falcon Holdings, LLC	Church’s Chicken	4812 West North Avenue	Chicago	IL	60639	$620,000	05/31/22
P00820	Falcon Holdings, LLC	Church’s Chicken	345 North Collins Avenue	Joliet	IL	60432	$450,000	05/31/22
P00821	Falcon Holdings, LLC	Church’s Chicken	7102 South Stoney Island	Chicago	IL	60649	$580,000	05/31/22
P00822	Falcon Holdings, LLC	Church’s Chicken	200 East 103rd Street	Chicago	IL	60628	$520,000	05/31/22
P00824	Falcon Holdings, LLC	Church’s Chicken	431 North Austin	Chicago	IL	60644	$530,000	05/31/22
P00826	Falcon Holdings, LLC	Church’s Chicken	6600 South Halsted	Chicago	IL	60621	$580,000	05/31/22
P00827	Falcon Holdings, LLC	Church’s Chicken	1808 West 47th Street	Chicago	IL	60609	$840,000	05/31/22
P00828	Falcon Holdings, LLC	Church’s Chicken	1855 South Blue Island	Chicago	IL	60608	$720,000	05/31/22
P00829	Falcon Holdings, LLC	Church’s Chicken	2806 West Cermak Avenue	Chicago	IL	60623	$580,000	05/31/22
P00871	HD Supply, Inc.	HD Supply	100 Tandem Drive	Greer	SC	29650	$470,000	12/31/14

P00844	HD Supply, Inc.	HD Supply	914 Chris Drive	West Columbia	SC	29169	$400,000	12/31/14
P00865	HD Supply, Inc.	HD Supply	1118 Interstate Boulevard	Florence	SC	29501	$380,000	12/31/14
P00866	HD Supply, Inc.	HD Supply	117 Industrial Circle	Martinsburg	WV	25401	$180,000	12/31/14
P00867	HD Supply, Inc.	HD Supply	1215 North Bradley Road	Spokane	WA	99212	$660,000	12/31/14
P00858	HD Supply, Inc.	HD Supply	2208 South 14th Street	Mattoon	IL	61938	$460,000	12/31/14
P00855	HD Supply, Inc.	HD Supply	238 Hurricane Shoals Road	Lawrenceville	GA	30045	$670,000	12/31/14
P00856	HD Supply, Inc.	HD Supply	2820 Mary Linda Avenue Northeast	Roanoke	VA	24012	$450,000	12/31/14
P00857	HD Supply, Inc.	HD Supply	315 9th Street Southeast	Hickory	NC	28602	$440,000	12/31/19
P00853	HD Supply, Inc.	HD Supply	341 Gees Mill Bus Parkway	Conyers	GA	30013	$580,000	12/31/14
P00851	HD Supply, Inc.	HD Supply	5905 Old Rutledge Pike	Knoxville	TN	37924	$340,000	12/31/14
P00852	HD Supply, Inc.	HD Supply	6501 Amsterdam Way	Wilmington	NC	28405	$460,000	12/31/14
P00850	HD Supply, Inc.	HD Supply	7281 East 30th Street	Indianapolis	IN	46219	$990,000	12/31/14
P00849	HD Supply, Inc.	HD Supply	856 Henri DeTonti Boulevard	Tontitown	AR	72770	$290,000	12/31/14
P00895	America’s Powersports, Inc.	Cycle Nation of Huntsville	12401 South Memorial Parkway	Huntsville	AL	35803	$2,150,000	02/22/24
P00905	Hastings Entertainment, Inc	Hastings	726 10th Avenue South	Great Falls	MT	59401	$5,250,000	04/30/19
P00906	American Multi-Cinema, Inc	AMC Theatre	2515 East Camelback Road	Phoenix	AZ	85016	$14,100,000	12/18/17
P00916	Hastings Entertainment, Inc	Hastings	1705 North Main Street	Roswell	NM	88201	$4,120,000	07/31/19
P00919	Blue Rhino Corp. & Ferrellgas Partners, L.P.	Blue Rhino	300 County Road 448	Tavares	FL	32778	$6,330,000	08/31/19
P00920	Gander Mountain Company	Gander Mountain	6801 120th Avenue	Kenosha	WI	53140	$12,400,000	08/31/19

P00921	Carmike Cinemas, Inc.	Carmike Cinemas	2435 Edgewood Road Southwest	Cedar Rapids	IA	52404	$8,070,000	02/29/24
P00922	Humperdink’s Texas, LLC	Humperdinks	3820 Beltline Road	Addison	TX	75001	$3,760,000	09/30/24
P00923	Humperdink’s Texas, LLC	Humperdinks	6050 Greenville Avenue	Dallas	TX	75206	$1,640,000	09/30/24
P00924	Humperdink’s Texas, LLC	Humperdinks	2208 West Northwest Highway	Dallas	TX	75220	$3,330,000	09/30/24
P00925	Humperdink’s Texas, LLC	Humperdinks	700 Six Flags Drive	Arlington	TX	76011	$4,510,000	09/30/24
P00926	CBI Restaurants, Inc. & Taco Bueno Restaurants, Inc.	Taco Bueno	1601 Garth Brooks Boulevard	Yukon	OK	73099	$1,050,000	09/30/24
P00930	Gander Mountain Company	Gander Mountain	8635 Clinton Street	New Hartford	NY	13413	$8,000,000	09/30/19
P00931	Dave & Buster’s, Inc.	Dave & Buster’s	2215 D & B Drive	Marietta	GA	30067	$14,930,000	12/31/21
P00933	RBLS, Inc.	Ashley Furniture	1411 Airway Boulevard	El Paso	TX	79925	$5,600,000	08/02/19
P00935	Blue Rhino Corp. & Ferrellgas Partners, L.P.	Blue Rhino	1750 Agua Mansa Road	Riverside	CA	92509	$7,720,000	10/31/19
P00938	Sonic Restaurants, Inc.	Sonic	3307 North Broadway Street	Knoxville	TN	37918	$850,000	03/14/16
P00939	Sonic Restaurants, Inc.	Sonic	113 1st Street	Radford	VA	24141	$720,000	03/14/16
P00949	Sonic Restaurants, Inc.	Sonic	1015 Volunteer Parkway	Bristol	TN	37625	$600,000	03/14/16
P00946	Sonic Restaurants, Inc.	Sonic	1124 East Stone Drive	Kingsport	TN	37660	$750,000	03/14/16
P00944	Sonic Restaurants, Inc.	Sonic	411 Foothills Mall Drive	Maryville	TN	37801	$1,370,000	03/14/16
P00940	Sonic Restaurants, Inc.	Sonic	355 North Franklin Street	Christiansburg	VA	24073	$740,000	03/14/16
P00941	Sonic Restaurants, Inc.	Sonic	647 East Main Street	Pulaski	VA	24301	$680,000	03/14/16
P00942	Sonic Restaurants, Inc.	Sonic	790 East Main Street	Wytheville	VA	24382	$610,000	03/14/16
P00958	Rite Aid Corp.	Rite Aid	804 East Winthrop Avenue	Millen	GA	30442	$1,790,000	12/31/24

P00959	Rite Aid Corp.	Rite Aid	301 South Broad Street	Thomasville	GA	31792	$2,270,000	12/31/24
P00957	Rite Aid Corp.	Rite Aid	1410 Delaware Avenue	Buffalo	NY	14209	$1,380,000	12/31/24
P00955	Rite Aid Corp.	Rite Aid	104 Genesee Street	Oneida	NY	13421	$2,240,000	12/31/24
P00956	Rite Aid Corp.	Rite Aid	735 North Water Street	Uhrichsville	OH	44683	$2,420,000	12/31/24
P00953	Rite Aid Corp.	Rite Aid	3601 Midvale Avenue	Philadelphia	PA	19129	$1,610,000	12/31/24
P00954	Rite Aid Corp.	Rite Aid	120 Jefferson Avenue	Moundsville	WV	26041	$1,430,000	12/31/24
P00960	Sonic Restaurants, Inc.	Sonic	1003 West Elk Avenue	Elizabethton	TN	37643	$760,000	03/14/16
P00961	Flying Star Cafes, Inc. (Individual Guarantor)	Flying Star Café	8001 Menaul Boulevard Northeast	Albuquerque	NM	87110	$2,060,000	12/31/24
P00962	Flying Star Cafes, Inc. (Individual Guarantor)	Flying Star Café	4501 Juan Tabo Boulevard Northeast	Albuquerque	NM	87111	$3,660,000	12/31/24
P00973	HD Supply, Inc.	HD Supply	1751 L Avenue	Riviera Beach	FL	33401	$620,000	12/31/14
P00972	HD Supply, Inc.	HD Supply	2007 Northwest 15th Avenue	Pompano Beach	FL	33069	$1,340,000	12/31/14
P00971	HD Supply, Inc.	HD Supply	3509 North Loop 336 West	Conroe	TX	77304	$1,120,000	12/31/19
P00970	HD Supply, Inc.	HD Supply	5409-100 Broadway Avenue	Jacksonville	FL	32254	$2,050,000	12/31/14
P00967	HD Supply, Inc.	HD Supply	6231 Idlewild Street	Fort Myers	FL	33912	$1,590,000	12/31/19
P00965	HD Supply, Inc.	HD Supply	6854 Distribution Avenue South	Jacksonville	FL	32256	$530,000	12/31/14
P00966	HD Supply, Inc.	HD Supply	8091 Supply Drive	Fort Myers	FL	33912	$1,280,000	12/31/14
P00974	Rite Aid Corp.	Rite Aid	5627-99 Chestnut Street	Philadelphia	PA	19139	$3,130,000	01/31/25
P01122	Seed Restaurant Group, Inc. & Fazoli’s Restaurants, Inc.	Fazoli’s	439 West Coliseum Boulevard	Fort Wayne	IN	46805	$820,000	11/30/18
P01089	Heartland Food, LLC	Burger King	1308 North Keller Drive	Effingham	IL	62401	$1,280,000	04/15/25

P01084	Heartland Food, LLC	Burger King	10550 South Avenue B	Chicago	IL	60617	$1,080,000	08/28/17
P01085	Heartland Food, LLC	Burger King	1750 North Harlem Avenue	Elmwood Park	IL	60707	$1,030,000	08/28/17
P01092	Heartland Food, LLC	Burger King	1144 West Boughton Road	Bolingbrook	IL	60440	$1,050,000	08/28/17
P01111	Arby’s Restaurant Group, Inc.	Arby’s	1518 South Washington Street	Crawfordsville	IN	47933	$910,000	07/01/18
P01121	Seed Restaurant Group, Inc.	Fazoli’s	5550 Highway 52 North	Rochester	MN	55901	$610,000	02/06/17
P01119	Seed Restaurant Group, Inc.	Fazoli’s	498 Southeast State Route 291	Lees Summit	MO	64063	$700,000	07/03/17
P01096	NPC International, Inc.	Pizza Hut	708 Jackson Street	Pana	IL	62557	$320,000	03/21/15
P01101	NPC International, Inc.	Pizza Hut	1215 West Main Street	Shelbyville	IL	62565	$450,000	03/21/15
P01112	Arby’s Restaurant Group, Inc.	Arby’s	545 South State Road 67	Mooresville	IN	46158	$750,000	02/16/19
P01087	Heartland Food, LLC	Burger King	725 US Highway 24 West	Gilman	IL	60938	$770,000	12/31/22
P01088	Heartland Food, LLC	Burger King	2651 South Veterans Parkway	Springfield	IL	62704	$1,500,000	09/30/28
P01095	Heartland Food, LLC	Burger King	1503 Woodlawn Road	Lincoln	IL	62656	$690,000	09/29/18
P01090	Heartland Food, LLC	Burger King	4241 North Prospect Street	Decatur	IL	62526	$910,000	07/02/32
P01091	Heartland Food, LLC	Burger King	2901 South Grand Avenue East	Springfield	IL	62703	$1,010,000	09/29/18
P01094	Heartland Food, LLC	Burger King	1290 Normantown Road	Romeoville	IL	60446	$1,040,000	03/31/19
P01103	NPC International, Inc.	Pizza Hut	1600 West Euclid Avenue	Des Moines	IA	50313	$600,000	06/06/15
P01109	Golden Partners, Inc.	Golden Corral	2020 East Primrose	Springfield	MO	65804	$3,840,000	12/31/24
P01110	Golden Partners, Inc.	Golden Corral	5001 Warden Road	North Little Rock	AR	72116	$3,480,000	12/31/24
P01107	Golden Partners, Inc.	Golden Corral	1801 South Waldron	Fort Smith	AR	72903	$3,610,000	12/31/24

P01108	Golden Partners, Inc.	Golden Corral	3551 Shepherd of the Hills Expressway	Branson	MO	65616	$3,960,000	12/31/24
P01157	Crème de la Crème, Inc.	Crème de la Crème	7550 Park Meadows Drive	Lone Tree	CO	80124	$5,650,000	09/30/25
P01158	Crème de la Crème, Inc.	Crème de la Crème	4625 Weaver Parkway	Warrenville	IL	60555	$6,280,000	09/30/25
P01159	Crème de la Crème, Inc.	Crème de la Crème	4600 West 115th Street	Leawood	KS	66211	$5,650,000	09/30/25
P01250	Crème de la Crème, Inc.	Crème de la Crème	501 Oakmont Lane	Westmont	IL	60559	$6,330,000	09/30/25
P01167	Hoyts Cinemas, Ltd & Hush Holding Company, Inc.	Regal Cinemas	950 Foxcroft Avenue	Martinsburg	WV	25401	$6,650,000	05/31/18
P01168	Carmike Cinemas, Inc.	Carmike Cinemas	1550 Pulsar Drive	Colorado Springs	CO	80916	$3,980,000	06/30/20
P01169	Carmike Cinemas, Inc.	Carmike Cinemas	1807 Martin Luther King Jr. Boulevard	Durham	NC	27707	$4,350,000	03/31/19
P01170	Carmike Cinemas, Inc.	Carmike Cinemas	5320 Forest Drive	Columbia	SC	29206	$4,400,000	06/30/21
P01172	Carmike Cinemas, Inc.	Carmike Cinemas	4822 Koger Boulevard	Greensboro	NC	27407	$4,820,000	10/31/21
P01173	Carmike Cinemas, Inc.	Carmike Cinemas	201 Tall Pines Avenue	Longview	TX	75605	$4,290,000	06/30/20
P01174	Carmike Cinemas, Inc.	Carmike Cinemas	111 Cinema Drive	Wilmington	NC	28403	$4,770,000	05/31/22
P01203	Carmike Cinemas, Inc.	Carmike Cinemas	3640 Reynolda Road	Winston-Salem	NC	27106	$3,390,000	12/31/18
P01206	Platinum Restaurant Group, LLC (Individual Guarantor)	Eddie Merlot’s	1502 Illinois Road South	Fort Wayne	IN	46804	$3,620,000	11/30/20
P01207	Platinum Restaurant Group, LLC (Individual Guarantor)	Eddie Merlot’s	3645 East 96th Street	Indianapolis	IN	46240	$4,770,000	11/30/20
P01208	Carrols, LLC	Burger King	365 Amherst Street	Buffalo	NY	14207	$1,900,000	12/31/24
P01209	Carrols, LLC	Burger King	1083 Hertel Avenue	Buffalo	NY	14216	$2,010,000	12/31/24
P01210	Carrols, LLC	Burger King	1459 French Road	Cheektowaga	NY	14225	$1,400,000	12/31/24
P01211	Carrols, LLC	Burger King	34 Hamburg Street	East Aurora	NY	14052	$940,000	12/31/14

P01213	Carrols, LLC	Burger King	937 Fairmount Avenue	Jamestown	NY	14701	$1,290,000	12/31/14
P01214	Carrols, LLC	Burger King	3701 Diann Marie Road	Louisville	KY	40242	$1,630,000	12/31/24
P01216	Carrols, LLC	Burger King	6450 Outer Loop	Louisville	KY	40228	$1,390,000	08/02/14
P01217	Carrols, LLC	Burger King	2553 Military Road	Niagara Falls	NY	14304	$2,340,000	12/31/24
P01218	Carrols, LLC	Burger King	10 South Cascade Street	Springville	NY	14141	$1,250,000	12/31/24
P01221	Capitol Racquet Sports, Inc. (Individual Guarantors)	Courthouse Athletic Club	300 Glen Creek Road Northwest	Salem	OR	97304	$10,800,000	11/30/25
P01222	Capitol Racquet Sports, Inc. (Individual Guarantors)	Courthouse Athletic Club	6250 Commercial Street South	Salem	OR	97306	$8,070,000	11/30/25
P01223	Capitol Racquet Sports, Inc. (Individual Guarantors)	Courthouse Athletic Club	4132 Devonshire North	Salem	OR	97305	$6,850,000	11/30/25
P01224	Capitol Racquet Sports, Inc. (Individual Guarantors)	Courthouse Athletic Club	117 McNary Estates Drive	Keizer	OR	97303	$5,920,000	11/30/25
P01225	Capitol Racquet Sports, Inc. (Individual Guarantors)	Courthouse Athletic Club	2975 River Road South	Salem	OR	97302	$6,170,000	11/30/25
P01234	Aspen Education Group, Inc.	Former Academy of the Sierras	42675 Road 44	Reedley	CA	93654	$5,310,000	11/30/20
P01235	Aspen Education Group, Inc.	Former Academy at Swift River	151 South Street	Cummington	MA	01026	$6,550,000	11/30/20
P01236	Aspen Education Group, Inc.	Former New Leaf Academy of North Carolina	2075 North Rugby Road	Hendersonville	NC	28791	$3,490,000	12/06/20
P01237	Aspen Education Group, Inc.	Former Bromley Brook School	2595 Depot Street	Manchester Center	VT	05255	$6,860,000	11/30/20
P01242	NPC International, Inc.	Pizza Hut	200 East Taylor Street	Creston	IA	50801	$340,000	06/06/15
P01244	Formed Fiber Technologies	Manufacturing	1630 Ferguson Court	Sidney	OH	45365	$5,600,000	08/31/18
P01245	Aspen Education Group, Inc.	Former Mount Bachelor Academy	33051 Northeast Ochoco Highway	Prineville	OR	97754	$5,900,000	12/21/20
P01252	Hardee’s Food Systems, Inc.	Hardee’s	1208 Industrial Boulevard	East Ellijay	GA	30539	$830,000	09/30/20

P01253	Hardee’s Food Systems, Inc.	Hardee’s	451 West Ottawa Street	Paxton	IL	60957	$930,000	03/31/18
P01254	Heartland Food, LLC	Burger King	408 North Lincoln Road	Escanaba	MI	49829	$1,200,000	02/01/19
P01255	Heartland Food, LLC	Burger King	800 South Washburn Street	Oshkosh	WI	54904	$1,410,000	11/22/24
P01259	Arby’s Restaurant Group, Inc.	Arby’s	1010 Foxcroft Avenue	Martinsburg	WV	25401	$1,680,000	08/24/19
P01261	Arby’s Restaurant Group, Inc.	Arby’s	1224 South Mission Street	Mount Pleasant	MI	48858	$1,200,000	07/16/18
P01262	Arby’s Restaurant Group, Inc.	Arby’s	44905 Mound	Sterling Heights	MI	48314	$1,340,000	08/15/19
P01263	Trefz & Trefz, Inc. (Individual Guarantors)	Arby’s	2209 Cherry Road	Rock Hill	SC	29732	$1,180,000	08/31/15
P01265	Harris Foods, Inc	Wendy’s	177 North Lee Street	Forsyth	GA	31029	$1,660,000	01/31/26
P01266	Harris Foods, Inc	Wendy’s	1961 Eatonton Road	Madison	GA	30650	$1,730,000	01/31/26
P01267	ADF PA, LLC	Pizza Hut	145 Sheraton Drive	New Cumberland	PA	17070	$1,120,000	01/31/26
P01268	ADF PA, LLC	Pizza Hut	320 North Reading Road	Ephrata	PA	17522	$1,170,000	01/31/26
P01269	ADF PA, LLC	Pizza Hut	5275 Devonshire Road	Harrisburg	PA	17112	$1,280,000	01/31/26
P01270	ADF PA, LLC	Pizza Hut	732 East Cumberland Street	Lebanon	PA	17042	$1,200,000	01/31/26
P01271	ADF PA, LLC	Pizza Hut	10 Sporting Green Drive	Mechanicsburg	PA	17050	$1,650,000	01/31/26
P01272	ADF PA, LLC	Pizza Hut	4483 North Front Street	Harrisburg	PA	17110	$1,090,000	01/31/26
P01273	ADF PA, LLC	Pizza Hut	4401 Derry Street	Harrisburg	PA	17111	$940,000	01/31/26
P01548	ADF PA, LLC	Pizza Hut	1440 Manheim Pike	Lancaster	PA	17601	$620,000	01/31/26
P01279	Martin’s Restaurant Systems, Inc.	Martin’s	2005 Cobb Parkway Northwest	Kennesaw	GA	30152	$1,550,000	02/28/21
P01280	Martin’s Restaurant Systems, Inc.	Martin’s	3440 Highway 5	Douglassville	GA	30135	$1,610,000	02/28/21

P01281	Martin’s Restaurant Systems, Inc.	Martin’s	5222 Floyd Road	Mableton	GA	30126	$1,440,000	02/28/21
P01282	Martin’s Restaurant Systems, Inc.	Martin’s	896 Joe Frank Harris Parkway	Cartersville	GA	30121	$1,500,000	02/28/21
P01283	Martin’s Restaurant Systems, Inc.	Martin’s	1100 Highway 78 W	Villa Rica	GA	30180	$1,810,000	02/28/21
P01284	Martin’s Restaurant Systems, Inc.	Martin’s	612 Bankhead Highway	Carrollton	GA	30117	$1,400,000	02/28/21
P01285	Martin’s Restaurant Systems, Inc.	Martin’s	1214 West Avenue	Cartersville	GA	30120	$1,070,000	02/28/21
P01286	Martin’s Restaurant Systems, Inc.	Martin’s	3721 Floyd Road	Floyd	GA	30106	$1,480,000	02/28/21
P01287	Martin’s Restaurant Systems, Inc.	Martin’s	7200 Jonesboro Road	Morrow	GA	30260	$1,200,000	02/28/21
P01288	Martin’s Restaurant Systems, Inc.	Martin’s	3866 Atlanta Highway	Hiram	GA	30141	$2,610,000	02/28/21
P01289	Martin’s Restaurant Systems, Inc.	Martin’s	1215 Powder Springs Road	Marietta	GA	30064	$1,350,000	02/28/21
P01290	Martin’s Restaurant Systems, Inc.	Martin’s	5796 Fairburn Road	Douglassville	GA	30134	$2,120,000	02/28/21
P01291	Martin’s Restaurant Systems, Inc.	Martin’s	2185 Veterans Memorial Highway	Austell	GA	30168	$1,240,000	02/28/21
P01292	Martin’s Restaurant Systems, Inc.	Martin’s	6220 Mableton Parkway	Mableton	GA	30126	$1,540,000	02/28/21
P01293	Martin’s Restaurant Systems, Inc.	Martin’s	6350 Jimmy Carter Boulevard	Norcross	GA	30093	$1,350,000	02/28/21
P01306	Mosaica Education, Inc.	Columbus Art & Technology Academy	2255 Kimberly Parkway East	Columbus	OH	43232	$8,980,000	11/14/19
P01307	Mosaica Education, Inc.	Columbus Preparatory Academy	3333 Chipewa Drive	Columbus	OH	43214	$9,020,000	12/16/19
P01315	Mosaica Education, Inc.	Bingham Arts Academy	555 South Fifth Avenue	Alpena	MI	49707	$2,930,000	12/16/19
P01530	Bob Hurley Ford, LLC	Bob Hurley Ford	745 West 51st Street	Tulsa	OK	74107	$7,330,000	10/11/16
P01563	Hardee’s Food Systems, Inc.	Hardee’s	101 Princeton Boulevard	Adairsville	GA	30103	$870,000	11/30/21

P01573	Heartland Food, LLC	Burger King	1540 East Northwest Highway	Palatine	IL	60067	$850,000	08/28/17
P01574	Heartland Food, LLC	Burger King	11124 31st Street	Westchester	IL	60154	$890,000	08/28/17
P01601	ADF Midatlantic, LLC	Pizza Hut	6422 Sargent Road	Hyattsville	MD	20782	$1,140,000	11/30/26
P01603	ADF Midatlantic, LLC	Pizza Hut	24 East Frederick Road	Walkersville	MD	21793	$790,000	11/30/26
P01604	ADF Midatlantic, LLC	Pizza Hut	1396 Dual 40 Highway	Hagerstown	MD	21740	$1,120,000	11/30/26
P01605	ADF Midatlantic, LLC	Pizza Hut	9200 New Hampshire Avenue	Silver Spring	MD	20903	$1,500,000	11/30/26
P01606	ADF Midatlantic, LLC	Pizza Hut	1220 West Patrick	Frederick	MD	21703	$820,000	11/30/26
P01607	ADF Midatlantic, LLC	Pizza Hut	3319 Superior Lane	Bowie	MD	20715	$650,000	11/30/26
P01608	ADF Midatlantic, LLC	Pizza Hut	205 Frederick Road	Thurmont	MD	21788	$1,420,000	11/30/26
P01609	ADF Midatlantic, LLC	Pizza Hut	9119 Annapolis Road	Lanham	MD	20706	$640,000	11/30/26
P01610	ADF Midatlantic, LLC	Pizza Hut	1821 Wiehle Avenue	Reston	VA	20190	$1,450,000	11/30/26
P01611	ADF Midatlantic, LLC	Pizza Hut	210 South Seton Avenue	Emmitsburg	MD	21727	$450,000	11/30/26
P01612	ADF Midatlantic, LLC	Pizza Hut	6409 Old Alexandria Ferry Road	Clinton	MD	20735	$610,000	11/30/26
P01613	ADF Midatlantic, LLC	Pizza Hut	7623 South Osborne Road	Upper Marlboro	MD	20772	$610,000	11/30/26
P01625	ADF Midatlantic, LLC	Pizza Hut	1049 West Glebe Road	Alexandria	VA	22305	$1,490,000	11/30/26
P01626	ADF Midatlantic, LLC	Pizza Hut	876 North Main Street	Culpeper	VA	22701	$660,000	11/30/26
P01627	ADF Midatlantic, LLC	Pizza Hut	95 Broadview Avenue	Warrenton	VA	20186	$780,000	11/30/26
P01622	Bondcote Corporation	Manufacturing	509 Burgis Avenue	Pulaski	VA	24301	$2,380,000	12/31/21
P01623	Bondcote Corporation	Manufacturing	4090 Pepperell Way	Dublin	VA	24084	$2,310,000	12/31/21

P01646	Express Oil Change, LLC	Express Oil Change	1479 Montgomery Highway	Birmingham	AL	35216	$1,760,000	03/31/26
P01648	Express Oil Change, LLC	Express Oil Change	8400 1st Avenue North	Birmingham	AL	35206	$1,160,000	03/31/26
P01649	Express Oil Change, LLC	Express Oil Change	136 First Street North	Alabaster	AL	35007	$1,720,000	03/31/26
P01643	Express Oil Change, LLC	Express Oil Change	3635 Lorna Road	Birmingham	AL	35216	$2,070,000	03/31/26
P01650	Express Oil Change, LLC	Express Oil Change	922 9th Avenue	Bessemer	AL	35020	$1,660,000	03/31/26
P01645	Express Oil Change, LLC	Express Oil Change	1412 Pinson Valley Parkway	Birmingham	AL	35217	$1,310,000	03/31/26
P01640	Express Oil Change, LLC	Express Oil Change	316 Fieldstown Road	Gardendale	AL	35071	$1,940,000	03/31/26
P01647	Express Oil Change, LLC	Express Oil Change	5101 Oporto-Madrid Boulevard	Birmingham	AL	35210	$1,730,000	03/31/26
P01642	Express Oil Change, LLC	Express Oil Change	525 South Quindard Boulevard	Oxford	AL	36203	$1,390,000	03/31/26
P01637	Express Oil Change, LLC	Express Oil Change	1554 Montgomery Highway	Birmingham	AL	35216	$1,540,000	03/31/26
P01644	Express Oil Change, LLC	Express Oil Change	2556 Rocky Ridge Road	Birmingham	AL	35243	$1,270,000	03/31/26
P01639	Express Oil Change, LLC	Express Oil Change	5700 Sanderson Street Northwest	Huntsville	AL	36830	$1,930,000	03/31/26
P01634	Express Oil Change, LLC	Express Oil Change	1855 Opelika Road	Auburn	AL	36830	$1,770,000	03/31/26
P01641	Express Oil Change, LLC	Express Oil Change	2549 Bob Wallace Avenue	Huntsville	AL	35805	$1,310,000	03/31/26
P01636	Express Oil Change, LLC	Express Oil Change	5860 Wall-Triana Highway	Madison	AL	35758	$1,940,000	03/31/26
P01631	Express Oil Change, LLC	Express Oil Change	8861 Madison Boulevard	Madison	AL	35758	$1,690,000	03/31/26
P01638	Express Oil Change, LLC	Express Oil Change	11951 Memorial Parkway Southwest	Huntsville	AL	35803	$1,890,000	03/31/26
P01633	Express Oil Change, LLC	Express Oil Change	3203 Memorial Parkway Northwest	Huntsville	AL	35810	$1,290,000	03/31/26
P01629	Express Oil Change, LLC	Express Oil Change	1222 Beltline Road Southwest	Decatur	AL	35603	$1,570,000	03/31/26

P01635	Express Oil Change, LLC	Express Oil Change	2731 Florence Boulevard	Florence	AL	35630	$1,350,000	03/31/26
P01630	Express Oil Change, LLC	Express Oil Change	3819 University Drive	Huntsville	AL	35601	$1,290,000	03/31/26
P01632	Express Oil Change, LLC	Express Oil Change	1011 6th Avenue Southeast	Decatur	AL	35601	$940,000	03/31/26
P01628	Express Oil Change, LLC	Express Oil Change	4665 Center Point Road	Pinson	AL	35126	$1,250,000	03/31/26
P01652	Sanford’s Grub & Pub, Inc. of Wyoming, Colorado, & South Dakota, White Pony, Inc., & Corner Pocket of Gillette, Inc.	Sanford’s	167 14th Street West	Dickinson	ND	58601	$1,820,000	12/31/21
P01653	Sanford’s Grub & Pub, Inc. of Wyoming, Colorado, & South Dakota, White Pony, Inc., & Corner Pocket of Gillette, Inc.	Sanford’s	401 West Cedar Street	Rawlins	WY	82301	$510,000	12/31/21
P01654	Sanford’s Grub & Pub, Inc. of Wyoming, Colorado, & South Dakota, White Pony, Inc., & Corner Pocket of Gillette, Inc.	Sanford’s	115 East 17th Street	Cheyenne	WY	82001	$2,460,000	12/31/21
P01656	Sanford’s Grub & Pub, Inc. of Wyoming, Colorado, & South Dakota, White Pony, Inc., & Corner Pocket of Gillette, Inc.	Sanford’s	1526 Oakridge Drive	Fort Collins	CO	80525	$2,580,000	12/31/21
P01657	Sanford’s Grub & Pub, Inc. of Wyoming, Colorado, & South Dakota, White Pony, Inc., & Corner Pocket of Gillette, Inc.	Sanford’s	306 7th Street	Rapid City	SD	57701	$2,460,000	12/31/21
P01658	Sanford’s Grub & Pub, Inc. of Wyoming, Colorado, & South Dakota, White Pony, Inc., & Corner Pocket of Gillette, Inc.	Sanford’s	202 Main Street	Lander	WY	82520	$1,070,000	12/31/21
P01659	Sanford’s Grub & Pub, Inc. of Wyoming, Colorado, & South Dakota, White Pony, Inc., & Corner Pocket of Gillette, Inc.	Sanford’s	241 South Center	Casper	WY	82601	$860,000	12/31/21
P01660	Austin-Westran, LLC	Industrial / Manufacturing	602 East Blackhawk Drive	Byron	IL	61010	$6,080,000	12/31/16
P01661	Chase Lumber Company, Inc.	Chase Lumber	17600 East Smith Road	Aurora	CO	80011	$2,830,000	12/31/21
P01673	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	3499 West Oakland Park Boulevard	Lauderdale Lakes	FL	33311	$870,000	12/22/18

P01674	Goldco, LLC	Burger King	2007 West Hill Avenue	Valdosta	GA	31601	$1,030,000	07/31/26
P01681	The Twins Group, Inc.	Taco Bell	985 West Main Street	Tipp City	OH	45371	$1,170,000	09/30/18
P01682	The Twins Group, Inc.	Taco Bell	2079 Main Street	Bellefontaine	OH	43311	$1,330,000	09/30/18
P01685	TB Corp.	Taco Bueno	445 North Clark Road	Cedar Hill	TX	75104	$1,180,000	09/30/25
P01686	TB Corp.	Taco Bueno	1120 Highway 287 North	Mansfield	TX	75006	$1,220,000	09/30/25
P01688	Arby’s Restaurant Group, Inc.	Arby’s	1630 North Main Street	North Canton	OH	44720	$890,000	06/30/19
P01690	Hometown Folks, LLC	Burger King	160 New Highway 68	Sweetwater	TN	37874	$770,000	02/09/19
P01691	Hometown Folks, LLC	Burger King	250 Dinah Shore Boulevard	Winchester	TN	37398	$730,000	06/18/18
P01694	K-Mac Enterprises, Inc.	Taco Bell	820 South Highway 65	Sedalia	MO	65301	$1,480,000	12/31/24
P01695	K-Mac Enterprises, Inc.	Taco Bell	1348 North Glenstone	Springfield	MO	65802	$1,170,000	12/31/24
P01697	The Twins Group, Inc.	Taco Bell	501 South Gilbert	Danville	IL	61832	$1,350,000	04/30/19
P01702	RMH Illinois, LLC	Applebee’s	2795 Plainfield Road	Joliet	IL	60435	$2,970,000	06/30/25
P01705	RMH Illinois, LLC	Applebee’s	9380 Joliet Road	Hodgkins	IL	60525	$2,900,000	06/30/25
P01701	RMH Illinois, LLC	Applebee’s	2411 Sycamore Road	DeKalb	IL	60115	$2,700,000	06/30/25
P01703	RMH Illinois, LLC	Applebee’s	125 Randall Road	Elgin	IL	60123	$2,440,000	06/30/25
P01699	RMH Illinois, LLC	Applebee’s	6656 West Grand Avenue	Chicago	IL	60707	$2,960,000	06/30/25
P01715	Arby’s Restaurant Group, Inc.	Arby’s	17032 North 99th Avenue	Sun City	AZ	85373	$1,310,000	05/31/16
P01716	Heartland Food, LLC	Burger King	2889 New York Street	Aurora	IL	60504	$1,140,000	12/31/22
P01723	Mealey’s Furniture Holdings, Inc.	Mealey’s Furniture	3150 Knights Road	Bensalem	PA	19020	$5,780,000	01/31/27

P01724	Mealey’s Furniture Holdings, Inc.	Mealey’s Furniture	179 Lincoln Highway	Fairless Hills	PA	19030	$10,870,000	01/31/27
P01725	Mealey’s Furniture Holdings, Inc.	Mealey’s Furniture	130 Enterprise Avenue	Morrisville	PA	19067	$11,000,000	01/31/27
P01733	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	7175 Engle Road	Middleburg Heights	OH	44130	$2,650,000	02/28/27
P01734	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	1601 Prospect Road	Ashtabula	OH	44004	$1,330,000	02/28/27
P01735	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	4334 Buffalo Road	Erie	PA	16510	$1,660,000	02/28/27
P01736	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	1871 Oakland Avenue	Indiana	PA	15701	$880,000	02/28/27
P01737	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	587 East Main Street	Canfield	OH	44406	$1,370,000	02/28/27
P01738	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	115 Ludlow Street	Warren	PA	16365	$1,060,000	02/28/27
P01739	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	2714 West Lake Road	Erie	PA	16505	$1,280,000	02/28/27
P01741	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	915 West Main Street	Grove City	PA	16127	$1,280,000	02/28/27
P01742	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	78 Perkins Road	Clarion	PA	16214	$1,370,000	02/28/27
P01743	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	18276 Conneaut Lake Road	Meadville	PA	16335	$2,560,000	02/28/27
P01744	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	207 Plum Street	Edinboro	PA	16412	$960,000	02/28/27
P01745	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	1953 Niles-Cortland Road	Warren	OH	44484	$1,970,000	02/28/27
P01746	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	4403 Peach Street	Erie	PA	16509	$1,300,000	02/28/27
P01747	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	31-35 Bolivar Drive	Bradford	PA	16701	$840,000	02/28/27
P01748	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	2728 West State Road	Olean	NY	14760	$1,280,000	02/28/27
P01749	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	310 West Columbus Avenue	Corry	PA	16407	$900,000	02/28/27
P01750	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	5550 Interstate Boulevard	Austintown	OH	44515	$1,900,000	02/28/27

P01751	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	4896 Everhard Road	Canton	OH	44718	$2,280,000	02/28/27

P01752	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	804 Boardman-Poland Road	Youngstown	OH	44512	$2,570,000	02/28/27

P01769	El Chico Restaurants of America, Inc. & CRG Holdings, LLC	Bru Burger	3010 Lakecrest Circle	Lexington	KY	40513	$1,910,000	08/31/33
P01770	El Chico Restaurants of America, Inc.	El Chico	5015 Hinkleville Road	Paducah	KY	42001	$2,160,000	12/31/21
P01765	El Chico Restaurants of America, Inc.	Former El Chico	4015 Fern Avenue	Shreveport	LA	71105	$1,610,000	12/31/21
P01774	El Chico Restaurants of Texas, L.P.	El Chico	1315 North Collins	Arlington	TX	76011	$2,230,000	12/31/21
P01775	El Chico Restaurants of Texas, L.P.	El Chico	2104 South First Street	Lufkin	TX	75901	$1,700,000	12/31/21
P01862	Ignite Restaurant Group, Inc. (Formerly Joe’s Crab Shack Holdings, Inc.)	Joe’s Crab Shack	2120 South Highway 6	Houston	TX	77077	$3,430,000	03/31/27
P01864	Ignite Restaurant Group, Inc. (Formerly Joe’s Crab Shack Holdings, Inc.)	Joe’s Crab Shack	711 East Expressway 83	McAllen	TX	78501	$2,750,000	03/31/27
P01859	Ignite Restaurant Group, Inc. (Formerly Joe’s Crab Shack Holdings, Inc.)	Joe’s Crab Shack	3825 Interstate 10 South	Beaumont	TX	77705	$2,980,000	03/31/27
P01860	Ignite Restaurant Group, Inc. (Formerly Joe’s Crab Shack Holdings, Inc.)	Joe’s Crab Shack	3320 Central Expressway	Plano	TX	75074	$3,640,000	03/31/27
P01861	Ignite Restaurant Group, Inc. (Formerly Joe’s Crab Shack Holdings, Inc.)	Joe’s Crab Shack	2621 South Loop West	Houston	TX	77054	$3,790,000	03/31/27
P01865	Ignite Restaurant Group, Inc. (Formerly Joe’s Crab Shack Holdings, Inc.)	Joe’s Crab Shack	20001 East Jackson Drive	Independence	MO	64057	$3,100,000	03/31/27
P01870	Charleston’s Restaurant Group, Inc.	Charleston’s	300 Ed Noble Parkway	Norman	OK	73072	$4,260,000	06/30/22
P01871	Charleston’s Restaurant Group, Inc.	Charleston’s	6839 South Yale Avenue	Tulsa	OK	74136	$4,110,000	06/30/22
P01980	American Huts, Inc.	Pizza Hut	7504 Clinton Highway	Powell	TN	37849	$800,000	09/30/30
P01981	American Huts, Inc.	Pizza Hut	407 New Highway 68	Sweetwater	TN	37874	$690,000	09/30/30
P01982	American Huts, Inc.	Pizza Hut	7401 Chapman Highway	Knoxville	TN	37920	$820,000	09/30/30
P01983	American Huts, Inc.	Pizza Hut	776 Mountain Creek Road	Chattanooga	TN	37405	$710,000	09/30/30

P01984	American Huts, Inc.	Pizza Hut	1112 North Charles G Selvers Boulevard	Clinton	TN	37716	$840,000	09/30/30
P01986	American Huts, Inc.	Pizza Hut	5454 Alabama Highway	Ringgold	GA	30736	$970,000	09/30/30
P01987	American Huts, Inc.	Pizza Hut	405 North Main Street	LaFayette	GA	30728	$870,000	09/30/30
P01988	American Huts, Inc.	Pizza Hut	290 South Main Street	Trenton	GA	30752	$670,000	09/30/30
P01989	American Huts, Inc.	Pizza Hut	212 Cedar Lane	Knoxville	TN	37912	$1,110,000	09/30/30
P01990	American Huts, Inc.	Pizza Hut	375 Hannum Street	Alcoa	TN	37701	$590,000	09/30/30
P01991	American Huts, Inc.	Pizza Hut	430 Highway 411 South	Chatsworth	GA	30705	$930,000	09/30/30
P01992	American Huts, Inc.	Pizza Hut	629 North Main Street	Crossville	TN	38555	$670,000	09/30/30
P01993	American Huts, Inc.	Pizza Hut	1624 South Roane Street	Harriman	TN	37748	$600,000	09/30/30
P01994	American Huts, Inc.	Pizza Hut	10043 Dayton Pike	Soddy Daisy	TN	37379	$920,000	09/30/30
P01995	American Huts, Inc.	Pizza Hut	1215 Congress Parkway Northwest	Athens	TN	37303	$710,000	09/30/30
P01996	American Huts, Inc.	Pizza Hut	2418 Airport Highway	Alcoa	TN	37701	$1,020,000	09/30/30
P01997	American Huts, Inc.	Pizza Hut	7410 Rhea County Highway	Dayton	TN	37321	$770,000	09/30/30
P01998	American Huts, Inc.	Pizza Hut	354 Kimball Crossing Drive	Kimball	TN	17070	$1,020,000	09/30/30
P00880	A-OK, LLC (Individual Guarantor)	Krispy Kreme	1502 Southeast Walton Boulevard	Bentonville	AR	72712	$1,720,000	06/30/19
P00881	A-OK, LLC (Individual Guarantor)	Krispy Kreme	1315 Shackleford Road	Little Rock	AR	72211	$1,930,000	06/30/19
P00882	A-OK, LLC (Individual Guarantor)	Krispy Kreme	4301 South Loop 289	Lubbock	TX	79423	$1,720,000	06/30/19
P00907	Armstrong Garden Centers, Inc.	Pike Nurseries	5795 State Bridge Road	Alpharetta	GA	30022	$2,930,000	03/31/21
P00908	Armstrong Garden Centers, Inc.	Pike Nurseries	3431 Ernest W. Barrett Parkway	Marietta	GA	30064	$960,000	03/31/21

P00910	Armstrong Garden Centers, Inc.	Pike Nurseries	4020 Roswell Road	Atlanta	GA	30342	$660,000	03/31/21
P00911	Armstrong Garden Centers, Inc.	Pike Nurseries	2955 Holcomb Bridge Road	Alpharetta	GA	30022	$3,950,000	03/31/21
P00912	Armstrong Garden Centers, Inc.	Pike Nurseries	2900 Johnson Ferry Road	Marietta	GA	30062	$950,000	03/31/21
P01566	Burger King Corporation	Burger King	2790 Hickory Bvld	Hudson	NC	28638	$810,000	12/28/18
P01567	Burger King Corporation	Burger King	7011 Raeford Road	Fayetteville	NC	28304	$890,000	03/22/19
P01565	Burger King Corporation	Burger King	2543 Springs Road Northeast	Hickory	NC	28601	$1,730,000	06/12/20
P01569	Burger King Corporation	Burger King	2117 Cedar Creek Road	Fayetteville	NC	28301	$1,160,000	06/17/17
P01568	Burger King Corporation	Burger King	3012 Hope Mills Road	Hope Mills	NC	28348	$1,610,000	06/17/17
P01570	Burger King Corporation	Burger King	1601 South Main Street	Lillington	NC	27546	$1,000,000	06/17/17
P01070	2JR Pizza Enterprises, LLC	Pizza Hut	3125 Agency Street	Burlington	IA	52601	$180,000	09/30/19
P01077	2JR Pizza Enterprises, LLC	Pizza Hut	709 First Avenue	Rock Falls	IL	61071	$1,040,000	09/30/19
P01079	2JR Pizza Enterprises, LLC	Pizza Hut	1320 11th Street	De Witt	IA	52742	$640,000	09/30/19
P01621	2JR Pizza Enterprises, LLC	Pizza Hut	1310 North Roosevelt Avenue	Burlington	IA	52601	$900,000	09/30/19
P01238	JCIM, LLC	Manufacturing	1833 Frenchtown Center Drive	Monroe	MI	48162	$15,000,000	08/31/23
P01624	JCIM, LLC	Manufacturing	2200 Revard Road	Monroe	MI	48162	$11,200,000	08/31/23
P02122	Crème de la Crème, Inc.	Crème de la Crème	724 North Center Boulevard	Romeoville	IL	60446	$7,230,000	09/30/27
P02165	Crème de la Crème, Inc.	Crème de la Crème	2349 Meadow Church Road	Duluth	GA	30096	$6,440,000	09/30/27
P02192	Crème de la Crème, Inc.	Crème de la Crème	299 Walton Avenue	Mt. Laurel	NJ	08054	$7,140,000	09/30/27
P01558	PCS Holdings, LLC	PCS Quality Concrete	10980 Guilford Road	Annapolis Junction	MD	20701	$1,030,000	11/30/28

P02166	Westward Dough Operating Company, LLC	Krispy Kreme	7514 East Parkway Drive	Lone Tree	CO	80124	$3,060,000	07/26/24
P01071	NPC International, Inc.	Pizza Hut	2075 John F. Kennedy Road	Dubuque	IA	52002	$640,000	09/30/19
P01072	NPC International, Inc.	Pizza Hut	49 Cedar Street	Tipton	IA	52772	$530,000	09/30/19
P01074	NPC International, Inc.	Pizza Hut	1845 8th Street Southeast	Dyersville	IA	52040	$610,000	09/30/19
P01075	NPC International, Inc.	Pizza Hut	1640 First Street West	Independence	IA	50644	$580,000	09/30/19
P01076	NPC International, Inc.	Pizza Hut	1129 East Main Street	Manchester	IA	52057	$710,000	09/30/19
P02169	PMT Industries, LLC	Manufacturing	2105 Schmiede Street	Surgoinsville	TN	37873	$4,540,000	01/12/27
P02173	K-Mac Enterprises, Inc.	KFC	4207 Grand Avenue	Fort Smith	AR	72904	$1,400,000	07/31/27
P02178	Universal Pool Co., Inc.	The Great Escape	4343 Elmore Avenue	Davenport	IA	52807	$6,440,000	08/31/27
P02179	Universal Pool Co., Inc.	The Great Escape	38101 Chester Road	Avon	OH	44011	$4,130,000	08/31/27
P02180	Universal Pool Co., Inc.	The Great Escape	5000 Holiday Drive	Peoria	IL	61615	$6,700,000	08/31/27
P02181	Universal Pool Co., Inc.	The Great Escape	7511 Park Place	Loves Park	IL	61111	$7,470,000	08/31/27
P02182	Universal Pool Co., Inc.	The Great Escape	7787 159th Street	Tinley Park	IL	60477	$2,990,000	08/31/27
P02183	Universal Pool Co., Inc.	The Great Escape	1850 West Irving Park Road	Schaumburg	IL	60193	$4,430,000	08/31/27
P02184	Universal Pool Co., Inc.	The Great Escape	2409 West Lincoln Highway	Merrillville	IN	46410	$5,300,000	08/31/27
P02185	Universal Pool Co., Inc.	The Great Escape	1400 Townline Road	Mundelein	IL	60060	$5,780,000	08/31/27
P02186	Universal Pool Co., Inc.	The Great Escape	3220 Chicagoland Circle	Joliet	IL	60435	$7,190,000	08/31/27
P02187	Universal Pool Co., Inc.	The Great Escape	1610 75th Street	Downers Grove	IL	60516	$3,770,000	08/31/27
P02188	Universal Pool Co., Inc.	The Great Escape	7265 Grand Avenue	Gurnee	IL	60031	$2,330,000	08/31/27

P02189	Universal Pool Co., Inc.	The Great Escape	1995 West Wilson Street	Batavia	IL	60510	$5,140,000	08/31/27
P02190	Universal Pool Co., Inc.	The Great Escape	150 Trade Street	Aurora	IL	60504	$5,690,000	08/31/27
P02191	Universal Pool Co., Inc.	The Great Escape	2421 South Randall Road	Algonquin	IL	60102	$9,240,000	08/31/27
P01755	Gettysburg Land Holdings, LLC	Renn Kirby Chevrolet Buick	55 Expedition Trail	Gettysburg	PA	17325	$2,710,000	06/30/17
P02193	Goodrich Quality Theatres, Inc.	Goodrich Theaters	6550 US Route 6	Portage	IN	46368	$13,700,000	12/31/28
P02194	Goodrich Quality Theatres, Inc.	Goodrich Theaters	550 North Randall Road	Batavia	IL	60510	$14,300,000	12/31/28
P02195	Goodrich Quality Theatres, Inc.	Goodrich Theaters	13825 Norell Road	Noblesville	IN	46060	$16,400,000	12/31/28
P03349	Goodrich Quality Theatres, Inc.	Goodrich Theaters	3250 Kabobel Drive	Saginaw	MI	48604	$11,090,000	12/31/28
P02203	V&J National Enterprises, LLC (Individual Guarantor)	Pizza Hut	107 Utica Street	Hamilton	NY	13346	$440,000	07/16/17
P02205	Doro, Inc.	Hardee’s	715 East Main Street	Watertown	WI	53094	$700,000	10/31/16
P02206	Fire Grill, LLC	Burger King	3107 Highway 227	Carrollton	KY	41008	$750,000	09/30/17
P00914	Dickinson Theatres, Inc.	Dickinson Theatres	4900 Northeast 80th Street	Kansas City	MO	64119	$7,680,000	12/31/20
P00915	Dickinson Theatres, Inc.	Dickinson Theatres	1451 Northeast Douglas Street	Lees Summit	MO	64086	$10,080,000	12/31/20
P00951	Dickinson Theatres, Inc.	Dickinson Theatres	10301 South Memorial Drive	Bixby	OK	74133	$12,000,000	12/31/20
P02208	Dickinson Theatres, Inc.	Dickinson Theatres	1325 North Litchfield Road	Goodyear	AZ	85338	$8,250,000	12/31/20
P02209	Big Sandy Distribution, Inc.	Big Sandy Furniture	1000 Liberty Park Drive	Hurricane	WV	25526	$4,370,000	07/31/27
P02210	Big Sandy Distribution, Inc.	Big Sandy Furniture	1404 North Bridge Street	Chillicothe	OH	45601	$3,330,000	07/31/27
P02211	Big Sandy Distribution, Inc.	Big Sandy Furniture	45 County Road 407	South Point	OH	45680	$4,580,000	07/31/27
P02212	Big Sandy Distribution, Inc.	Big Sandy Furniture	730 10th Street	Portsmouth	OH	45662	$2,610,000	07/31/27

P02213	Big Sandy Distribution, Inc.	Big Sandy Furniture	5560 US Route 60	Ashland	KY	41101	$3,300,000	07/31/27
P02214	Big Sandy Distribution, Inc.	Big Sandy Furniture	1600 Garfield Avenue	Parkersburg	WV	26101	$5,820,000	07/31/27
P02215	Big Sandy Distribution, Inc.	Big Sandy Furniture	635 Winchester Avenue	Ashland	KY	41101	$1,530,000	07/31/27
P02216	Unique Ventures Group, LLC (Individual Guarantors)	Burger King	3911 Milan Road	Sandusky	OH	44870	$1,520,000	06/30/28
P02217	Unique Ventures Group, LLC (Individual Guarantors)	Burger King	7677 Broadview	Seven Hills	OH	44131	$1,130,000	06/30/28
P02218	Unique Ventures Group, LLC (Individual Guarantors)	Burger King	6671 Pearl Road	Parma Heights	OH	44130	$1,300,000	06/30/28
P02219	V&J National Enterprises, LLC (Individual Guarantor)	Pizza Hut	812 Hamilton Street	Geneva	NY	14456	$420,000	07/16/17
P00335	Black Angus Steakhouses, LLC	Black Angus	7606 West Bell Road	Glendale	AZ	85308	$2,410,000	09/30/16
P01247	Automotive Remarketing Group, Inc. (Individual Guarantor)	America’s Auto Auction	11982 New Kings Road	Jacksonville	FL	32219	$3,460,000	12/31/25
P01248	Automotive Remarketing Group, Inc. (Individual Guarantor)	America’s Auto Auction	8544 East Admiral Place	Tulsa	OK	74115	$2,630,000	12/31/25
P01249	Automotive Remarketing Group, Inc. (Individual Guarantor)	America’s Auto Auction	2415 Highway 101 South	Greenville	SC	29651	$4,960,000	12/31/25
P02242	Automotive Remarketing Group, Inc. (Individual Guarantor)	America’s Auto Auction	219 North Loop 12	Irving	TX	75067	$8,500,000	12/31/25
P02243	Automotive Remarketing Group, Inc. (Individual Guarantor)	America’s Auto Auction	1440 FM 3083	Conroe	TX	77301	$4,660,000	12/31/25
P02244	Automotive Remarketing Group, Inc. (Individual Guarantor)	America’s Auto Auction	112 South Irving Heights Drive	Irving	TX	75061	$3,410,000	12/31/25
P01226	Carmike Cinemas, Inc.	Carmike Cinemas	3930 East DuPont Road	Fort Wayne	IN	46825	$14,200,000	01/31/21
P01304	HHI Formtech, LLC	Manufacturing	690 West Maple Road	Troy	MI	48084	$1,720,000	03/31/26
P01305	HHI Formtech, LLC	Manufacturing	2727 West 14 Mile Road	Royal Oak	MI	48073	$8,840,000	03/31/26
P02251	The Twins Group, Inc.	Taco Bell	1000 Brown Street	Dayton	OH	45409	$1,190,000	03/31/15
P02252	Specialty Retail Shops Holding Corp.	Pamida	718 4th Street	Gothenburg	NE	69138	$2,160,000	12/31/22

P02253	Specialty Retail Shops Holding Corp.	Pamida	140 South Highway 20	Thermopolis	WY	82443	$2,180,000	12/31/22
P02254	Specialty Retail Shops Holding Corp.	Pamida	1511 East 4th Street	Ainsworth	NE	69210	$2,180,000	12/31/22
P02256	Specialty Retail Shops Holding Corp.	Pamida	404 East Highway 20	O’Neill	NE	68763	$2,170,000	12/31/22
P02255	Hardee’s Food Systems, Inc.	Hardee’s	1029 Paris Road	Mayfield	KY	42066	$950,000	03/31/18
P00301	Pizza Hut of America, Inc.	Pizza Hut	4127 Frederica Street	Owensboro	KY	42301	$690,000	05/14/15
P00300	Pizza Hut of America, Inc.	Pizza Hut	925 North Green River Road	Evansville	IN	47715	$480,000	03/31/15
P01676	Solea Mexican Grill, LLC (Individual Guarantor)	Solea Mexican Grill	1104 Mutual Way	Appleton	WI	54913	$970,000	03/31/15
P00302	NPC International, Inc.	Pizza Hut	606 North 1st Street	Madill	OK	73446	$480,000	04/30/20
P00303	NPC International, Inc.	Pizza Hut	1000 West Maple Avenue	Geneva	AL	36340	$540,000	04/30/20
P00304	NPC International, Inc.	Pizza Hut	11621 Columbia Road	Blakely	GA	39823	$580,000	04/30/20
P00305	NPC International, Inc.	Pizza Hut	1119 Paris Road	Mayfield	KY	42066	$480,000	04/30/20
P00381	NPC International, Inc.	Pizza Hut	1551 West Main Street	Salem	IL	62881	$520,000	04/30/20
P01097	NPC International, Inc.	Pizza Hut	1602 North 8th Street	Vandalia	IL	62471	$560,000	04/30/20
P01098	NPC International, Inc.	Pizza Hut	105 West Lincoln Avenue	Charleston	IL	61920	$450,000	04/30/20
P01099	NPC International, Inc.	Pizza Hut	205 North Keller Drive	Effingham	IL	62401	$560,000	04/30/20
P01100	NPC International, Inc.	Pizza Hut	1204 German Street	Maquoketa	IA	52060	$270,000	04/30/20
P01102	NPC International, Inc.	Pizza Hut	303 West Springfield Road	Taylorville	IL	62568	$440,000	04/30/20
P01104	NPC International, Inc.	Pizza Hut	1002 Short Street	Decorah	IA	52101	$490,000	04/30/20
P01105	NPC International, Inc.	Pizza Hut	303 North K Avenue	Vinton	IA	52349	$230,000	04/30/20

P02202	Monro Muffler Brake, Inc	Tire Warehouse	195 Riverside Street	Portland	ME	04102	$1,190,000	08/31/25
P02259	Carmike Cinemas, Inc.	Carmike Cinemas	5501 Atlantic Springs Road	Raleigh	NC	27616	$10,200,000	03/31/20
P00842	DAN-LOC, LLC	Dan-Loc Bolt & Gasket	725 North Drennan	Houston	TX	77003	$7,510,000	02/28/18
P02204	Bojangles’ Restaurants, Inc.	Bojangle’s	1160 Lenoir Rhyne Boulevard, Southeast	Hickory	NC	28601	$2,140,000	06/30/26
P01063	Charter Foods, Inc.	Long John Silver’s	4833 North Broadway	Knoxville	TN	37918	$560,000	07/31/20
P01059	Charter Foods, Inc.	Long John Silver’s	2816 Magnolia Avenue	Knoxville	TN	37914	$350,000	07/31/20
P01053	Charter Foods, Inc.	Long John Silver’s	757 North Main Street	Crossville	TN	38555	$610,000	07/31/20
P01054	Charter Foods, Inc.	Long John Silver’s	2550 East Morris Boulevard	Morristown	TN	37814	$1,210,000	07/31/20
P01056	Charter Foods, Inc.	Long John Silver’s	1282 Oak Ridge Turnpike	Oak Ridge	TN	37830	$1,070,000	07/31/20
P01058	Charter Foods, Inc.	Long John Silver’s	1612 South Roane Street	Harriman	TN	37748	$760,000	07/31/20
P01060	Charter Foods, Inc.	Long John Silver’s	2005 West Andrew Johnson Highway	Morristown	TN	37814	$650,000	07/31/20
P01061	Charter Foods, Inc.	Long John Silver’s	1595 East Andrew Johnson Highway	Greenville	TN	37743	$540,000	07/31/20
P02175	Mariane, Inc.	Taco Bell	1201 South Mission Street	Mount Pleasant	MI	48858	$1,780,000	10/31/25
P00317	Red Robin Gourmet Burgers Inc	Red Robin Gourmet Burgers	6420 Grand Avenue	Gurnee	IL	60031	$2,010,000	07/31/25
P01693	Specialized Packaging Group L.P.	Former Manufacturing	8100 South 77th Avenue	Bridgeview	IL	60455	$5,650,000	12/31/21
P00314	American Blue Ribbon Holdings, LLC	Max & Erma’s	2240 North Canton Center Road	Canton	MI	48187	$2,810,000	03/31/23
P00315	American Blue Ribbon Holdings, LLC	Max & Erma’s	936 Sheraton Drive	Mars	PA	16046	$3,210,000	03/31/23
P00318	American Blue Ribbon Holdings, LLC	Max & Erma’s	130 Andrews Drive	Pittsburgh	PA	15275	$3,170,000	03/31/23
P00433	American Blue Ribbon Holdings, LLC	Max & Erma’s	4279 Cemetery Road	Hilliard	OH	43026	$2,380,000	03/31/23

P00360	Luby’s, Inc.	Fuddruckers	3929 Southwest Freeway	Houston	TX	77027	$2,250,000	05/31/20
P00362	Luby’s, Inc.	Fuddruckers	6455 East Southern Avenue	Mesa	AZ	85206	$1,860,000	05/31/20
P00365	Luby’s, Inc.	Fuddruckers	7250 Highway 6 North	Houston	TX	77095	$1,910,000	05/31/20
P00367	Luby’s, Inc.	Fuddruckers	13010 Northwest Freeway	Houston	TX	77040	$1,850,000	05/31/20
P00369	Luby’s, Inc.	Fuddruckers	7704 West Bell Road	Glendale	AZ	85308	$1,790,000	05/31/20
P00374	Luby’s, Inc.	Fuddruckers	10500 Town and Country Way	Houston	TX	77024	$1,860,000	05/31/20
P00375	Luby’s, Inc.	Fuddruckers	4360 Kingwood Drive	Kingwood	TX	77339	$1,650,000	05/31/20
P00351	Interfoods Of America, Inc	Popeye’s Chicken & Biscuits	2265 Oneal Lane	Baton Rouge	LA	70816	$650,000	03/07/19
P00417	Buffet City of Florida, Inc. (Individual Guarantors)	Buffet City	1070 South Volusia Avenue	Orange City	FL	32763	$1,130,000	08/31/23
P02005	Goldmug, LLC (Individual Guarantor)	Old Mexico Cantina	93 Walker Street	Gadsden	AL	35904	$920,000	12/31/15
P00428	Rally’s of Ohio, Inc.	Rally’s	602 North Baldwin Avenue	Marion	IN	46952	$680,000	12/31/19
P01258	W&A Foods, Inc. (Individual Guarantor)	Wendy’s	6834 Wesley Street	Greenville	TX	75402	$660,000	10/31/19
P00783	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	920 North Grand Avenue	St. Louis	MO	63106	$650,000	05/31/22
P00786	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	3525 North Grand Avenue	St. Louis	MO	63107	$650,000	05/31/22
P00788	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	805 North Kings Highway	St. Louis	MO	63108	$480,000	05/31/22
P00789	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	7260 Manchester Road	Maplewood	MO	63143	$440,000	05/31/22
P00791	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	1753 Woodson Road	Overland	MO	63114	$920,000	05/31/22
P00793	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	4401 Marshall Road	St. Louis	MO	63134	$750,000	05/31/22
P00794	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	10646 New Halls Ferry	Ferguson	MO	63135	$570,000	05/31/22

P00796	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	7215 Natural Bridge	Normandy	MO	63121	$680,000	05/31/22
P00810	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	5520 Caseyville Avenue	Washington Park	IL	62204	$500,000	05/31/22
P00823	Cajun Global, LLC; Cajun Funding Corp.; Cajun Restaurants, LLC	Church’s Chicken	2601 State Street	East St. Louis	IL	62201	$510,000	05/31/22
P01679	Devika, Inc.	Jack in the Box	2680 Grass Valley Highway	Auburn	CA	95603	$670,000	04/30/21
P02287	Dillon Tire, Inc.	Dillon Tire	4101 West O Street	Lincoln	NE	68528	$3,850,000	07/31/22
P02288	Baby Jack II Automotive Ltd (Individual Guarantor)	Caldwell Country Chevrolet	800 East State Highway 21	Caldwell	TX	77836	$3,600,000	12/31/22
P02289	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	219 East Central Avenue	Titusville	PA	16354	$800,000	02/28/27
P00747	Han Nara Enterprises, LP (Individual Guarantor)	Ashley Furniture	4597 Southwest Drive	Abilene	TX	79605	$2,500,000	05/31/21
P00313	Platinum Restaurant Group, LLC (Individual Guarantor)	Eddie Merlot’s	201 Bridewell Drive	Burr Ridge	IL	60521	$3,830,000	05/31/26
P01086	St. Ann Enterprises	Burger King	10458 Saint Charles Rock Road	Saint Ann	MO	63074	$1,410,000	06/30/31
P00979	Devry Education Group Inc.	Carrington College	8503 North 27th Avenue	Phoenix	AZ	85051	$6,380,000	11/30/18
P00978	Devry Education Group Inc.	Carrington College	2701 West Bethany Home Road	Phoenix	AZ	85017	$4,200,000	11/30/18
P00968	Shale-Inland Holdings, LLC	HD Supply	4355 Drane Field Road	Lakeland	FL	33811	$2,240,000	12/31/19
P02318	FQSR, LLC	KFC	2840 Greenbriar Parkway Southwest	Atlanta	GA	30331	$1,090,000	02/29/32
P02319	FQSR, LLC	KFC	2430 Salem Road Southeast	Conyers	GA	30013	$1,080,000	02/29/32
P02320	FQSR, LLC	KFC	9607 Highway 5	Douglasville	GA	30135	$1,120,000	02/29/32
P02321	FQSR, LLC	KFC	1970 North Cobb Parkway	Kennesaw	GA	30152	$950,000	02/29/32
P02322	FQSR, LLC	KFC	4720 Alabama Road Northeast	Roswell	GA	30075	$1,230,000	02/29/32
P00432	Fidelity Newport Holdings, LLC	Max & Erma’s	1391 Arrowhead Drive	Maumee	OH	43537	$1,170,000	01/31/22

P02342	Oregano’s Holdings, Inc.	Oregano’s Pizza Bistro	1008 East Camelback Road	Phoenix	AZ	85014	$1,700,000	10/31/31
P02343	Oregano’s Holdings, Inc.	Oregano’s Pizza Bistro	1130 South Dobson Road	Mesa	AZ	85202	$1,790,000	10/31/31
P02344	Oregano’s Holdings, Inc.	Oregano’s Pizza Bistro	328 North Gilbert Road	Gilbert	AZ	85234	$2,630,000	10/31/31
P02345	Carmax Auto Superstores, Inc.	CarMax	1215 Ernest Barrett Parkway	Kennesaw	GA	30144	$9,090,000	02/28/17
P00948	Red Rock, LLC	Sonic	6949 Maynardsville Pike	Knoxville	TN	39912	$590,000	03/31/22
P02207	Palazzo 16 Theatres, LLC	Dickinson Theatres	8601 West 135th Street	Overland Park	KS	66223	$18,000,000	12/31/20
P00860	HD Supply, Inc.	Hughes Supply	1840 Shelton Avenue	Statesville	NC	28677	$920,000	12/31/14
P00868	HD Supply, Inc.	Hughes Supply	1065 Sunset Boulevard	West Columbia	SC	29169	$840,000	12/31/14
P00848	HD Supply, Inc.	Hughes Supply	850 East Pine Log Road	Aiken	SC	29803	$360,000	12/31/14
P00845	HD Supply, Inc.	Hughes Supply	990 Pedigo Way	Bowling Green	KY	42103	$340,000	12/31/14
P00963	HD Supply, Inc.	Hughes Supply	8700 Highway 27 South	Sebring	FL	33876	$570,000	12/31/14
P00964	HD Supply, Inc.	Hughes Supply	8326 Lemon Road	Port Richey	FL	34668	$1,330,000	12/31/14
P00847	HD Supply, Inc.	Hughes Supply	10645 Auto Mall Parkway	D’Iberville	MS	39540	$600,000	12/31/14
P00862	HD Supply, Inc.	Hughes Supply	1234 South Pleasantburg Drive	Greenville	SC	29605	$540,000	12/31/14
P00969	HD Supply, Inc.	Hughes Supply	5311 Doolittle Road	Jacksonville	FL	32254	$2,660,000	12/31/14
P00861	HD Supply, Inc.	Hughes Supply	1930 31st Street	Gulfport	MS	39501	$1,090,000	12/31/14
P00846	HD Supply, Inc.	Hughes Supply	103 Industrial Drive	Hattiesburg	MS	39401	$800,000	12/31/14
P02408	FQSR, LLC	KFC	3014 Independence Avenue	Kansas City	MO	64124	$610,000	03/31/34
P02409	FQSR, LLC	KFC	3522 State Avenue	Kansas City	KS	66102	$690,000	03/31/34

P01764	El Chico Restaurants of America, Inc.	El Chico	2815 North Highway 75	Sherman	TX	75090	$2,220,000	09/30/24
P01766	El Chico Restaurants of America, Inc.	El Chico	204 West Shawnee Avenue	Muskogee	OK	74401	$2,830,000	09/30/24
P01767	El Chico Restaurants of America, Inc.	El Chico	124 Holiday Drive	Ardmore	OK	73401	$2,920,000	09/30/24
P01768	El Chico Restaurants of America, Inc.	El Chico	9825 East 21st Street	Tulsa	OK	74129	$2,970,000	09/30/24
P01771	El Chico Restaurants of America, Inc.	El Chico	8409 Interstate 30	Little Rock	AR	72209	$2,950,000	09/30/24
P01776	El Chico Restaurants of America, Inc.	El Chico	1028 Central Expressway	Wichita Falls	TX	76305	$2,650,000	09/30/24
P01550	Z &H Foods, Inc. (Individual Guarantor)	Popeye’s Chicken & Biscuits	6127 Callaghan Road	San Antonio	TX	78228	$1,100,000	09/30/21
P01552	Z &H Foods, Inc. (Individual Guarantor)	Popeye’s Chicken & Biscuits	457 West Broadway Road	Tempe	AZ	85282	$990,000	09/30/21
P01553	Z &H Foods, Inc. (Individual Guarantor)	Popeye’s Chicken & Biscuits	846 Southeast Military Drive	San Antonio	TX	78214	$990,000	09/30/21
P01554	Z &H Foods, Inc. (Individual Guarantor)	Popeye’s Chicken & Biscuits	7606 Guilbeau Road	San Antonio	TX	78250	$950,000	09/30/21
P01555	Z &H Foods, Inc. (Individual Guarantor)	Popeye’s Chicken & Biscuits	1744 Horal Street	San Antonio	TX	78227	$990,000	09/30/21
P01575	Z &H Foods, Inc. (Individual Guarantor)	Popeye’s Chicken & Biscuits	5625 Richmond Avenue	Houston	TX	77057	$1,120,000	09/30/21
P02418	Ignite Restaurant Group, Inc. (Formerly Joe’s Crab Shack Holdings, Inc.)	Joe’s Crab Shack	805 Citadel Drive	Colorado Springs	CO	80909	$1,590,000	06/30/18
P01722	Fitness International, LLC	LA Fitness	17500 Hall Road	Clinton Township	MI	48038	$8,720,000	06/30/29
P01720	Tacala, LLC, Tacala Investment Corp., & Tacala Georgia Corp.	Taco Bell	2491 Keith Street Northwest	Cleveland	TN	37311	$1,060,000	12/31/28
P00338	Tacala, LLC, Tacala Investment Corp., & Tacala Georgia Corp.	Taco Bell	2303 Dayton Boulevard	Red Bank	TN	37415	$1,350,000	10/14/26
P00339	Tacala, LLC, Tacala Investment Corp., & Tacala Georgia Corp.	Taco Bell	4115 Hixson Pike	Chattanooga	TN	37415	$1,080,000	10/20/26
P01559	Tacala, LLC, Tacala Investment Corp., & Tacala Georgia Corp.	Taco Bell	4115 Rossville Boulevard	Chattanooga	TN	37407	$1,320,000	01/31/25
P01718	Tacala, LLC, Tacala Investment Corp., & Tacala Georgia Corp.	Taco Bell	1093 Blowing Rock Road	Boone	NC	28607	$1,230,000	07/31/26

P02174	Burger King Corporation	Burger King	13600 West McNichols Road	Detroit	MI	48235	$1,250,000	12/31/32
P01780	River Valley Restaurants, LLC	Hardee’s	1440 7th Street	Parkersburg	WV	26101	$1,370,000	07/31/21
P01597	HOA Restaurant Group, LLC	Hooters	7912 West Broad Street	Richmond	VA	23294	$1,490,000	12/31/22
P01598	HOA Restaurant Group, LLC	Hooters	1211 Huguenot Road	Midlothian	VA	23113	$1,450,000	12/31/22
P01556	Zhe Ton Zou & Rengem Yang (Individual Guarantors)	Super Hibachi Grill Lucky Buffet	1770 Ashville Road Northeast	Leeds	AL	35094	$880,000	01/31/19
P02461	United Supermarkets, LLC	United Supermarkets	920 North Willis Street	Abilene	TX	79603	$4,200,000	07/13/19
P01052 [1]	Pine Creek Medical Center, LLC (Individual Guarantors)	Pine Creek Medical Center	9032 Harry Hines Boulevard	Dallas	TX	75235	$35,800,000	08/28/25
P02462 [1]	Pine Creek Medical Center, LLC (Individual Guarantors)	Pine Creek Medical Center	9080 Harry Hines Boulevard	Dallas	TX	75235	N/A	08/28/25
P00326	Shelton Restaurant Group, LLC, SRG Baton Rouge, LLC, & SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	11413 Reulet Avenue	Baton Rouge	LA	70816	$800,000	12/31/33
P00404	Shelton Restaurant Group, LLC, SRG Baton Rouge, LLC, & SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	5946 Airline Highway	Baton Rouge	LA	70805	$1,280,000	12/31/33
P00405	Shelton Restaurant Group, LLC, SRG Baton Rouge, LLC, & SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	290 Lobdell Highway	Port Allen	LA	70767	$1,090,000	12/31/33
P00412	Shelton Restaurant Group, LLC, SRG Baton Rouge, LLC, & SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	2200 South Range Avenue	Denham Springs	LA	70726	$830,000	12/31/33
P00456	Shelton Restaurant Group, LLC, SRG Baton Rouge, LLC, & SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	5275 Government Street	Baton Rouge	LA	70806	$880,000	12/31/33
P00458	Shelton Restaurant Group, LLC, SRG Baton Rouge, LLC, & SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	10706 Florida Boulevard	Baton Rouge	LA	70815	$760,000	12/31/33
P03308	Shelton Restaurant Group, LLC, SRG Baton Rouge, LLC, & SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	1300 West Pinhook Road	Lafayette	LA	70503	$1,080,000	12/31/33
P03309	Shelton Restaurant Group, LLC, SRG Baton Rouge, LLC, & SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	921 South Union Street	Opelousas	LA	70570	$1,080,000	12/31/33

P03266	Pier 1 Imports (U.S.), Inc.	Pier One Imports	7320 South Lindbergh Boulevard	St. Louis	MO	63125	$1,800,000	08/31/23
P03265	Winstead’s Company	Winstead’s	10711 Roe Avenue	Overland Park	KS	66211	$2,202,381	07/31/30
P03301	ABRA, Inc.	ABRA Auto Body and Glass	290 Sharon Industrial Way & 3730 Lawrenceville Suwanee Road	Suwanee	GA	30024	$2,110,753	10/31/26
P03302	R.A. Johnson, Inc. (Individual Guarantors)	Rick Johnson Auto and Tire	966 Central Avenue	Naples	FL	34102	$603,949	12/31/22
P03347	BBL Holdings, LLC (Individual Guarantors)	Slim Chicken	4201 North State Line Avenue	Texarkana	TX	75503	$1,050,135	06/18/28
P03310	AFC Enterprises, Inc.	Popeye’s Chicken & Biscuits	6085 Stage Road	Bartlett	TN	38134	$2,020,000	04/30/26
P03311	AFC Enterprises, Inc.	Popeye’s Chicken & Biscuits	3660 Austin Peay Highway	Memphis	TN	38128	$1,950,000	04/30/26
P03312	AFC Enterprises, Inc.	Popeye’s Chicken & Biscuits	619 Highway 7 South	Holly Springs	MS	38635	$450,000	04/30/26
P03313	AFC Enterprises, Inc.	Popeye’s Chicken & Biscuits	1105 West Poplar Avenue	Collierville	TN	38017	$1,360,000	04/30/26
P03314	AFC Enterprises, Inc.	Popeye’s Chicken & Biscuits	1188 Murfreesboro Pike	Nashville	TN	37217	$1,040,000	04/30/26
P03315	AFC Enterprises, Inc.	Popeye’s Chicken & Biscuits	992 Goodman Road	Horn Lake	MS	38637	$1,220,000	04/30/26
P03316	AFC Enterprises, Inc.	Popeye’s Chicken & Biscuits	914 Jefferson Street	Nashville	TN	37208	$1,520,000	04/30/26
P03303	R.A. Johnson, Inc. (Individual Guarantors)	Rick Johnson Auto and Tire	4020 Green Boulevard	Naples	FL	34116	$892,925	12/31/22
P03304	R.A. Johnson, Inc. (Individual Guarantors)	Rick Johnson Auto and Tire	4740 Radio Road	Naples	FL	34104	$980,917	12/31/22
P03305	R.A. Johnson, Inc. (Individual Guarantors)	Rick Johnson Auto and Tire	15530 South Tamiami Trail	Ft. Myers	FL	33908	$1,129,904	12/31/22
P03307	R.A. Johnson, Inc. (Individual Guarantors)	Rick Johnson Auto and Tire	20331 Grand Oaks Boulevard	Estero	FL	33928	$923,922	12/31/22
P03306	R.A. Johnson, Inc. (Individual Guarantors)	Rick Johnson Auto and Tire	20441 South Tamiami Trail	Estero	FL	33928	$1,039,912	12/31/22
P03348	Boozman-Hof Regional Eye Clinic, P.A.	BoozmanHof Regional Eye Clinic	3737 West Walnut Street	Rogers	AR	72756	$5,200,000	03/15/27

P03352	American LubeFast Holding, LLC, American LubeFast Management, LLC, & LubeFast Remote, LLC	American LubeFast	701 Memorial Drive	Waycross	GA	31501	$500,000	03/31/33
P03350	Emerging Brands, Inc.	Henry Hudson’s	27 East Sheridan Avenue	Oklahoma City	OK	73104	$2,790,000	12/31/28
P03351	Children’s Learning Adventure USA, LLC	Children’s Learning Adventure	9340 North Sam Houston Parkway	Humble	TX	77396	$10,475,000	01/08/37
P03681	Milo’s Holdings, LLC	Milo’s	208 State Farm Parkway	Homewood	AL	35209	$1,610,000	03/31/33
P03684	PC Chicago Holdings, LLC	Planet Fitness	8315 South Holland Road	Chicago	IL	60620	$4,700,000	03/31/28
P03682	CB Restaurants, Inc.	Bricktown Brewery	1 North Oklahoma Avenue	Oklahoma City	OK	73104	$2,360,000	12/31/27
P03683	CB Restaurants, Inc.	Bricktown Brewery	4845 North Kickapoo Street	Shawnee	OK	74804	$2,050,000	12/31/27
SPECIAL CIRCUMSTANCES:
P00378 [2]	SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	8194 Plank Road	Baton Rouge	LA	70811	$670,000	02/28/13
P00402 [2]	SRG Baton Rouge II, LLC	Popeye’s Chicken & Biscuits	14620 Plank Road	Baker	LA	70714	$780,000	02/28/13
P00977 [3]	Devry Education Group Inc.	Carrington College	3550 North Oracle Road	Tucson	AZ	85704	$7,430,000	11/30/18
P01600 [4]	KEE Action Sports I, LLC	Kee Action Sports	570 Mantua Boulevard	Sewell	NJ	08080	$5,200,000	05/31/17
HOLDOVER TENANTS
P01709	Hospitality West, LLC (Individual Guarantors)	Pizza Hut	37 Center Street	Hornell	NY	14843	$610,000	09/30/13
P01710	Hospitality West, LLC (Individual Guarantors)	Pizza Hut	10370 Bennett Road	Fredonia	NY	14063	$720,000	09/30/13
RECENT RELETS - DUE DILIGENCE NOT YET COMPLETE
P00902	Krispy Kreme Doughnut Corporation	Krispy Kreme	3814 University Boulevard West	Jacksonville	FL	32217	$1,060,000	N/A
P01706	Chick-fil-A Inc.	Chick-fil-A	354 West Army Trail Road	Bloomingdale	IL	60108	$2,170,000	N/A

VACANT PROPERTIES

P00394	N/A	Former Friendly Ice Cream Corp	600 Mountain View Drive	Colchester	VT	05446	$1,950,000	N/A
P00419	N/A	Former North 30 Food Sales, LLC	11487 Highway 49 North	Gulfport	MS	39503	$1,030,000	N/A
P00681	N/A	Former Mexican Restaurants, Inc.	1520 Southmore Avenue	Pasadena	TX	77502	$1,100,000	N/A
P00682	N/A	Former Mexican Restaurants, Inc.	2726 Spencer Highway	Pasadena	TX	77504	$750,000	N/A
P00683	N/A	Former Mexican Restaurants, Inc.	2730 East Highway 190	Copperas Cove	TX	76522	$780,000	N/A
P00976	N/A	Former Devry, Inc.	630 West Southern Avenue	Mesa	AZ	85210	$735,000	N/A
P01114	N/A	Former US Beef Corp	411 West Grand Avenue	Chickasha	OK	73018	$650,000	N/A
P01220	N/A	Former Armstrong Garden Centers, Inc.	6100 Lawrenceville Highway	Tucker	GA	30084	$1,830,000	N/A
P01241	N/A	Former Berry-Hinckley Industries	425 Maestro Drive	Reno	NV	89511	$2,760,000	N/A
P01599	N/A	Former Cornett Hospitality, LLC	1776 North Parham Road	Richmond	VA	23294	$1,900,000	N/A
P01675	N/A	Former Papa Gus, Inc.	10950 West Good Hope Road	Milwaukee	WI	53224	$1,100,000	N/A
P01683	N/A	Former The Twins Group, Inc.	654 East Dixie Drive	West Carrollton	OH	45449	$290,000	N/A
P01700	N/A	Former Apple Illinois, LLC	418 East Rollins Road	Round Lake Beach	IL	60073	$1,165,000	N/A
P01704	N/A	Former Apple Illinois, LLC	400 Town Center	Matteson	IL	60443	$1,100,000	N/A
P01727	N/A	Former Cornett Hospitality, LLC	4627 Williamson Road Northwest	Roanoke	VA	24012	$750,000	N/A
P01778	N/A	Former Apple Illinois, LLC	449 South Route 59	Aurora	IL	60504	$1,470,000	N/A

SOLD PROPERTIES

P00772	N/A	Pizza Hut (Sky Ventures)	1300 West Broadway	Minneapolis	MN	55411	N/A	N/A
P00774	N/A	Pizza Hut (Sky Ventures)	1685 White Bear Avenue	Maplewood	MN	55109	N/A	N/A
P00872	N/A	Camelback Ski Resort (CBH2O)	#1 Camelback Road	Tannersville	PA	18372	N/A	N/A

Footnotes:

[1]	Properties P01052 & P02462 were valued together
[2]	Properties P00378 & P00402 will become vacant possessed early in 2014
[3]	Roughly 1,400 SF of property P00977 is currently vacant
[4]	Kee Action Sports leases 50% of the building, the remaining space is currently vacant

EXHIBIT A-2

MORTGAGE LOAN SCHEDULE

Prop ID	Obligor	Concept	Address	City	ST	Zip Code	Duff & Phelps Concluded Values [1]	Maturity of Loan
P01318	ADF Property Company, LLC (Individual Guarantors)	Pizza Hut	10401 South US Highway 1	Port Saint Lucie	FL	34952	$700,000	11/01/17
P01319	ADF Property Company, LLC (Individual Guarantors)	Pizza Hut	6170 Congress Avenue	Lantana	FL	33462	$1,090,000	11/01/17
P01323	ADF Property Company, LLC (Individual Guarantors)	Pizza Hut	949 South Main Street	Belle Glade	FL	33430	$700,000	11/01/17
P01324	ADF Property Company, LLC (Individual Guarantors)	Pizza Hut	2800 Congress Avenue	Lake Worth	FL	33461	$1,040,000	11/01/17
P01327	ADF Property Company, LLC (Individual Guarantors)	Pizza Hut	2795 Highway 441 South	Okeechobee	FL	34974	$700,000	11/01/17
P01016	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	1603 South Main Street	Atmore	AL	36502	$540,000	03/01/21
P01017	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	5605 East Rite Road	Theodore	AL	36582	$770,000	03/01/21
P01018	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	8300 Northwest 103rd Street	Hialeah Gardens	FL	33016	$1,340,000	03/01/21
P01019	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	615 North Dixie Freeway	New Smyrna Beach	FL	32168	$980,000	03/01/21
P01020	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	7522 Southgate Boulevard	Margate	FL	33068	$930,000	03/01/21
P01021	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	5121 Powerline Road	Fort Lauderdale	FL	33309	$1,240,000	03/01/21
P01022	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	3012 West Hillsborough Avenue	Tampa	FL	33614	$970,000	03/01/21
P01023	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	10824 South US Highway 41	Gibsonton	FL	33534	$1,000,000	03/01/21
P01024	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	2636 South Smithville Road	Dayton	OH	45420	$880,000	03/01/21
P01025	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	3210 Library Road	Castle Shannon	PA	15234	$1,290,000	03/01/21

P01026	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	3317 Agency Street	Burlington	IA	52601	$710,000	03/01/21
P01027	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	311 East Oakland Avenue	Camilla	GA	31730	$950,000	03/01/21
P01028	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	2815 Montgomery Street	Savannah	GA	31405	$990,000	03/01/21
P01029	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	1501 Manchester Expressway	Columbus	GA	31904	$1,030,000	03/01/21
P01030	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	203 West 6th Street	Waynesboro	GA	30830	$840,000	03/01/21
P01031	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	402 Columbia Street	Blakely	GA	31723	$770,000	03/01/21
P01032	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	2196 US Highway 17	Richmond Hill	GA	31324	$890,000	03/01/21
P01033	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	3602 Peach Orchard Road	Augusta	GA	30906	$970,000	03/01/21
P01034	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	760 East King Avenue	Kingsland	GA	31548	$930,000	03/01/21
P01035	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	310 West Taylor Street	Griffin	GA	30223	$1,060,000	03/01/21
P01036	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	5621 Riverdale Drive	College Park	GA	30349	$750,000	03/01/21
P01037	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	1496 US Highway 19	Leesburg	GA	31763	$1,170,000	03/01/21
P01038	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	950 East Boston Street	Covington	LA	70433	$1,130,000	03/01/21
P01039	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	2602 Washington Avenue	Alton	IL	62002	$920,000	03/01/21
P01040	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	3510 Gravois Avenue	St. Louis	MO	63118	$1,170,000	03/01/21
P01041	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	5060 Hardy Street	Hattiesburg	MS	39402	$1,320,000	03/01/21
P01042	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	300 US Highway 80 West	Clinton	MS	39056	$1,010,000	03/01/21
P01043	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	1259 Ellis Avenue	Jackson	MS	39209	$1,020,000	03/01/21
P01044	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	179 Sgt Prentiss Drive	Natchez	MS	39120	$1,070,000	03/01/21

P01045	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	198 Northside Drive	Newton	MS	39345	$820,000	03/01/21
P01046	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	614 Central Avenue West	Wiggins	MS	39577	$1,010,000	03/01/21
P01047	Dapper Properties III, LLC	Advance Auto Parts / Discount Auto Parts	550 East Baruch Street	Denmark	SC	29042	$550,000	03/01/21
P00981	Tabu Property I, LLC	Taco Bueno	1321 Desiree Lane	Hurst	TX	74145	$600,000	07/01/21
P00982	Tabu Property I, LLC	Taco Bueno	2307 South Cooper Street	Arlington	TX	76015	$600,000	07/01/21
P00983	Tabu Property I, LLC	Taco Bueno	5600 Camp Bowie Boulevard	Fort Worth	TX	76107	$730,000	07/01/21
P00984	Tabu Property I, LLC	Taco Bueno	1528 Brown Trail	Bedford	TX	76021	$1,340,000	07/01/21
P00985	Tabu Property I, LLC	Taco Bueno	7436 East Admiral Place	Tulsa	OK	74115	$1,330,000	07/01/21
P00986	Tabu Property I, LLC	Taco Bueno	8601 Highway 80 West	Fort Worth	TX	76116	$1,140,000	07/01/21
P00987	Tabu Property I, LLC	Taco Bueno	205 Spur 350	Euless	TX	76040	$670,000	07/01/21
P00988	Tabu Property I, LLC	Taco Bueno	4117 Buffalo Gap Road	Abilene	TX	79605	$1,290,000	07/01/21
P00989	Tabu Property I, LLC	Taco Bueno	5748 Southwest Green Oaks Boulevard	Arlington	TX	76017	$1,410,000	07/01/21
P00990	Tabu Property I, LLC	Taco Bueno	1550 West University Drive	Denton	TX	76201	$1,470,000	07/01/21
P00991	Tabu Property I, LLC	Taco Bueno	6350 Lake Worth Boulevard	Lake Worth	TX	76135	$1,370,000	07/01/21
P00992	Tabu Property I, LLC	Taco Bueno	8611 South Lewis Avenue	Tulsa	OK	74137	$960,000	07/01/21
P00993	Tabu Property I, LLC	Taco Bueno	5724 Broadway Boulevard	Garland	TX	75043	$1,090,000	07/01/21
P00994	Tabu Property I, LLC	Taco Bueno	1113 West Northwest Highway	Grapevine	TX	76051	$1,090,000	07/01/21
P00995	Tabu Property I, LLC	Taco Bueno	301 West Shawnee Street	Muskogee	OK	74401	$1,050,000	07/01/21
P00996	Tabu Property I, LLC	Taco Bueno	2001 Northwest 23rd Street	Oklahoma City	OK	73106	$730,000	07/01/21

P00997	Tabu Property I, LLC	Taco Bueno	7057 Ridgmar Meadow Road	Fort Worth	TX	76116	$650,000	07/01/21
P00998	Tabu Property I, LLC	Taco Bueno	1210 West Will Rogers Boulevard	Claremore	OK	74017	$1,390,000	07/01/21
P00999	Tabu Property I, LLC	Taco Bueno	1301 South Meridian Avenue	Oklahoma City	OK	73108	$600,000	07/01/21
P01000	Tabu Property I, LLC	Taco Bueno	6112 South Garnett Road	Broken Arrow	OK	74012	$1,170,000	07/01/21
P01001	Tabu Property I, LLC	Taco Bueno	2630 South Buckner Boulevard	Dallas	TX	75227	$660,000	07/01/21
P01002	Tabu Property I, LLC	Taco Bueno	722 South Main Street	Sapulpa	OK	74066	$1,120,000	07/01/21
P01003	Tabu Property I, LLC	Taco Bueno	5010 US Highway 277 South	Abilene	TX	79605	$970,000	07/01/21
P01004	Tabu Property I, LLC	Taco Bueno	3023 Southwest 29th Street	Oklahoma City	OK	73119	$750,000	07/01/21
P01005	Tabu Property I, LLC	Taco Bueno	6834 Wesley Street	Greenville	TX	75402	$890,000	07/01/21
P01006	Tabu Property I, LLC	Taco Bueno	2951 North Belt Line Road	Irving	TX	75062	$1,030,000	07/01/21
P01007	Tabu Property I, LLC	Taco Bueno	5380 North Beach Street	Haltom City	TX	76137	$1,370,000	07/01/21
P01008	Tabu Property I, LLC	Taco Bueno	5341 William D. Tate Avenue	Grapevine	TX	76051	$1,040,000	07/01/21
P01009	Tabu Property I, LLC	Taco Bueno	2404 Westport Parkway	Fort Worth	TX	76177	$640,000	07/01/21
P01010	Tabu Property I, LLC	Taco Bueno	3204 Southeast Loop 820	Forest Hill	TX	76140	$1,450,000	07/01/21
P01011	Tabu Property I, LLC	Taco Bueno	3700 Eldorado Parkway	McKinney	TX	75070	$600,000	07/01/21
P01012 [2]	Tabu Property I, LLC	Taco Bueno	5032 South Sheridan Road	Tulsa	OK	74145	$347,000	07/01/16
P01013 [2]	Tabu Property I, LLC	Taco Bueno	1725 West Owen K. Garriott Road	Enid	OK	73703	$164,000	07/01/16
P01015 [2]	Tabu Property I, LLC	Taco Bueno	2305 East Southlake Boulevard	Southlake	TX	76092	$160,000	07/01/16
P01794 [2]	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	3334 Wilmington Road	New Castle	PA	16105	$956,000	03/01/27

P01793 [2]	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	3870 Elm Road, Northeast	Warren	OH	44483	$546,000	03/01/27
P01792 [2]	Unique Ventures Group, LLC (Individual Guarantors)	Perkins Family Restaurant	Route 358 Hadley Road	Greenville	PA	16125	$390,000	03/01/27
P02220 [2]	Unique Ventures Group, LLC (Individual Guarantors)	Burger King	18000 Bagley Avenue	Middleburg Heights	OH	44130	$204,000	05/01/26
P02221 [2]	Unique Ventures Group, LLC (Individual Guarantors)	Burger King	12380 Pearl Road	Strongsville	OH	44136	$189,000	07/01/28
P00891	Spirit FJ SMF SPE, LLC	Flying J Travel Plaza	950 State Road 206 West	Saint Augustine	FL	32086	$12,100,000	05/01/34
P00893	Spirit FJ SMF SPE, LLC	Flying J Travel Plaza	5300 South SR 3	Spiceland	IN	47385	$13,600,000	05/01/34
P00894	Spirit FJ SMF SPE, LLC	Flying J Travel Plaza	15236 State Route 180	Catlettsburg	KY	41129	$12,500,000	05/01/34
P01579	Spirit BK SMF SPE, LLC	Burger King	5025 Ramsey Street	Fayetteville	NC	28311	$1,290,000	05/01/34
P01578	Spirit BK SMF SPE, LLC	Burger King	1305 South 5th Street	Mebane	NC	27302	$1,210,000	05/01/34
P01577	Spirit BK SMF SPE, LLC	Burger King	101 Commerce Parkway	Garner	NC	27529	$1,150,000	05/01/34

Footnotes:

[1]	Unless otherwise stated, Duff & Phelps concluded values pertain to the property securing the loans
[2]	Duff & Phelps concluded values are equal to the rounded principal loan balance as of the date of value

EXHIBIT B

FORM OF REQUEST FOR RELEASE — PROPERTY MANAGER

[Date]

[Collateral Agent]

[ADDRESS]

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, New York 10013

Attention: Agency and Trust, Spirit Master Funding Series 201[    ]-[    ]

Spirit Master Funding, LLC

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona 85254

Spirit Master Funding II, LLC

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona 85254

Spirit Master Funding III, LLC

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona 85254

Re:	Spirit Master Funding, Net-Lease Mortgage Notes, Spirit Master Funding Series 201[ ]-[ ]

In connection with the administration of the Lease Files held by or on behalf of you as trustee under that certain Second Amended and Restated Property Management and Servicing Agreement, dated as of May 20, 2014 (the “Property Management Agreement”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and any other joining party issuer, each as an issuer (each, an “Issuer”), the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and Midland Loan Services, a division of PNC Bank, National Association, as back-up manager (the “Back-Up Manager”), the undersigned as Property Manager hereby requests a release of the Lease File (or the portion thereof specified below) held by the Custodian on behalf of the Indenture Trustee with respect to the following described Lease for the reason indicated below.

Tenant’s Name:

Address:

B-1

Lease No.:

If only particular documents in the Lease File are requested, please specify which:

Reason for requesting Lease File (or portion thereof):

1.	Lease paid in full and terminated.

The undersigned hereby certifies that all amounts received in connection with the Lease that are required to be deposited in the Collection Account pursuant to the Property Management Agreement, have been or will be so deposited.

2.	Other. (Describe)

The undersigned acknowledges that the above Lease File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Property Management Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Lease has become a Liquidated Lease, in which case the Lease File (or such portion thereof) will be retained by us permanently.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Property Management Agreement.

SPIRIT REALTY, L.P.
as Property Manager

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF REQUEST FOR RELEASE — SPECIAL SERVICER

[Date]

LaSalle Bank, National Association

[ADDRESS]

Spirit Master Funding I, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC

[ADDITIONAL ISSUERS]

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona 85254

Re:	Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Spirit Master Funding Series 201[_]-[_]

In connection with the administration of the Lease Files held by or on behalf of you as trustee under that certain Second Amended and Restated Property Management and Servicing Agreement, dated as of May 20, 2014 (the “Property Management Agreement”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and any other joining party issuer, each as an issuer (each, an “Issuer”), the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and Midland Loan Services, a division of PNC Bank, National Association, as back-up manager (the “Back-Up Manager”), the undersigned as Special Servicer hereby requests a release of the Lease File (or the portion thereof specified below) held by the Custodian on behalf of the Indenture Trustee with respect to the following described Lease for the reason indicated below.

Tenant’s Name:

Address:

Loan No.:

If only particular documents in the Lease File are requested, please specify which:

Reason for requesting Lease File (or portion thereof):

1.	The Tenant is being evicted.

2.	Other. (Describe)

The undersigned acknowledges that the above Lease File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Property Management Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless (i) the Tenant is being evicted, in which case the Lease File (or such portion thereof) will be returned when no longer required by us for such purpose, or (ii) we deliver to the Indenture Trustee an Officer’s Certificate stating that the Lease has become a Liquidated Lease and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Release Account or the Collection Account pursuant to Section 3.04(a) of the Property Management Agreement have been or will be so deposited.

C-1

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Property Management Agreement.

SPIRIT REALTY, L.P., as Special Servicer

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF LIMITED POWERS OF ATTORNEY

FROM ISSUER OR INDENTURE TRUSTEE

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to that certain Second Amended and Restated Property Management and Servicing Agreement, dated as of May 20, 2014 (the “Property Management Agreement”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and any other joining party issuer, each as an issuer (each, an “Issuer”), the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and Midland Loan Services, a division of PNC Bank, National Association, as back-up manager (the “Back-Up Manager”), the [Property Manager] [Special Servicer] (hereafter, the “Servicer”) administers and services certain “Mortgaged Properties” and “Leases” as such terms are defined in the Agreement, in accordance with the terms of the Agreement and such Leases; and,

WHEREAS, pursuant to the terms of the Agreement, Spirit Realty is granted certain powers, responsibilities and authority in connection with its servicing and administration subject to the terms of the Agreement; and

WHEREAS, [ISSUER][the Indenture Trustee] (hereafter, the “Grantor”) has been requested by Spirit Realty pursuant to the Agreement to grant this Limited Power of Attorney to Spirit Realty to enable it to execute and deliver, on behalf of the Grantor, certain documents and instruments related to the Mortgaged Properties and Leases, thereby empowering Spirit Realty to take such actions as it deems necessary to comply with its servicing, administrative and management duties under and in accordance with the Agreement.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

The Grantor does make, constitute and appoint [Spirit Realty, L.P., a Delaware limited partnership], its true and lawful agent and attorney in fact with respect to the Mortgaged Properties and Leases held by the Grantor, in its name, place and stead, to (A) prepare, execute and deliver: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the validity, enforceability, perfection and priority of the Grantor’s interest in any real property (collectively, the “Mortgaged Property”) and any Lease with respect to any Mortgaged Property; (ii) subject to the provisions of the Agreement, any and all modifications, waivers, consents, assumptions, amendments or subordinations with respect to a Lease or documents relating thereto; and (iii) any and all instruments necessary or appropriate for the eviction of any Tenant under a Lease serviced by Spirit Realty and consistent with the authority granted by the Agreement; and (B) to take any and all actions on behalf of the Grantor in connection with maintaining and defending the enforceability of any such Lease obligation, including but not limited to the execution of any and all instruments necessary or appropriate in defense of and for the collection and enforcement of said Lease obligation in accordance with the terms of the Agreement.

ARTICLE I

The enumeration of particular powers hereinabove is not intended in any way to limit the grant to the Property Manager as the Grantor’s attorney in fact of full power and authority with respect to the Leases and Mortgaged Properties to execute and deliver any such documents, instrument or other writing as fully, in all intents and purposes, as Grantor might or could do if personally present. The Grantor hereby ratifies and confirms whatsoever such attorney in fact shall and may do by virtue hereof, and the Grantor agrees and represents to those dealing with such attorney in fact that they may rely upon this power of attorney until termination of the power of attorney under the provisions of Article III below. As between the Grantor and the Property Manager, the Property Manager may not exercise any right, authority or power granted by this instrument in a manner that would violate the terms of the Agreement or the servicing standard imposed on the Property Manager by the Agreement, but any and all third parties dealing with Property Manager as the Grantor’s attorney in fact may rely completely, unconditionally and conclusively on the Property Manager’s authority and need not make inquiry about whether the Property Manager is acting pursuant to the Agreement or such standard. Any trustee, title company or other third party may rely upon a written statement by the Property Manager that any particular lease or property in question is subject to and included under this power of attorney and the Agreement.

ARTICLE II

An act or thing lawfully done hereunder by the Property Manager shall be binding on the Grantor and the Grantor’s successor and assigns.

ARTICLE III

This power of attorney shall continue in full force and effect from the date hereof until the earlier of (a) one year from the date hereof or (b) the earliest occurrence of any of the following events, unless sooner revoked in writing by the Grantor:

(i)	the suspension or termination of this limited power of attorney by the Grantor;

(ii)	the transfer of the Property Manager’s servicing rights and obligations as the [Property Manager][Special Servicer] under the Agreement from the Property Manager to another servicer;

(iii)	the appointment of a receiver or conservator with respect to the business of the Property Manager;

(iv)	the filing of a voluntary or involuntary petition in bankruptcy by or against the Property Manager; or

(v)	the occurrence of a Servicer Replacement Event.

Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of the Grantor or Spirit Realty thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of the         day of                     ,             .

[ ], as an Issuer under that certain Property Management and Servicing Agreement dated as of May 20, 2014

By:
Name:
Title:

EXHIBIT E

CALCULATION OF FIXED CHARGE COVERAGE RATIOS

1.	Adjusted EBITDAR: As to any unit, an amount equal to the sum of such unit’s (i) pre-tax income, (ii) interest expense, (iii) all non-cash amounts in respect of depreciation and amortization, (iv) all non-recurring expenses, (v) specifically documented discretionary management fees, and (vi) all operating lease or rent expense (including with respect to any Equipment Loans) less (vii) all non-recurring income and normalized overhead based on the applicable parent company’s general and administrative expenses as a percent of sales (if not available, industry standards applied);

2.	Fixed Charges: As to any unit, an amount equal to the sum of (i) total operating lease or rent expenses, (ii) interest expense, and (iii) scheduled principal payments on indebtedness, in each case for the period of time as to which such figure is presented; and

3.	FCCR: Adjusted EBITDAR/Fixed Charges.

Or in summarized Form

(EBITDA + Management Fees + Rent) / ( Rent + Principal + Interest)

In the event that the Property Manager does not receive sufficient financial information with respect to any Mortgaged Property from the applicable Obligor(s) to make the calculations set forth above on a “unit” level, but does receive sufficient financial information with respect to such Mortgaged Property from the applicable Obligor(s) to make comparable calculations with respect to such Mortgaged Property on a corporate level, when calculating the FCCR in connection with such Mortgaged Property, the Property Manager may make such changes to the provisions contained in this Exhibit E as may be reasonably necessary to make such comparable calculations.

EXHIBIT F

FORM OF DETERMINATION DATE REPORT

EXHIBIT G

FORM OF JOINDER AGREEMENT

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [            ], 201[        ], is entered into by and among [SPIRIT SPE] (the “New Issuer”), SPIRIT REALTY, L.P., in its capacity as Property Manager and Special Servicer, as applicable, and MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, in its capacity as Back-Up Manager, under that certain Second Amended and Restated Property Management and Servicing Agreement, dated as of May 20, 2014 (the “Property Management Agreement”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and any other joining party issuer, each as an issuer (each, an “Issuer”), the undersigned, as property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and Midland Loan Services, a division of PNC Bank, National Association, as back-up manager (the “Back-Up Manager”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Property Management Agreement.

The New Issuer is a [ENTITY] established under the laws of the State of [            ] on [            ], 201[        ], operates under an [Amended and Restated] [ENTITY AGREEMENT], dated as of [            ], 201[        ] (the “New Issuer Agreement”).

The New Issuer, the Property Manager, the Special Servicer and the Back-Up Manager hereby agree as follows:

1. The New Issuer hereby acknowledges, agrees and confirms that, by its execution of this Agreement, effective as of the date hereof, the New Issuer shall become a party to the Property Management Agreement, shall be deemed to be a signatory to the Property Management Agreement and shall have all of the rights and obligations of an Issuer as specified in the Property Management Agreement. The New Issuer hereby ratifies, as of the date hereof, and agrees to be bound by, all of the applicable terms, provisions and conditions contained in the Property Management Agreement.

2. The address of the New Issuer for purposes of Section 9.04(c) of the Property Management Agreement shall be as follows:

[ADDRESS]

Attention:

Facsimile No.

With a copy to

[ADDRESS]

Attention:

Facsimile No.

3. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

4. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Issuer, the Property Manager, the Special Servicer and the Back-Up Manager have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

[NEW ISSUER]

By:
Name:
Title:

SPIRIT REALTY, L.P., as Property Manager and Special Servicer

By:
Name:
Title:

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Back-Up Manager

By:
Name:
Title:

EXHIBIT H

INDENTURE